Exhibit 10.1

AMENDED AND RESTATED
SENIOR SECURED TERM LOAN
CREDIT AGREEMENT

Dated as of September 24, 2012

among

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.,
as Borrower,

THE LENDERS FROM TIME TO TIME PARTY THERETO,

and

CITIBANK, N.A.

as Collateral Agent and Administrative Agent

i

ii

iii

iv

SCHEDULES

IA	Term A Lenders and Term A Lenders' Commitments
IB	Term B Lenders and Term B Lenders' Commitments
1.01(a)	Subsidiary Guarantors
4.01(e)	Disclosed Litigation
5.01(a)	Jurisdictions of Formation and Qualification
5.01(b)	Subsidiaries
5.02	Approvals, Consents, Authorizations
5.03	Entity Names
5.05(d)	ERISA Plans
5.05(d)(ix)	Contributions to Health, Accident or Life Insurance Benefits
5.06	Licenses and Permits
5.09	Tax Identification Numbers
5.15	Labor Disputes
5.16	O.S.H.A. and Environmental Compliance
5.17(b)(i)	Material Owned Real Property
5.17(b)(ii)	Material Leased Real Property (Loan Parties as lessee)
5.17(b)(iii)	Material Leased Real Property (Loan Parties as lessor)
5.18	Patents, Trademarks, Copyrights and Licenses
5.24	Capital Stock
7.01	Existing Liens
7.02	Existing Indebtedness
7.07(g)	Transactions with Affiliates
7.14	Existing Investments
10.02	Administrative Agent’s Office; Addresses for Notices

EXHIBITS

Form of

A	Borrowing Notice
B	Perfection Certificate
C-1	Term Loan A Note
C-2	Term Loan B Note
D	Compliance Certificate
E-1	Assignment and Assumption (Non Loan Party)
E-2	Assignment and Assumption (Loan Party)
F	Mortgage

v

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT (“this Agreement”) is entered into as of September 24, 2012, among AVENTINE RENEWABLE ENERGY HOLDINGS, INC., a Delaware corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), CITIBANK, N.A., in its capacity as administrative agent for the Lenders (in such capacity, together with any successor in interest or assignee pursuant to Article IX, the “Administrative Agent”), and CITIBANK, N.A., in its capacity as collateral agent for the Secured Parties (in such capacity, together with any successor in interest or assignee pursuant to Article IX, the “Collateral Agent”).

PRELIMINARY STATEMENTS:

WHEREAS, the Borrower, the Lenders, the Administrative Agent and Collateral Agent are parties to that certain Senior Secured Term Loan Credit Agreement, dated as of December 22, 2010 (as amended, restated, supplemented, or otherwise modified from time to time prior to the date hereof, the “Original Credit Agreement”);

WHEREAS, as a result of certain events of default expected to occur under the Original Credit Agreement, the Borrower, the Lenders, the Administrative Agent and the Collateral Agent entered into the Forbearance Agreement (as defined herein);

WHEREAS, following execution and delivery of the Forbearance Agreement, the Borrower, the Lenders, the Subsidiary Guarantors and a majority of the holders of the Borrower's issued and outstanding common stock as of the date thereof entered into the Restructuring Agreement (as defined herein);

WHEREAS, in accordance with the Restructuring Agreement, the Borrower has requested that the Lenders, the Administrative Agent and the Collateral Agent amend and restate the Original Credit Agreement in order to, among other things, (a) provide for a new term loan A of $30,000,000 by certain of the Lenders, as set forth herein (such loan, as further defined herein, the “Term Loan A” and the Lenders providing the Term Loan A, as further defined herein, the "Term Loan A Lenders"), (b) amend, restate, convert and continue $100,000,000 in principal amount of the Existing Term Loan (as defined herein) extended under the Original Credit Agreement as a term loan B hereunder (as further defined herein, the “Term Loan B”), and (c) cancel and extinguish the remainder of the Existing Term Loan;

WHEREAS, in furtherance of the Restructuring Agreement, on the date hereof, the Borrower will issue new shares of its common stock to the Lenders (or their designees), with 50% of such shares being issued to the Term Loan A Lenders (or their designees) in consideration of the Term Loan A Lenders' agreement to make the Term Loan A and 50% of such shares being issued to all of the Lenders existing as of the Closing Date (or their designees) in consideration of the Lenders' agreement to cancel and extinguish that portion of the Existing Term Loan in excess of the Term Loan B;

WHEREAS, the Lenders have indicated their willingness to amend and restate the Original Credit Agreement but only on the terms and conditions of this Agreement, including the continuation of all security interests in the Collateral pursuant to the Collateral Documents and the continuation of the guarantees pursuant to the Subsidiary Guaranty (each as defined herein).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01          Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“ABL Cap” means $58,000,000.

“ABL First Priority Liens” has the meaning set forth in the Intercreditor Agreement.

“ABL Obligations” has the meaning specified in Section 7.02(a)(ii)(A).

“ABL Primary Collateral” has the meaning set forth in the Intercreditor Agreement.

“ABL Second Priority Liens” has the meaning set forth in the Intercreditor Agreement.

“Accounting Change” means changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission.

“Activities” has the meaning specified in Section 9.02(b).

“Additional Term Commitments” has the meaning set forth in Section 2.10(a).

“Additional Commitment Effective Date” has the meaning specified in Section 2.10(d).

“Adjusted Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Borrower and its Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

(a) the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any of its Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Borrower or any of its Subsidiaries;

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(b) the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary (other than any restriction permitted by clause (f), (g)  or (h) of Section 7.11) but excluding any amount of cash actually distributed by such Subsidiary to the Borrower or another Subsidiary during such period;

(c) any gains or losses (on an after-tax basis) attributable to sales of assets outside the ordinary course of business of the Borrower and its Subsidiaries;

(d) [Intentionally Omitted];

(e) all extraordinary gains or losses;

(f) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

(g) any non-cash compensation expense realized from grants of stock appreciation or similar rights, stock options or other rights to officers, directors or employees of the Borrower or any of its Subsidiaries;

(h) the cumulative effect of a change in accounting principles;

(i) any expense with respect to which, and to the extent that, the Borrower is indemnified by a third party (but only if and to the extent that the related indemnification payment from such third party is not included in the calculation of the net income of the Borrower);

(j) any non-cash asset impairment charges resulting from application of the FASB Accounting Standards Codification No. 350 and No. 360 and the amortization of intangibles pursuant to the FASB Accounting Standards Codification No. 805;

(k) any increase in amortization or depreciation of existing assets or any one-time non-cash charges resulting from purchase accounting in connection with acquisitions; and

(l) any non-cash gain or loss attributable to any Hedging Agreement until such time as it is settled, at which time the net gain or loss shall be included.

“Administrative Agent” has the meaning specified in the introductory paragraph of this Agreement.

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“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Notwithstanding the foregoing, solely for the purpose of (x) the definitions of "Required Term Loan A Lenders", "Required Term Loan B Lenders" and "Required Lenders" and (y) Sections 10.06(d) and 10.06(h), no Lender shall be deemed to Control the Borrower solely because such Lender (or an Affiliate of an Approved Fund of such Lender), in its capacity as a New Equity Holder: (i) has the right to, or otherwise participates in, the selection of the initial Board of Directors of the Borrower on the Closing Date; (ii) has the right to, or otherwise participates in, the selection of any observer to the Board of Directors of the Borrower from time to time; (iii) is the owner of common stock of the Borrower so long as such Lender, together with its Affiliates and Approved Funds, owns less than 40% of the common stock of the Borrower on a Fully-Diluted Basis; or (iv) may be deemed to be acting together with other New Equity Holders as a group (within the meaning of Section 13(d) of the Exchange Act).

“Affiliated Lender” has the meaning specified in Section 10.06(h).

“Agents” means, collectively, the Administrative Agent, the Collateral Agent and any co-agent or sub-agent appointed from time to time pursuant to Section 9.05.

“Agent’s Group” has the meaning specified in Section 9.02(b).

“Agent Parties” has the meaning specified in Section 10.02(c).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Aggregate Principal Amount” has the meaning specified for such term in the Intercreditor Agreement.

“Agreement” has the meaning specified in the introductory paragraph of this Agreement.

“Agreement Among Lenders” means that certain Agreement Among Lenders, by and among the Term Loan A Lenders and the Term Loan B Lenders, dated as of September 24, 2012, as the same may be further amended, restated, supplemented or otherwise modified from time to time.

“Anti-Terrorism Laws” means any Applicable Law relating to terrorism or money laundering, including Executive Order No. 13224, the USA PATRIOT Act, any Applicable Law comprising or implementing the Bank Secrecy Act, and any Applicable Law administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing Applicable Laws may from time to time be amended, renewed, extended, or replaced).

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“Applicable Discount” has the meaning set forth in the definition of “Dutch Auction”.

“Applicable Law” means, all laws, rules and regulations applicable to the Person, conduct, transaction, covenant, Contractual Obligation or contract in question, including all common law and equitable principles; all provisions of all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes, and determinations and orders of arbitrators or courts or other Governmental Authorities, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Term Loan A, Term Loan B, or New Term Loan represented by such Lender’s Commitment (if any) or outstanding principal amount of such Term Loan or New Term Loan (as applicable) at such time. The initial Applicable Percentage of each Lender in respect of the Term Loans is set forth on Schedule IA and Schedule IB hereto or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale” means:

(a)             the sale, lease, conveyance or other disposition (including by way of merger or consolidation) in one transaction or a series of related transactions of any assets of the Borrower or any of its Subsidiaries to any Person other than the Borrower and its Subsidiary Guarantors; or

(b)            the issuance of Capital Stock in any of the Borrower’s Subsidiaries (other than directors’ qualifying shares) or the sale or other disposition of Capital Stock in any of the Borrower’s Subsidiaries to any Person other than the Borrower and its Subsidiary Guarantors;

in each case, that is not governed by Section 7.03; provided that “Asset Sale” shall not include:

(i)              sales or other dispositions of accounts, inventory, products, services, receivables and other Consolidated Current Assets in the ordinary course of business;

(ii)            sales, transfers or other dispositions of assets constituting a Permitted Investment or Restricted Payment permitted to be made under Section 7.05 or Section 7.14, as applicable;

(iii)          [Intentionally omitted];

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(iv)          any sale, transfer, assignment or other disposition in the ordinary course of business of any property or equipment that has become damaged, worn out, obsolete or otherwise unsuitable for use in connection with the business of the Borrower or its Subsidiaries;

(v)            sales or grants of licenses to use the Borrower’s or any of its Subsidiaries’ patents, trade secrets, know-how and technology to the extent that such license does not prohibit the licensor from using the patent, trade secret, know-how or technology;

(vi)          foreclosures on assets;

(vii)        any sale or other disposition in the ordinary course of business of intellectual property or other assets (other than Specified Collateral) which are obsolete, surplus, worn out or no longer commercially viable to operate and maintain or desirable in the conduct of the business of the Borrower and its Subsidiaries;

(viii)      the lease or sublease of other property or assets (other than Specified Collateral) in the ordinary course of business not involving any purchase option which does not materially interfere with the business of the Borrower and its Subsidiaries, taken as a whole (subject, in the case of any Collateral, to the Lien securing the Obligations);

(ix)          to the extent allowable under Section 1031 of the Code (or comparable or successor provision), any exchange of property (other than Specified Collateral) for like property for use in any Permitted Business;

(x)            any Lien (or foreclosure thereon) securing Indebtedness to the extent such Lien is permitted by Section 7.01; or

(xi)          an Event of Loss.

“Assignee Group” means (a) two or more Eligible Assignees that are Affiliates of one another or (b) two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(a)), and accepted by the Administrative Agent, in substantially the form of Exhibit E-1 or E-2 (as applicable) or any other form approved by the Administrative Agent.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

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“Auction” has the meaning set forth in the definition of “Dutch Auction”.

“Auction Amount” has the meaning set forth in the definition of “Dutch Auction”.

“Auction Notice” has the meaning set forth in the definition of “Dutch Auction”.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2011, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

“Average Life” means, at any date of determination with respect to any debt security, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (ii) the amount of such principal payment by (b) the sum of all such principal payments.

“Bank Product Agreement” has the meaning assigned to such term in the Existing ABL Facility as in effect on the date hereof.

"Bankruptcy Code" means title 11 of the United States Code, as amended from time to time.

“Blocked Person” has the meaning specified in Section 5.20(b).

“Board of Directors” means,

(a)             with respect to a corporation, the board of directors of such corporation or any committee thereof duly authorized to act on behalf of such board;

(b)            with respect to a partnership, the board of directors or other governing body of the general partner of the partnership;

(c)             with respect to a limited liability company, the board of directors or other governing body, and in the absence of same, the manager or board of managers or the managing member or members or any controlling committee of managing members thereof; and

(d)            with respect to any other Person, the board or committee of such Person or other individual or entity serving a similar function.

Unless otherwise indicated, the “Board of Directors” refers to the Board of Directors of the Borrower.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Administrative Agent. Unless otherwise indicated, a Board Resolution refers to a Board Resolution of the Borrower.

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“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means (a) a borrowing consisting of simultaneous term loans constituting the Term Loan A made by each of the Term Loan A Lenders pursuant to Section 2.01(a) or (b) a borrowing consisting of simultaneous term loans constituting a New Term Loan made by Lenders or New Lenders having commitments in respect thereof pursuant to Section 2.10.

“Borrowing Notice” means a notice of a Borrowing pursuant to Section 2.02 or 2.10 which shall be substantially in the form of Exhibit A.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Applicable Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located.

“Capital Expenditures” means expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations, which, in accordance with GAAP, would be classified as capital expenditures.

“Capital Stock” means (a) in the case of a corporation, corporate stock (including all classes of common stock and preferred stock); (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) which, in conformity with GAAP, is required to be capitalized (or otherwise reflected as a liability) on the balance sheet of such Person; provided “Capitalized Leases” shall not include any former operating leases which are treated as capital leases as a result of any change in lease accounting resulting from or similar in effect to the Exposure Draft, Leases, issued by the International Accounting Standards Board (IASB) and the U.S. Financial Accounting Standards Board (FASB) on August 17, 2010.

“Capitalized Lease Obligations” means with respect to any Person, the obligations of such Person to pay rents or other amounts under any Capital Lease and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Cash Collateral Account” means a blocked, interest bearing deposit account of one or more of the Loan Parties at Citibank, N.A. in the name of the Collateral Agent and under the sole dominion and control of the Collateral Agent, and otherwise established in a manner reasonably satisfactory to the Collateral Agent.

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“Cash Equivalents” means any of the following:

(a) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, in each case, maturing within one year;

(b) time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $100,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money market fund sponsored by a registered broker dealer or mutual fund distributor;

(c) repurchase obligations with a term of not more than one year for underlying securities of the types described in clause (a) above entered into with a bank or trust company meeting the qualifications described in clause (b) above;

(d) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “A-1” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act);

(e) securities with maturities of six (6) months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or Moody’s;

(f) any mutual fund that has at least 95% of its assets continuously invested in investments of the types described in clauses (a) through (e) above; and

(g) overnight deposits and demand deposit accounts (in the respective local currencies) maintained in the ordinary course of business.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement.

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"Cash Rate" has the meaning specified in Section 2.05(a)(ii).

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§9601 et seq.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request or directive (whether or not having the force of law) by any Governmental Authority required to be complied with by any Lender.

“Change of Control” means such time as:

(a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Borrower and its Subsidiaries, taken as a whole, to any “person” (within the meaning of Section 13(d) of the Exchange Act) other than the Borrower or any of its Subsidiaries;

(b) the Borrower’s stockholders approve a plan for the liquidation or dissolution of the Borrower;

(c) any Person or Persons acting together that would constitute a group (for purposes of Section 13(d) of the Exchange Act) (a “group”), together with any Affiliates or related Persons thereof, is or becomes the “Beneficial Owner,” directly or indirectly, of more than 50% of the voting power of the Voting Stock of the Borrower, provided that none of the New Equity Holders shall be deemed to be acting together as a group for this purpose; provided, further, that in no event shall the sale of the Borrower’s common stock to an underwriter or group of underwriters in privity of contract with the Borrower (or any other Person in privity of contract with such underwriters) be deemed to be a Change of Control unless such common stock is held in an investment account, in which case the investment account would be treated without giving effect to the foregoing part of this proviso; or

(d) individuals who on the Closing Date constituted the Board of Directors (together with any new directors appointed pursuant to the terms of the Stockholders Agreement or whose election by the Board of Directors or whose nomination by the Board of Directors for election by the Borrower’s stockholders was approved by a vote of at least a majority of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

“Closing Date” means the first date that all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Closing Fee” has the meaning set forth in Section 2.05(d).

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“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder and rulings issued thereunder.

“Collateral” means all of the “Collateral” and “Mortgaged Property” referred to in the Collateral Documents and all of the other property that is under the terms of the Collateral Documents, subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties as security for the Obligations.

“Collateral Account” means an account of the Borrower established at Citibank, N.A. and pledged as Collateral to the Collateral Agent for the benefit of the Secured Parties subject to the Intercreditor Agreement and into which, among other things, the Net Cash Proceeds (a) from an Event of Loss and (b) corresponding to the Term Loan Primary Collateral sold in a Primary Collateral Asset Sale are deposited in accordance with the provisions of Sections 6.17 and 7.04, respectively.

“Collateral Agent” has the meaning specified in the introductory paragraph to this Agreement.

“Collateral Documents” means, collectively, the Security Agreement, the Intercreditor Agreement, the Intellectual Property Security Agreements, the Mortgages, the Perfection Certificate, each of the mortgages, collateral assignments, security agreements, pledge agreements or other similar agreements delivered to the Agents pursuant to Section 4.01 or Section 6.13, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties as security for the Obligations.

“Commitment” means a Term Loan A Commitment or a commitment in respect of a New Term Loan.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Consolidated Current Assets” means all assets of the Borrower and its Subsidiaries that would, in accordance with GAAP, be classified as consolidated current assets.

“Consolidated Current Liabilities” means, as of any date of determination, all liabilities of the Borrower and its Subsidiaries at such date which should, in conformity with GAAP, be classified as current liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP, but excluding (a) the principal amount of the current portion of long-term Indebtedness and (b) (without duplication of clause (a) above) the then outstanding principal amount of the Loans.

“Consolidated Indebtedness” means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (without duplication) (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments and Obligations in respect of Disqualified Stock, (b) all direct obligations arising under standby letters of credit (other than letters of credit backed by cash collateral) and similar instruments, (c) all obligations in respect of the deferred purchase price of property or services (other than Trade Payables), (d) Attributable Debt in respect of Sale and Leaseback Transactions, (e) Capitalized Lease Obligations, (f) Indebtedness of other Persons secured by a Lien on the assets of any Borrower or Subsidiary not exceeding the lesser of (i) the amount of such Indebtedness and (ii) the Fair Market Value of such assets, (g) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (f) above of Persons other than the Borrower or any of its Subsidiaries, and (h) the Hedge Termination Value that is due and payable by the Borrower and its Subsidiaries under any Hedging Agreement that has been closed out.

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“Contractual Obligation” means, as to any Person, any Organization Document of such Person and any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Group” shall mean, at any time, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which are treated as a single employer under Section 414 of the Code.

“Credit Facilities” means, with respect to the Borrower and its Subsidiaries, one or more debt facilities, commercial paper facilities, or indentures providing for revolving credit loans, term loans, notes, or other financing or letters of credit, or other credit facilities (including, without limitation, the Existing ABL Facility), in each case, as amended, modified, renewed, refunded, replaced or refinanced from time to time.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) as to any Loan. an interest rate equal to the rate of interest otherwise in effect for such Loan plus 2% per annum or (b) in any other case or if no rate of interest is in effect for such Loan, a rate of interest equal to 14% per annum.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Term Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to any Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, (c) has notified the Borrower or the Administrative Agent that it does not intend to comply with the its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a bankruptcy or insolvency proceeding, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditor or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, of (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided, that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

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"Disclosed Litigation" has the meaning set forth in Section 4.01(e).

“Discount Range” has the meaning set forth in the definition of “Dutch Auction”

“Disqualified Stock” means any class or series of Capital Stock of any Person which, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (except as a result of a Change of Control or Asset Sale so long as any rights of the holders thereof upon the occurrence of a Change of Control or Asset Sale event shall be subject to the prior repayment in full of the Term Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Stock, in each case, prior to the date that is ninety-one (91) days after the Maturity Date.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary of the Borrower that is organized under the laws of any political subdivision of the United States or the District of Columbia.

“Dutch Auction” means an auction (an “Auction”) conducted by the Borrower or one of its Subsidiaries in order to purchase Loans, in accordance with the following procedures:

(a)             Notice Procedures. In connection with an Auction, the Borrower will provide notification to the Administrative Agent (for distribution to the applicable Lenders) of the Loans that will be the subject of the Auction (an “Auction Notice”); provided that any Auction Notice must apply to (i) with respect to the Term Loan A, all Term Loan A Lenders and with respect to the Term Loan B, all Term Loan B Lenders, (ii) only the Term Loan A Lenders and any New Term Loan Lenders so long as any portion of the Term Loan A or any New Term Loan remains outstanding, and (iii) with respect to any New Term Loans, all Lenders of New Term Loans with a like Maturity Date, in each case on the same terms to such Lenders. Each Auction Notice shall be in a form reasonably acceptable to the Administrative Agent and shall contain (A) the total cash value of the bid, in a minimum amount of $5,000,000 with minimum increments of $1,000,000 (the “Auction Amount”), and (B) the discount to par, which shall be a range, (the “Discount Range”) of percentages of the par principal amount of the applicable Loans at issue that represents the range of purchase prices that could be paid in the Auction; provided that the minimum discount to par in the Discount Range shall not be less than 5%.

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(b)            Reply Procedures. In connection with any Auction, each applicable Lender may, in its sole discretion, participate in such Auction and may provide the Administrative Agent with a notice of participation (the “Return Bid”) which shall be in a form reasonably acceptable to the Administrative Agent and shall specify (i) a discount to par that must be expressed as a price (the “Reply Discount”), which must be within the Discount Range and (ii) the principal amount of the applicable Loans purchased (the “Reply Amount”). Lenders may only submit one Return Bid per Auction. In addition to the Return Bid, the participating Lender must execute and deliver, to be held in escrow by the Administrative Agent, a form of assignment and acceptance (the “Form of Assignment and Acceptance”) in a form reasonably acceptable to the Administrative Agent.

(c)             Acceptance Procedures. Based on the Reply Discounts and Reply Amounts received by the Administrative Agent, the Administrative Agent, in consultation with the Borrower, will determine the applicable discount (the “Applicable Discount”) for the Auction, which will be the highest Reply Discount for which the Borrower or its Subsidiary, as applicable, can complete the Auction at the Auction Amount; provided that, in the event that the Reply Amounts are insufficient to allow the Borrower or its Subsidiary, as applicable, to complete a purchase of the entire Auction Amount (any such Auction, a “Failed Auction”), the Borrower or its Subsidiary shall either, at its election, (i) withdraw the Auction or (ii) complete the Auction at an Applicable Discount equal to the lowest Reply Discount. The Borrower or its Subsidiary, as applicable, shall purchase the applicable Loans (or the respective portions thereof) from each applicable Lender that submitted a Reply Discount that is equal to or greater than the Applicable Discount (“Qualifying Bids”) at the Applicable Discount; provided that if the aggregate proceeds required to purchase all applicable Loans subject to Qualifying Bids would exceed the Auction Amount for such Auction, the Borrower or its Subsidiary, as applicable, shall purchase such Loans at the Applicable Discount ratably based on the principal amounts of such Qualifying Bids (subject to rounding requirements specified by the Administrative Agent). Each participating Lender will receive notice of a Qualifying Bid as soon as reasonably practicable but in no case later than five (5) Business Days following the date the Return Bid was due.

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; (d) an Affiliated Lender subject to the terms of Section 10.06(h); (e) any other Person (other than a natural person) approved by (i) the Administrative Agent and (ii)  unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed; and (f) to the extent set forth in Section 10.06(b)(vi), the Borrower or any of its Subsidiaries.

“Environment” means ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), land surface or subsurface strata or sediment, natural resources such as flora or fauna or as otherwise defined in any Environmental Law.

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“Environmental Laws” means all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the Environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Materials and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the Environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permits” means any and all permits, licenses, registrations, certifications, notifications, exemptions and any other authorization required under any applicable Environmental Law.

“Equity Documents” means, collectively, the Subscription Agreement, the Stockholders Agreement, the Registration Rights Agreement, the Warrant Agreements, the Warrants, the Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of the Borrower, and each of the other documents and agreements entered into by all or some of the Borrower, the New Equity Holders, the Original Equity Holders and/or other parties in connection with the Equity Transactions,  in each case, as in effect on the Closing Date and as amended, supplemented or otherwise modified from time to time.

“Equity Interest” means with respect to any Person, all Capital Stock and all Stock Equivalents of such Person.

“Equity Transactions” means the transactions to occur on or prior to the Closing Date pursuant to the Equity Documents, pursuant to which (a) the beneficial owners of all of the Borrower’s  Capital Stock  will consist of the Original Equity Holders and the New Equity Holders, (b) the Original Equity Holders will own 7.5% of the issued and outstanding common stock of the Borrower, on a Fully-Diluted Basis, immediately after giving effect to the New Equity Issuance (without giving effect to the Warrants), which common stock shall be subject to dilution from time to time as a result of the Permitted Adjustments, (c) the New Equity Holders will own newly issued common stock of the Borrower equal to 92.5% of the issued and outstanding common stock of the Borrower, on a Fully-Diluted Basis, which common stock shall be subject to dilution from time to time as a result of the Permitted Adjustments, (d) 50% of such newly issued common stock will be issued to the Term Loan A Lenders (or their designees) in consideration of the Term Loan A Lenders' agreement to make the Term Loan A and (e) 50% of such newly issued common stock will be issued to all of the Lenders existing as of the Closing Date (or their designees) in exchange for the cancellation of the outstanding balance of the Existing Term Loan other than the portion thereof continued and reconstituted as the Term Loan B.

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“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“Eurocurrency Liabilities” has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Event of Default” has the meaning specified in Section 8.01.

“Event of Loss” means, with respect to any property or asset (tangible or intangible, real or personal) that constitutes Term Loan Primary Collateral (including any of the Facilities), any of the following:

(a)             any loss or destruction of, or damage to, such property or asset;

(b)            any institution of any proceedings for the condemnation or seizure of, or for the exercise of any right of eminent domain with respect to, such property or asset;

(c)             any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or

(d)            any settlement in lieu of clauses (b) or (c) above.

“Excepted Leased Real Property” means (a) the Sublease Agreement, dated as of September 23, 2010, between the Borrower and Skywire Software, LLC, and (b) each of the lease agreements described in Schedule 5.17(b)(iii).

“Excess Cash Flow” means, for any period,

(a) the sum of:

(i) Adjusted Consolidated Net Income for such period, plus

(ii) the aggregate amount of all non cash charges deducted in arriving at such Adjusted Consolidated Net Income, plus

(iii) if there was a net increase in Consolidated Current Liabilities during such period, the amount of such net increase, plus

(iv) if there was a net decrease in Consolidated Current Assets (excluding cash and Cash Equivalents) during such period, the amount of such net decrease (expressed as a positive number), less

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(b) the sum of:

(i) the aggregate amount of all non cash credits included in arriving at such Adjusted Consolidated Net Income, plus

(ii) if there was a net decrease in Consolidated Current Liabilities during such period, the amount of such net decrease, plus

(iii) if there was a net increase in Consolidated Current Assets (excluding cash and Cash Equivalents) during such period, the amount of such net increase, plus

(iv) the aggregate amount of Capital Expenditures of the Borrower and its Subsidiaries paid in cash during such period solely to the extent permitted by this Agreement, plus

(v) the aggregate amount of all regularly scheduled principal payments of Consolidated Indebtedness made during such period, plus

(vi) the aggregate amount of scheduled payments of principal made during such period on Capital Lease Obligations, plus

(vii) the aggregate amount of mandatory principal payments of Consolidated Indebtedness (including in respect of the Existing ABL Facility) made during such period provided (A) such prepayments are otherwise permitted hereunder and (B) if such Consolidated Indebtedness is revolving in nature, either (1) the commitments under such Consolidated Indebtedness are permanently reduced by the amount of such prepayment or (2) in the case of the Existing ABL Facility, such prepayment is required to be made pursuant to Sections 2.5 and 2.7 of the Existing ABL Facility existing on the date hereof, plus

(viii) the aggregate principal amount of all optional prepayments under the Term Loans and the Existing ABL Facility (to the extent accompanied by a permanent reduction in the commitment thereunder).

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

“Excluded General Intangibles” has the meaning set forth in the Security Agreement.

“Excluded Trademark Applications” has the meaning set forth in the Security Agreement.

“Excluded Taxes” means, with respect to any Agent, Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes that are imposed on or measured by its overall net income (including branch profits taxes) by the United States and taxes that are imposed on or measured by its overall net income (and franchise taxes imposed in lieu of net income taxes) by the state or foreign jurisdiction under the laws of which such Agent or Lender (or other such recipient) is organized or any political subdivision thereof and (b) taxes that are imposed on or measured by its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender’s applicable Lending Office or any political subdivision thereof.

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“Existing ABL Facility” means that certain Second Amended and Restated Credit Agreement, dated as of the Closing Date, among the Borrower, Aventine Renewable Energy – Aurora West, LLC, Aventine Renewable Energy – Mt Vernon, LLC, Aventine Renewable Energy – Canton, LLC, Aventine Power, LLC and Nebraska Energy, L.L.C., as borrowers, and Wells Fargo Capital Finance, LLC, as lender and agent, as may be amended, restated, supplemented or otherwise modified from time to time.

“Existing ABL Facility Collateral” means all property or assets of the Borrower or any of its Subsidiaries subject to a first priority Lien in favor of the agent under the Existing ABL Facility.

“Existing ABL Forbearance Agreement” means that certain forbearance agreement by and among the Borrower, the Subsidiary Guarantors and the lender and agent under the Existing ABL Facility, dated as of July 27, 2012, as amended on September 5, 2012.

“Existing ABL Incremental Facility” means an incremental facility under the Existing ABL Facility, uncommitted as of the Closing Date, permitting the incurrence of up to an additional $20,000,000 of Indebtedness under the Existing ABL Facility subject to the terms of the Intercreditor Agreement.

“Existing Term Loan” means the term loans under the Original Credit Agreement, including all capitalized interest and fees added to the principal amount of such term loans pursuant to the Forbearance Agreement, plus all accrued interest, fees and other amounts added to the principal amount of such term loans on the Closing Date pursuant to Section 2.01.

"Existing Warrants" has the meaning set forth in Section 5.24.

“Exit Fee” has the meaning set forth in Section 2.05(e).

“Exit Fee Payment Date” means the earlier of (i) the Maturity Date of the Term Loan A and (ii) the date of the prepayment in full of the Term Loan A.

“Extended Term Loans” has the meaning set forth in Section 2.11.

“Extending Term Lender” has the meaning set forth in Section 2.11.

“Extension” has the meaning set forth in Section 2.11.

“Extension Request” has the meaning set forth in Section 2.11.

“Facilities” means the Borrower’s and each of its Subsidiaries’ ethanol production facilities and, in each case, all improvements thereto.

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“Failed Auction” has the meaning set forth in the definition of “Dutch Auction”.

“Fair Market Value” means the price that would be paid in an arm’s length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a resolution of the Board of Directors.

"FACTA" has the meaning set forth in Section 3.01(e).

"FACTA Documentation" has the meaning set forth in Section 3.01(e).

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Citibank, N.A. on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the agency fee letter, dated as of December 22, 2010, between the Borrower and Citibank, N.A.

“Financial Officer” means with respect to any Person, the chief financial officer, chief accounting officer, vice president of finance, treasurer, assistant treasurer or controller of such Person.

“Flood Hazard Property” has the meaning specified in Section 6.16(a)(vi).

“Forbearance Agreement” means that certain forbearance agreement by and among the Borrower, the Subsidiary Guarantors, the Lenders and the Agents, dated as of July 27, 2012, entered into under the Original Credit Agreement, as modified by the Restructuring Agreement.

“Foreign Lender” means, with respect to the Borrower, any Lender that is organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia.

“Foreign Subsidiary” means a Subsidiary that is organized under the laws of a jurisdiction other than the United States or any state thereof or the District of Columbia and any Subsidiary thereof.

“Form of Assignment and Acceptance” has the meaning set forth in the definition of “Dutch Auction”.

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“Fully-Diluted Basis” means the number of shares of common stock of the Borrower that would be outstanding, as of the date of computation, if all issued and outstanding Stock Equivalents had been converted, exercised or exchanged into common stock of the Borrower.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, that are applicable to the circumstances as of the date of determination.

“Governmental Authority” means the government of the United States or any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Hazardous Discharge” means any release or threat of release of a reportable quantity of any Hazardous Materials at the Material Owned Real Property or Material Leased Real Property under CERCLA or of a release of a Hazardous Materials that could have a Material Adverse Effect on any Lender.

“Hazardous Materials” means (a) any explosive or radioactive substances or wastes and (b) any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under, or that could reasonably be expected to give rise to liability under, any applicable Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, urea-formaldehyde insulation, gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any coal ash, coal combustion by-products or waste, boiler slag, scrubber residue or flue desulphurization residue.

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“Hedge Bank” means any Person that, at the time it enters into a Secured Hedge Agreement, is (i) a Lender or an Affiliate of a Lender, in its capacity as a party to such Secured Hedge Agreement, (ii) Wells Fargo Capital Finance, LLC or any of its Affiliates or (iii) any other entity which customarily enters into secured hedging agreements in the ordinary course of its business.

“Hedge Termination Value” means, in respect of any one or more Hedging Agreements, after taking into account the effect of any valid netting agreement relating to such Hedging Agreements, for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s).

“Hedge Termination Value” means, as of any date of determination, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, the sum of (i) the aggregate outstanding amount of ordinary course settlement payments then due and payable by the Loan Parties under such Hedging Agreement plus (ii) the termination amount then due and payable by the Loan Parties under such Hedging Agreement as determined in accordance with its terms and (b) for any date prior to the date referenced in clause (a), the sum of (i) the aggregate outstanding amount of ordinary course settlement payments then due and payable by the Loan Parties under such Hedging Agreement plus (ii) the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements or otherwise determined in accordance with the terms of such Hedging Agreement.

“Hedging Agreement” means any and all agreements with respect to carbon credits, renewable identification numbers and other similar rights issued by the United States Environmental Protection Agency or any other Governmental Authority, rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, cross product hedges, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, carbon credits, renewable identification numbers under the Renewable Fuel Standard program under the Energy Policy Act of 2005 and other similar rights, or any other similar transactions or any combination of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement.

“Increase Effective Date” has the meaning specified in Section 2.10(d).

“Incremental Amendment” has the meaning specified in Section 2.10(e).

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

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(a) all indebtedness of such Person for borrowed money;

(b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(c) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to trade letters of credit securing obligations (other than obligations described in clause (a) or (b) above or (e), (f) or (g) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement);

(d) all obligations of such Person to pay the deferred and unpaid purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

(e) all Capitalized Lease Obligations and Attributable Debt;

(f) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (i) the Fair Market Value of such asset at such date of determination and (ii) the amount of such Indebtedness;

(g) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person;

(h) to the extent not otherwise included in this definition, obligations under Hedging Agreements (including Interest Rate Agreements); and

(i) all Disqualified Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that:

(i) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP;

(ii) money borrowed and set aside at the time of the incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be “Indebtedness” so long as such money is held to secure the payment of such interest; and

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(iii) Indebtedness shall not include:

(A)           any liability for federal, state, local or other taxes;

(B)           performance, surety or appeal bonds provided in the ordinary course of business; or

(C)           agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Borrower or any of its Subsidiaries pursuant to such agreements, in any case, incurred in connection with the disposition of any business, assets or a Subsidiary (other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not exceed the gross proceeds actually received by the Borrower or any Subsidiary in connection with such disposition.

“Indemnified Parties” has the meaning specified in Section 10.04(b).

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indiana Port Lease Agreement” means the Lease Agreement, dated as of October 31, 2006, between the Indiana Port Lessor and the Indiana Port Lessee, as amended as of the Closing Date and as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time after the date hereof in accordance with its terms and the terms of the Loan Documents.

“Indiana Port Lease Collateral” means any inventory, equipment or fixtures of the Indiana Port Lessee that are (a) now or hereafter located on the Indiana Port Leased Premises or (b) at any time used in connection with the business of the Indiana Port Lessee carried out on the Indiana Port Leased Premises.

“Indiana Port Leased Premises” means the real property leasehold interest leased by the Indiana Port Lessee from the Indiana Port Lessor pursuant to the Indiana Port Lease Agreement on which the Mt. Vernon Facility is located.

“Indiana Port Lessee” means Aventine Renewable Energy — Mt Vernon, LLC, a Delaware limited liability company.

“Indiana Port Lessor” means the Indiana Port Commission, a body corporate and politic existing under the laws of the State of Indiana, and its successors and assigns.

“Information” has the meaning specified in Section 10.07.

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“Intellectual Property Security Agreement” has the meaning specified in the Security Agreement.

“Intercreditor Agreement” means that certain Second Amended and Restated Intercreditor Agreement dated as of the Closing Date among the Administrative Agent, the Collateral Agent and the agent under the Existing ABL Facility, as the same may be further amended, restated, supplemented or otherwise modified from time to time, which agreement amends and restates the Original Intercreditor Agreement.

“Interest Payment Date” means the last Business Day of each March, June, September and December and the Maturity Date (or, if sooner, the date on which the Obligations become due and payable pursuant to Section 8.02).

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding (a) payroll, commission, travel and similar advances to officers and employees in the ordinary course of business and (b) advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Borrower or its Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include the retention of the Capital Stock (or any other Investment) by the Borrower or any of its Subsidiaries of (or in) any Person that has ceased to be a Subsidiary, including without limitation, by reason of any transaction permitted by clause (c) or (d) of Section 7.12.

“IRS” means the United States Internal Revenue Service.

“Lender” has the meaning specified in the introductory paragraph hereto and includes any Lender that may become a party hereto pursuant to an Assumption and Acceptance, and any New Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Liquidity” means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) Unrestricted Cash and (b) the aggregate amount available to be drawn on under any Credit Facility, including the Existing ABL Facility, as such of date of determination (after giving effect to any borrowing base restrictions).

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“Lien” means any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

“Loan” means a Term Loan (including a New Term Loan).

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Subsidiary Guaranty, (d) the Collateral Documents, (e) each Secured Hedge Agreement, (f) each Secured Cash Management Agreement, (g) the Fee Letter and (h) each other document that is deemed in writing by the Borrower and the Administrative Agent to constitute a Loan Document.

“Loan Parties” means, collectively, the Borrower and each of its Subsidiaries.

"Loss Cap" has the meaning set forth in Section 2.03(b)(iv).

“Loan Transactions” means the making or reinstating of the Loans pursuant to the Loan Documents, the granting or confirming the grant of Liens pursuant to the Collateral Documents and the making or confirming the guarantees pursuant to the Subsidiary Guaranty.

“Management Incentive Plan” means the “Management Incentive Plan” of the Borrower, as the same may be adopted after the Closing Date by the Board of Directors of the Borrower, and as the same may thereafter be amended, modified, renewed, restated or replaced, in whole or in part, from time to time by the Board of Directors of the Borrower or in accordance with its terms.

“Material Adverse Effect” means a material adverse effect upon (a) the business, assets, operations, property, condition (financial or otherwise) or material agreements of the Borrower and its Subsidiaries, taken as a whole, (b) the ability of the Borrower or any of the Subsidiaries to perform their respective obligations under the Loan Documents or (c) the validity or enforceability of this or any of the other Loan Documents, or, as of the Closing Date and thereafter, so long as Lenders (or their Affiliates or Approved Funds) having an aggregate Applicable Percentage of the outstanding principal amount of the Term Loans in excess of 50.01% continue to beneficially own, directly or indirectly, a majority of the common stock of the Borrower, any of the Equity Documents to which the New Equity Holders are a party; the rights or remedies of the Agents or the Lenders hereunder or under the other Loan Documents, or, as of the Closing Date and thereafter, so long as Lenders (or their Affiliates or Approved Funds) having an aggregate Applicable Percentage of the outstanding principal amount of the Term Loans in excess of 50.01% continue to beneficially own, directly or indirectly, a majority of the common stock of the Borrower, the rights or remedies of the New Equity Holders under the Equity Documents.

“Material Contractual Obligation” means any agreement to which any Loan Party is a party that is of the type either referred to as a “material definitive agreement” in Form 8-K or required to be attached as an exhibit to a filing in accordance with Item 601 of Regulation S-K, as promulgated by the SEC.

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“Material Leased Real Property” means (a) the real properties leased by any Loan Party listed on Schedule 5.17(b)(ii), and (b) any other real property leased by any Loan Party having a Fair Market Value reasonably estimated by the Borrower to be in excess of $500,000; provided that the leased real property located at 5400 LBJ Freeway, Suite 450, Dallas, Texas 75234 shall not constitute "Material Leased Real Property".

“Material Owned Real Property” means (a) the real properties owned by any Loan Party listed on Schedule 5.17(b)(i), and (b) any other real property owned by any Loan Party having a Fair Market Value reasonably estimated by the Borrower to be in excess of $500,000.

“Maturity Date” means, (a) with respect to the Term Loan A, the date which is the fourth anniversary of the Closing Date, (b) with respect to the Term Loan B, the date which is the fifth anniversary of the Closing Date, and (c) with respect to any New Term Loan, the date specified in the applicable Incremental Amendment for such New Term Loan, in each case subject to extension thereof in accordance with Section 2.11; provided, however, that if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.

"Maximum Rate" has the meaning set forth in Section 10.09.

“Minimum Extension Condition” has the meaning set forth in Section 2.11(b).

“Mt. Vernon Facility” means that certain ethanol production facility of the Borrower located in Mt. Vernon, Indiana.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means the deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages and leasehold deeds of trust substantially in the form of Exhibit F (with such changes as may be reasonably satisfactory to the Collateral Agent and its counsel to account for local law matters) and otherwise in form and substance reasonably satisfactory to the Collateral Agent, delivered pursuant to the Original Credit Agreement (and each other Mortgage delivered pursuant to Section 6.13 from time to time), in each case as amended, restated, supplemented or otherwise modified from time to time.

"Mortgage Endorsements" has the meaning set forth in Section 6.16(a)(ii).

"Mortgage Effective Date" has the meaning set forth in Section 6.16.

“Multiple Employer Plan” shall mean a Plan which has two or more contributing sponsors (including the Borrower or any member of the Controlled Group) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

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"NDA Signatories" means such prospective Lenders or purchasers of Equity Interests of the Borrower that have executed a customary non-disclosure agreement for the benefit of the Borrower and its Subsidiaries.

“Net Cash Proceeds” means:

(a)             with respect to any Asset Sale, the aggregate cash proceeds received by the Borrower or any of its Subsidiaries in respect of any Asset Sale (including any cash received (x) upon the sale or other disposition of any non-cash consideration received in any Asset Sale and (y) in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest, component thereof)), net of

(i)              the direct costs relating to such Asset Sale, including legal, accounting and investment banking, broker or finder fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale;

(ii)            any taxes paid or payable (within one (1) year) as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements;

(iii)          amounts required to be applied to the repayment of Indebtedness, secured by a Lien on the asset or assets that were the subject of such Asset Sale;

(iv)          any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP or amount placed in an escrow account for purposes of such an adjustment; and

(v)            escrowed amounts and amounts taken by the Borrower or any of its Subsidiaries as a reserve against liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, Environmental Liabilities and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in accordance with GAAP, provided that such amounts constituting Term Loan Primary Collateral are deposited into the Collateral Account and such amounts constituting ABL Primary Collateral are deposited into blocked accounts established pursuant to the Existing ABL Facility;

provided that (A) excess amounts set aside for payment of taxes pursuant to clause (ii) above remaining after such taxes have been paid in full or the statute of limitations therefor has expired and (B) amounts escrowed or initially held in reserve pursuant to clauses (iv) and (v) no longer so held, will, in the case of each of subclauses (A) and (B), at that time become Net Cash Proceeds.

(b)            with respect to the incurrence or issuance or any Indebtedness by the Borrower or any of its Subsidiaries, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of attorney’s fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable (within one year) as a result thereof.

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(c)             with respect to any Event of Loss, the aggregate cash proceeds received by the Borrower or any of its Subsidiaries in respect of such Event of Loss, including insurance proceeds, condemnation awards or damages awarded by any judgment, net of

(i)              the direct costs in recovery of such Net Cash Proceeds (including reasonable legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result thereof);

(ii)            amounts required to be applied to the repayment of Indebtedness, other than ABL Obligations, secured by a Lien on the asset or assets that were the subject of such Event of Loss;

(iii)          any taxes paid or payable (within one year) as a result thereof; and

(iv)          amounts taken by the Borrower or any of its Subsidiaries, as the case may be, as a reserve against any liabilities associated with such Event of Loss and retained by the Borrower or any of its Subsidiaries, as the case may be, after such Event of Loss, including liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Event of Loss, all as determined in accordance with GAAP; provided that such amounts are deposited into the Collateral Account.

“New Equity Holders” means the lenders party to the Original Credit Agreement immediately prior to the Closing Date (or any such lender’s designee under the Subscription Agreement).

“New Equity Issuance” means the issuance of new shares of common stock of the Borrower on the Closing Date pursuant to the Amended and Restated Certificate of Incorporation of the Borrower, with 50% of such new shares being issued to the Term Loan A Lenders existing as of the Closing Date (or their designees) and 50% of such new shares being issued to all of the Lenders (or their designees), as further set forth in the definition of “Equity Transactions”.

“New Lenders” has the meaning specified in Section 2.10(d).

“New Term Loan” has the meaning specified in Section 2.10(a).

“New Term Loan Commitment” has the meaning specified in Section 2.10(e).

“New Term Loan Effective Date” has the meaning specified in Section 2.10(d).

“New Term Loan Facility” has the meaning specified in Section 2.10(a).

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“No Undisclosed Information Representation” by a Person means a representation that such Person is not in possession of any material non-public information that has not been disclosed to investors or has not otherwise been disseminated in a manner making it available to investors generally, in each case within the meaning of Regulation FD, prior to such time, with respect to the Borrower or its Subsidiaries, or the respective securities of any of the foregoing.

"Nonconsenting Lender" has the meaning set forth in Section 10.13.

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Term Loans, as the case may be, made by such Lender, substantially in the form of Exhibit C-1 or Exhibit C-2.

“Obligations” means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding under Debtor Relief Laws. Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, letter of credit commissions, participation fees, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

“Officer’s Certificate” means, with respect to any Person, a certificate signed by two Responsible Officers of such Person. Unless otherwise indicated, an Officer’s Certificate refers to an Officer’s Certificate of the Borrower.

“OID” has the meaning set forth in Section 2.10(b).

“Omnibus Amendment” means the Omnibus Amendment, dated as of the Closing Date, by and among the Borrower, the Subsidiary Guarantors, the Collateral Agent and the Administrative Agent, amending and ratifying (as so amended) the Security Agreement and the Subsidiary Guaranty.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Credit Agreement” has the meaning specified in the recitals.

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“Original Equity Holders” means the beneficial owners of the Borrower’s common stock immediately prior to the Closing Date.

“Original Intercreditor Agreement” means the Amended and Restated Intercreditor Agreement, dated as of July 20, 2011, between the Agents and the agent under the Existing ABL Facility, as the same may have been amended, supplemented or otherwise modified as of the Closing Date.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise, intangible, mortgage recording or property taxes, charges or similar levies (and interest, fines, penalties and additions related thereto) arising from any payment made by the Borrower hereunder or under any other Loan Document or from the execution, delivery, registration or enforcement of, performance under, or otherwise with respect to, this Agreement or any other Loan Document.

“Overnight Rate” means, for any day, the greater of (a) the Federal Funds Rate and (b) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

“Participant” has the meaning specified in Section 10.06(d).

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001, as amended.

“Perfection Certificate” means, with respect to any Loan Party, a certificate substantially in the form of Exhibit B hereto, completed and supplemented with the schedules and attachments contemplated thereby to the reasonable satisfaction of the Collateral Agent and duly executed by a Responsible Officer of such Loan Party.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any successor thereto.

“Pension Benefit Plan” shall mean at any time any employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained or to which contributions are required by any member of the Controlled Group for employees of any member of the Controlled Group; or (ii) has at any time within the preceding five years been maintained or to which contributions have been required by any entity which was at such time a member of the Controlled Group for employees of any entity which was at such time a member of the Controlled Group.

“Perfection Certificate” has the meaning specified in Section 4.01(a)(xi).

“Permitted Adjustment” means any of the following from time to time (a) the issuance of shares of common stock of the Borrower as a result of the exercise of the Warrants, and (b) the issuance  of shares of common stock of the Borrower or options to purchase common stock of the Borrower pursuant to the Management Incentive Plan.

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“Permitted Business” means the business of the Borrower and its Subsidiaries engaged in on the Closing Date and any other activities that are related, ancillary or complementary to such business.

“Permitted Change of Control” means a Change of Control (other than under clause (b) thereof) so long as, after giving effect thereto, the Borrower remains obligated for the Obligations hereunder, the Subsidiary Guarantors remain obligated for the Guaranteed Obligations as such term is defined under the Subsidiary Guaranty and all such obligations remain secured by the Collateral pursuant to the Collateral Documents, in each case to the same extent as was the case immediately prior to such Change of Control.

“Permitted Debt” has the meaning set forth in Section 7.02.

“Permitted Investment” means:

(a)             (i) any Investment by the Borrower or a Subsidiary Guarantor in any Subsidiary Guarantor or (ii) any Investment in the Borrower, a Subsidiary Guarantor or any other Person which will, upon the making of such Investment become a Subsidiary Guarantor or be merged or consolidated with or into, or transfer or convey all or substantially of its assets to the Borrower or any Subsidiary Guarantor;

(b)            cash or Cash Equivalents;

(c)             stock, obligations or securities received in satisfaction of judgments;

(d)            Hedging Agreements (including Interest Rate Agreements) to the extent permitted to be entered into pursuant to Sections 7.02 and Section 7.15;

(e)             loans and advances to employees and officers of the Borrower and its Subsidiaries made in the ordinary course of business for bona fide business purposes not to exceed $500,000 in the aggregate at any one time outstanding;

(f)             any Investments received in compromise or resolution of (i) obligations of any Person or customer that were incurred in the ordinary course of business of the Borrower or any of its Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Person; or (ii) litigation, arbitration or other disputes with Persons who are not Affiliates;

(g)            Investments made by the Borrower or its Subsidiaries consisting of consideration received in connection with an Asset Sale made in compliance with Section 7.04;

(h)            Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of the Borrower or at the time such Person merges or consolidates with the Borrower or any of its Subsidiaries, in either case, in compliance with this Agreement; provided that such Investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Borrower or such merger or consolidation;

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(i)              [Intentionally omitted];

(j)              any acquisition of assets or Capital Stock (including pursuant to any merger or consolidation of the Borrower in accordance with Section 7.03) solely in exchange for the issuance of Capital Stock (other than Disqualified Stock) of the Borrower;

(k)            Investments in existence on the Closing Date and listed on Schedule 7.14;

(l)              Investments represented by Guarantees that are otherwise permitted under this Agreement;

(m)          endorsements for collection or deposit in the ordinary course of business by any Person of bank drafts and similar negotiable instruments of any other Person received as payment for ordinary course of business trade receivables;

(n)            cash or Cash Equivalents or other investment property deposited in the ordinary course of business to secure (or to secure letters of credit securing) the performance of statutory obligations (including obligations under worker’s compensation, unemployment insurance or similar legislation), surety or appeal bonds, leases, agreements or other obligations under arrangements with utilities, insurance agreements, construction agreements, performance bonds or other obligations of a like nature incurred in the ordinary course of business, in each case if (but only if) such obligations are not for borrowed money (“ordinary course deposits”); provided that the aggregate amount of such Investments outstanding at any time pursuant to this clause (n), when added to the aggregate outstanding amount of Investments constituting ordinary course deposits in existence on the Closing Date and permitted under clause (k) above, does not exceed $5,000,000 in the aggregate at any time outstanding;

(o)            receivables (including pursuant to extensions of trade credit) and prepaid expenses, in each case arising in the ordinary course of business; provided, however, that such receivables or prepaid expenses would be recorded as current assets of such Person in accordance with GAAP;

(p)            [Intentionally omitted];

(q)            additional Investments (including Investments in joint ventures) not to exceed $1,000,000 at any one time outstanding; provided that, in the event of an Investment in any Person that is not a Subsidiary of the Borrower, such Person shall not use the proceeds of such Investment to purchase, redeem, retire or otherwise acquire for value any shares of the Capital Stock of the Borrower; and

(r)             Investments acquired as a capital contribution to, or in exchange for, or out of the proceeds of a substantially concurrent offering of, Capital Stock (other than Disqualified Stock) of the Borrower;

provided, however, that the Investments described above shall only be “Permitted Investments” to the extent that the Borrower or Subsidiary making such Investment is in compliance with Section 6.13 in respect of any assets, property or Capital Stock acquired in connection with such Investment (to the extent applicable); provided further that with respect to any Investment, the Borrower may, in its sole discretion, allocate all or any portion of such Investment to one or more of the above clauses (a) through (r) (and with respect to clause (k), so long as such Investment is listed on Schedule 7.14) so that all or a portion of such Investment would be a Permitted Investment.

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“Permitted Liens” means:

(a)             Liens created for the benefit of (or to secure) the Obligations of the Borrower and the Subsidiary Guarantors outstanding under this Agreement and the other Loan Documents from time to time (including, without limitation, in respect of the Term Loan A, the Term Loan B, any New Term Loan, under any Secured Cash Management Agreement or under any Secured Hedge Agreement); provided that the Aggregate Principal Amount for all Secured Hedging Agreements shall not at any time exceed the amount permitted to be outstanding pursuant to Section 7.02(a)(ii);

(b)            (i) with respect to ABL Primary Collateral, ABL First Priority Liens and (ii) with respect to any other Collateral, ABL Second Priority Liens, in each case for so long as such Liens are subject at all times to the Intercreditor Agreement; provided that the Aggregate Principal Amount of such Indebtedness secured by such Liens shall not exceed the ABL Cap (unless the ABL Cap is exceeded solely as a result of an increase in the Hedge Termination Value of a Hedging Agreement that is a Bank Product Agreement after the date such Hedging Agreement (or a particular transaction under such Hedging Agreement) becomes effective);

(c)             Liens in favor of the Borrower or the Subsidiary Guarantors (not securing ABL Obligations);

(d)            Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Borrower or any Subsidiary of the Borrower; provided that such Liens were in existence prior to, and not incurred in contemplation of, such merger or consolidation and do not extend to any property other than that property of the Person merged into or consolidated with the Borrower or such Subsidiary that were so subject to such Liens (plus improvements and accessions to such property);

(e)             Liens on property (including Capital Stock) existing at the time of acquisition of the property, including by way of merger, consolidation or otherwise, by the Borrower or any Subsidiary of the Borrower; provided that such Liens were in existence prior to, and not incurred in contemplation of, such acquisition and do not extend to any other property owned by the Company or any Restricted Subsidiary (plus improvements and accessions to such property);

(f)             Liens on cash or Cash Equivalents or other investment property deposited to secure (or to secure letters of credit securing) the performance of statutory obligations (including obligations under worker’s compensation, unemployment insurance or similar legislation), surety or appeal bonds, leases, agreements or other obligations under arrangements with utilities, insurance agreements, construction agreements, performance bonds or other obligations of a like nature incurred in the ordinary course of business, in each case if (but only if) such obligations are not for borrowed money;

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(g)            Liens existing on the Closing Date and set forth on Schedule 7.01 (other than pursuant to the Indiana Port Lease Agreement or clause (b) or (c) of this definition) and any replacement, extension or renewal of any such Lien upon or in the same property theretofore subject thereto in connection with any replacement, extension or renewal (but without any increase in the amount or change in any direct or contingent obligor) of any Obligations secured thereby);

(h)            the Lien in favor of the Indiana Port Lessor pursuant to the Indiana Port Lease Agreement on any Indiana Port Lease Collateral securing the obligations of the Indiana Port Lessee under the Indiana Port Lease Agreement;

(i)              Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(j)              Liens imposed by law (such as carriers’, warehousemen’s and mechanics’ Liens), Liens imposed by law in favor of sellers of farm products and Liens of landlords imposed by law securing obligations to pay lease amounts, in each case, that are not due and payable or in default or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, in each case, incurred in the ordinary course of business;

(k)            survey exceptions, encumbrances, restrictions, easements, ordinances, subdivisions approvals, leases, statements of claim or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that, in each case, were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(l)              Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Agreement; provided, however, that: (i) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the Indebtedness being exchanged, refunded, refinanced, replaced, defeased or discharged (plus improvements and accessions to such property or proceeds or distributions thereof); and (ii) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (A) the outstanding principal amount (or accreted value, if applicable) or, if greater, the committed amount of the Indebtedness being exchanged, refunded, refinanced, replaced, defeased or discharged and (B) an amount necessary to pay all accrued interest on such Indebtedness and any fees and expenses, including premiums and tender and defeasance costs, related to such exchange, refunding, refinancing, replacement, defeasance or discharge;

(m)          Liens arising pursuant to an order of attachment, condemnation, eminent domain, distraint or similar legal process arising in connection with legal proceedings and any Liens that are required to protect or enforce rights in any administrative, arbitration or other court proceedings in the ordinary course of business, in each case, not giving rise to an Event of Default;

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(n)            any Lien on property (real or personal), plant or equipment, all or any part of the purchase price or cost of design, development, construction, installation or improvement of which was financed by Indebtedness permitted to be incurred pursuant to Section 7.02(a)(vii) solely to the extent securing such Indebtedness;

(o)            leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Borrower and its Subsidiaries, taken as a whole, so long as the aggregate Fair Market Value of all Specified Collateral subject to such Liens pursuant to this clause (o) does not exceed $500,000 at any one time outstanding;

(p)            bankers’ Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business;

(q)            Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof, so long as the aggregate amount of obligations secured by Liens incurred pursuant to this clause (q) does not exceed $1.0 million at any one time outstanding;

(r)             Liens on goods imported by the Borrower or any of its Subsidiaries in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of such goods;

(s)             Liens consisting of conditional sale, title retention, consignment or similar arrangements for the sale of goods acquired by the Borrower or any of its Subsidiaries in the ordinary course of business in accordance with the past practices of the Borrower and its Subsidiaries prior to the Closing Date so long as the aggregate Fair Market Value of all Specified Collateral subject to such Liens pursuant to this clause (s) does not exceed $500,000 at any one time outstanding;

(t)              Liens securing insurance premium financing arrangements, provided that such Lien is limited to the applicable insurance contracts;

(u)            Liens arising from filing UCC financing statements regarding operating leases;

(v)            any interest or title of a lessor, licensor or sublicensor in property leased, licensed or sublicensed to the Borrower or any of its Subsidiaries pursuant to any lease, license or sublicense not constituting a Capital Lease Obligation or other Indebtedness;

(w)           Liens in favor of any title company arising from the posting of any bond, or any escrow funds or other expenditures or posting of monies or any indemnification required by such title company, in connection with work performed at, for or relating to the operation of any of the Loan Parties’ properties;

(x)            [Intentionally omitted]; and

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(y)            Liens incurred in the ordinary course of business of the Borrower or any of its Subsidiaries with respect to obligations not exceeding $2,500,000 at any one time outstanding that (i) are not incurred in connection with borrowing of money and (ii) do not materially detract from the value of the property or materially impair its use.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Borrower or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge, other Indebtedness of the Borrower or any of its Subsidiaries; provided that:

(a)             the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness exchanged, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on such Indebtedness and the amount of all fees and expenses, including premiums and tender and defeasance costs, incurred in connection therewith);

(b)            such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has an Average Life equal to or greater than the Average Life of, the Indebtedness being exchanged, refunded, refinanced, replaced, defeased or discharged (or, if shorter, has a final maturity date later than the final maturity date of, and has an Average Life equal to or greater than the Average Life of, the Loans);

(c)             if the Indebtedness being exchanged, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Obligations of the Borrower and each of its Subsidiaries under the Loan Documents, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Obligations of the Borrower and each of its Subsidiaries under the Loan Documents, as the case may be, on terms at least as favorable to the Secured Parties as those contained in the documentation governing the Indebtedness being exchanged, refunded, refinanced, replaced, defeased or discharged; and

(d)            such Indebtedness has the Borrower or any of its Subsidiaries as an obligor (whether as borrower, guarantor or otherwise) only if the Borrower or such Subsidiary is an obligor (in any capacity) on the Indebtedness being exchanged, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, limited liability partnership, institution, public benefit corporation, joint venture, entity or Governmental Authority (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

“PIK Interest Amount” has the meaning specified in Section 2.05(a)(ii).

"PIK Rate" has the meaning specified in Section 2.05(a)(ii).

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“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, by any ERISA Affiliate.

"Plant-Level Financial Statements" means, for each Facility and for any specified period, statements of income and operations (including appropriate operating metrics) of such Facility for such period and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding period of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail.

“Platform” has the meaning specified in Section 6.02.

“Preferred Stock” means, with respect to any Person, Capital Stock issued by such Person that are entitled to a preference or priority over any other Capital Stock issued by such Person upon any distribution of such Person’s property and assets, whether by dividend or upon liquidation.

“Primary Collateral Asset Sale” means an Asset Sale consisting of the disposition of assets constituting Term Loan Primary Collateral (including the disposition of Capital Stock of a Subsidiary which results in the disposition of assets constituting Term Loan Primary Collateral); provided that if an Asset Sale results in the disposition of assets constituting Term Loan Primary Collateral and ABL Primary Collateral, the term “Primary Collateral Asset Sale” shall be limited to the portion of the Collateral so disposed of that constitutes Term Loan Primary Collateral.

"Public Filer" means, with respect to the Borrower (x) that the Borrower has filed a registration statement with the SEC for its common stock and such registration statement has been declared to be, and remains, effective, or (y) that the Borrower is otherwise making its quarterly unaudited consolidated financial statements and annual audited financial statements publicly available (through its corporate web-site or otherwise).

“Public Lender” has the meaning specified in Section 6.02.

“Qualified Proceeds” means any of the following or any combination of the following:

(a) Net Cash Proceeds;

(b) the Fair Market Value of any assets (other than Investments) that are used or useful in a Permitted Business; and

(c) the Fair Market Value of any Capital Stock of any Person engaged in a Permitted Business if:

(i) such Person is or in connection with the receipt by the Borrower or any of its Subsidiaries of that Capital Stock becomes a Subsidiary Guarantor; or

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(ii) that Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or any of its Subsidiaries.

“Qualifying Bids” has the meaning set forth in the definition of “Dutch Auction”.

“RCRA” shall mean the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., as same may be amended from time to time.

“Register” has the meaning specified in Section 10.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Replacement Assets” means any property or assets (other than Indebtedness, Capital Stock, Excluded General Intangibles and Excluded Trademark Applications and other than any assets classified as current assets under GAAP) used or useful in one of the Borrower's existing Facilities.

“Reply Amount” has the meaning set forth in the definition of “Dutch Auction”.

“Reply Discount” has the meaning set forth in the definition of “Dutch Auction”.

“Reportable Event” shall mean a reportable event described in Section 4043(c) of ERISA or the regulations promulgated thereunder.

“Required Lenders” means the Required Term Loan A Lenders and the Required Term Loan B Lenders.

“Required Term Loan A Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of (a) prior to the making of the Term Loan A, the Term Loan A Commitments and (b) after the making of the Term Loan A, the outstanding principal amount of the Term Loan A and any New Term Loan. For purposes of the definition of “Required Term Loan A Lenders”, (i) the Loans held by any Defaulting Lender and (ii) the Loans held by the Borrower or any of its Affiliates or Subsidiaries, shall, in each case, be excluded for purposes of making a determination of Required Term Loan A Lenders.

“Required Term Loan B Lenders” means, as of any date of determination, Lenders holding more than 50% of the the outstanding principal amount of the Term Loan B (inclusive of all PIK Interest Amounts). For purposes of the definition of “Required Term Loan B Lenders”, (i) the Loans held by any Defaulting Lender and (ii) the Loans held by the Borrower or any of its Affiliates or Subsidiaries shall, in each case, be excluded for purposes of making a determination of Required Term Loan B Lenders.

“Responsible Officer” means, with respect to any Person, the chief executive officer, president, any executive officer, any Financial Officer, or any vice president of such Person or, with respect to financial matters, the Financial Officer of such Person. Unless otherwise specified, all references herein to “Responsible Officer” shall refer to a Responsible Officer of the Borrower.

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“Restricted Payment” has the meaning set forth in Section 7.05.

"Restricting Information" has the meaning set forth in Section 10.07(b).

"Restructuring Agreement" means the Restructuring Agreement, including the Restructuring Term Sheet attached thereto, dated as of August 17, 2012, by and among the Borrower, the Subsidiary Guarantors, the Lenders, and a majority of the beneficial owners of the Borrower's common stock as of the date thereof.

“Return Bid” has the meaning set forth in the definition of “Dutch Auction”.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sale and Leaseback Transaction” means a transaction whereby a Person sells or otherwise transfers assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or otherwise transferred.

"Sale Cap" has the meaning set forth in Section 2.03(b)(ii).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between the Borrower and any Cash Management Bank.

“Secured Hedge Agreement” means any Hedging Agreement permitted to be entered into pursuant to Section 7.02(a)(x)(A) to the extent such Hedging Agreement is entered into by and between any Loan Party and any Hedge Bank.

“Secured Parties” means, collectively, the Agents, the Lenders, the Hedge Banks, the Cash Management Banks, and each co-agent or sub-agent appointed by any Agent from time to time pursuant to Section 9.05.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means that certain Security Agreement, dated as of December 22, 2010, by and among Citibank, N.A., as collateral agent, and each of the Grantors (as defined therein) party thereto, together with each other pledge and security agreement and pledge and security agreement supplement delivered pursuant to Section 6.13, in each case as amended by the Omnibus Amendment and as further amended, restated, supplemented or otherwise modified from time to time.

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“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities that are probable and estimatable, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured taking into account the possibility of refinancing such obligations and selling assets; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature taking into account the possibility of refinancing such obligations and selling assets; (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital and (e) such Person is able to pay its debts and liabilities, contingent obligations that are probable and estimatable and other commitments as they mature in the ordinary course of business taking into account the possibility of refinancing such obligations and selling assets. The amount of contingent liabilities at any time shall be computed taking into account all facts and circumstances existing at such time.

“Specified Assets” shall mean any real property (including any real property leasehold interest) or equipment.

“Specified Plan” has the meaning set forth in Section 5.24.

“Specified Collateral” shall mean any Collateral comprising Specified Assets.

“Stated Maturity” means (a) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (b) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

“Stock Equivalents” means any (a) warrants, options or other right to subscribe for, purchase or otherwise acquire any shares of common stock of Borrower or any other class or series of Capital Stock of the Borrower or (b) any securities convertible into or exchangeable for shares of common stock of the Borrower or any other class or series of Capital Stock of the Borrower.

“Stockholders Agreement” means that certain Stockholders Agreement, dated as of the Closing Date, by and among Borrower, the New Equity Holders and each of the other parties identified on the signature pages thereto as  “Other Stockholders”.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

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“Subsidiary Guarantors” means, collectively, the subsidiaries of the Borrower listed on Schedule 1.01(a), and each other Subsidiary of the Borrower that guarantees the Obligations pursuant to Section 6.13.

“Subsidiary Guaranty” means the certain Guarantee dated as of December 22, 2010, made by the Subsidiary Guarantors in favor of the Secured Parties, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.13, in each case as amended by the Omnibus Amendment and as further amended, restated, supplemented or otherwise modified from time to time.

"Surviving Person" has the meaning set forth in Section 7.03(i).

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges, and all liabilities with respect thereto imposed by any Governmental Authority, including any interest, additions to tax, expenses and penalties applicable thereto.

“Term Loan A” means, collectively, the loans made by the Term Loan A Lenders to the Borrower on the Closing Date pursuant to Section 2.01(a), in the aggregate principal amount of $30,000,000. Upon the funding of the Term Loan A and thereafter, unless otherwise specified or the context otherwise requires, the Term Loan A shall include the Closing Fee added to the principal amount thereof pursuant to Section 2.05(d).

“Term Loan A Commitment” means, with respect to each Term Loan A Lender, the commitment of such Lender to make a portion of the Term Loan A to the Borrower in the amount set forth in Schedule 1A hereto, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.

“Term Loan A Lender” means a Lender with a Term Loan A Commitment or following the funding of the Term Loan A, holding any portion of the Term Loan A.

“Term Loan A Obligations” means any Obligations with respect to the Term Loan A (including without limitation, the principal thereof, all interest thereon, and the fees and expenses specifically related thereto, including the Closing Fee and the Exit Fee).

“Term Loan B” means, collectively, the loans set forth on Schedule 1B hereto constituting, in the aggregate, $100,000,000 of the principal amount of the Existing Term Loan, which loans are amended, restated, converted and continued as the Term Loan B hereunder pursuant to Section 2.01(b). After the Closing Date, unless the context otherwise requires, the Term Loan B shall include all PIK Interest Amounts.

“Term Loan B Lender” means a lender holding any portion of the Term Loan B.

“Term Loan B Obligations” means any Obligations with respect to the Term Loan B (including without limitation, the principal thereof (including all PIK Interest Amounts), the interest thereon, and the fees and expenses specifically related thereto).

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“Term Loan Lenders” means the Term Loan A Lenders and the Term Loan B Lenders.

“Term Loan Obligations” means the Term Loan A Obligations and the Term Loan B Obligations.

“Term Loan Primary Collateral” has the meaning specified in the Intercreditor Agreement.

“Term Loans” means the Term Loan A, the Term Loan B and any New Term Loan.

“Termination Event” shall mean: (i) a Reportable Event with respect to any Pension Benefit Plan; (ii) the withdrawal of the Borrower or any member of the Controlled Group from a Pension Benefit Plan during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Pension Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Pension Benefit Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Benefit Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Section 4203 or 4205 of ERISA, of the Borrower or any member of the Controlled Group from a Multiemployer Plan.

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services and not past due for more than ninety (90) days.

“Transaction Date” means, with respect to the incurrence of any Indebtedness, the date such Indebtedness is to be incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

“Transaction Documents” means the Loan Documents and, as of the Closing Date and thereafter, so long as Lenders (or their Affiliates or Approved Funds) having an aggregate Applicable Percentage of the outstanding principal amount of the Term Loans in excess of 50.01% continue to beneficially own, directly or indirectly, a majority of the common stock of the Borrower, the Equity Documents.

“Transactions” means the Loan Transactions and, as of the Closing Date and thereafter, so long as Lenders (or their Affiliates or Approved Funds) having an aggregate Applicable Percentage of the outstanding principal amount of the Term Loans in excess of 50.01% continue to beneficially own, directly or indirectly, a majority of the common stock of the Borrower, the Equity Transactions.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided, that if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

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“United States” and “U.S.” mean the United States of America.

“Unrestricted Cash” means cash or Cash Equivalents of the Borrower or any of its Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of the Borrower and its Subsidiaries.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

"Warrant Agreement" means that certain Warrant Agreement, dated as of the Closing Date, between the Borrower and American Stock Transfer & Trust Company, LLC, as warrant agent.

“Warrants” means the five-year warrants, issued by the Borrower to the Original Equity Holders pursuant to the Warrant Agreement, to purchase 787,855 shares of the Borrower's common stock at an exercise price of $61.75 per share.

“Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares or Investments by foreign nationals mandated by Applicable Law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

Section 1.02          Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)             The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

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(b)            In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)             Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

Section 1.03          Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b)            Changes in GAAP. If at any time any Accounting Change or any other change as permitted by Section 7.10 would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such Accounting Change as if such Accounting Change has not been made (subject to the approval of the Required Lenders); provided, that until so amended, all financial covenants, standards, and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred.

Section 1.04          Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

Article II

THE LOANS

Section 2.01          The Term Loans.

The Loan Parties hereby acknowledge, confirm and agree that immediately prior to the Closing Date, the aggregate outstanding principal amount of the Existing Term Loans held by the Lenders, inclusive of all fees and interest capitalized in accordance with the Forbearance Agreement, is $227,900,907.99 and such amount is owing to the Lenders without any defense, right of setoff, counterclaim or otherwise, all of which are hereby expressly waived. The Loan Parties further agree that (x) the aggregate amount of accrued and unpaid interest on such principal amount not heretofore capitalized is $4,352,274.29, (y) the aggregate amount of all other fees, expenses and other amounts not representing principal or otherwise being paid in cash on the Closing Date is $0, and (z) all such amounts are owing to the Lenders without any defense, right of setoff, counterclaim or otherwise, all of which are hereby expressly waived.

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Subject to the terms and conditions set forth herein, the Lenders hereby agree to capitalize all such amounts set forth in clauses (x) and (y) above immediately prior to giving effect to Sections 2.01(b) and (c) below, and all such amounts shall be deemed to constitute outstanding principal under the Existing Term Loan on the Closing Date.

Subject to the terms and conditions set forth herein:

(a) each Term Loan A Lender severally agrees to make its Applicable Percentage of the Term Loan A to the Borrower on the Closing Date, in an aggregate principal amount not to exceed the amount of such Lender’s Term Loan A Commitment;

(b) each Term Loan B Lender severally agrees that on the Closing Date, an amount equal to its Applicable Percentage, as set forth in Schedule IB hereto, of $100,000,000 of the Existing Term Loan in the aggregate shall be amended, restated, converted and continued as its Applicable Percentage of the Term Loan B hereunder;

(c) the Lenders agree that, other than the portion of the Existing Term Loan which is amended, restated, converted and continued as the Term Loan B hereunder pursuant to Section 2.01(b), the Existing Term Loan shall be cancelled and extinguished; and

(d) the Lenders agree that all of the Prospective Defaults, as such term is defined in the Forbearance Agreement, existing immediately prior to the Closing Date under the Original Credit Agreement are hereby permanently waived effective as of the Closing Date, and the parties confirm and agree that all of the other agreements and obligations of the parties under the Forbearance Agreement are hereby terminated effective as of the Closing Date other than those agreements and obligations set forth in Sections 12, 13.04, 13.08, the first sentence of 13.09, and 13.11 thereof.

Any portion of the Term Loans repaid or prepaid may not be reborrowed.

The Borrower agrees to effect the New Equity Issuance in accordance with the Equity Documents and further agrees that, in consideration of the commitments of the Term Loan A Lenders as set forth in Section 2.01(a), 50% of the shares issued pursuant to the New Equity Issuance shall be issued to the Term Loan A Lenders (or their designees), and in consideration of the cancellation and extinguishment of that portion of the Existing Term Loan in excess of the Term Loan B as set forth in Section 2.01(c), and 50% of the shares issued pursuant to the New Equity Issuance shall be issued to all of the Lenders existing as of the Closing Date (or their designees).

Section 2.02          Borrowing of Loans. (a) The Borrowing of the Term Loan A or any New Term Loan shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (New York City time) one (1) Business Day prior to the requested date of any Borrowing, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request. Each telephonic notice by the Borrower pursuant to this Section must be confirmed promptly by delivery to the Administrative Agent of a written Borrowing Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing of the Term Loan A pursuant to Section 2.01(a) or a New Term Loan pursuant to Section 2.10, (ii) the requested date of the Borrowing (which shall be a Business Day), and (iii) the principal amount to be borrowed.

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(b)            Following receipt of a Borrowing Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of such Term Loan. Each Lender with a Commitment in respect of such requested Term Loan shall make the amount of its Term Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Borrowing Notice. Upon satisfaction of the applicable conditions set forth in Section 4.01 with respect to the Borrowing of the Term Loan A on the Closing Date or the conditions set forth in Section 2.10(f) with respect to the Borrowing of a New Term Loan, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Citibank, N.A. with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

Section 2.03          Prepayments. (a) Optional. The Borrower, may, upon at least one (1) Business Day’s notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, the Borrower shall, prepay the outstanding aggregate principal amount of the Term Loans in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (x) no portion of the Term Loan B may be prepaid so long as any of the Term Loan A Obligations or Obligations in respect of any New Term Loan remain outstanding and (y) each partial prepayment shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $500,000 in excess thereof. Each prepayment of any of the Term Loans pursuant to this Section 2.03 shall, subject to the preceding sentence, be applied ratably to the Term Loans owed to each Term Lender in accordance with the provisions specified in Section 2.03(c).

(b)            Mandatory. (i) The Borrower shall, on the ninetieth (90th) day following the end of each of its fiscal years commencing with the fiscal year ending December 31, 2013, prepay an aggregate principal amount of the Term Loans in an amount equal to 50% of the amount of Excess Cash Flow for such fiscal year.

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(ii)            If the Borrower or any of its Subsidiaries consummates any Asset Sale, then the Borrower (x) may retain the Net Cash Proceeds of such Asset Sale in an aggregate amount for the term of this Agreement not to exceed $10,000,000, so long as such retained Net Cash Proceeds are used for general working capital purposes, and (y) except as provided in the preceding clause (x), shall prepay, within three (3) Business Days (or deposit into the Collateral Account pending prepayment, which shall occur within five (5) Business Days) of the date of such Asset Sale, an aggregate principal amount of the Term Loans equal to 100% of all Net Cash Proceeds received therefrom on or prior to such date; provided, however, that, at the option of the Borrower, and as an alternative to the prepayment requirement set forth in this Section 2.03(b)(ii), the Borrower or such Subsidiary may use up to 50% of such Net Cash Proceeds (A) to reinvest in Replacement Assets for one of the Borrower's or its Subsidiaries' existing Facilities or (B) for other Capital Expenditures for one of the Borrower's or its Subsidiaries' existing Facilities, in each case, in accordance with Section 7.04(b)(i); provided further, however, that to the extent that Net Cash Proceeds from all Asset Sales exceed $50,000,000 in the aggregate for the term of this Agreement (the "Sale Cap"), then the Borrower shall no longer be entitled to use Net Cash Proceeds of Asset Sales to reinvest in Replacement Assets or for Capital Expenditures and must instead apply all Net Cash Proceeds of Asset Sales exceeding the Sale Cap as a mandatory prepayment in accordance with this Section 2.03(b)(ii). For the avoidance of doubt, to the extent any Net Cash Proceeds constitute ABL Primary Collateral, such Term Loans shall not be required to be prepaid to the extent such Net Cash Proceeds are applied to the repayment of the ABL Obligations (other than Excess ABL Obligations (as defined in the Intercreditor Agreement)) and until the ABL Obligations (other than Excess ABL Obligations) are paid in full (in accordance with Section 1.4 of the Existing ABL Credit Facility (excluding clause (f) thereof) as in effect on the date hereof, provided that nothing in this clause (ii) shall require a permanent reduction of revolving commitments under the ABL Credit Facility).

(iii)          The Borrower shall, on the date of receipt of any Net Cash Proceeds by the Borrower or any of its Subsidiaries in connection with the incurrence or issuance of any Indebtedness (other than Indebtedness permitted to be incurred under Section 7.02) prepay an aggregate principal amount of the Term Loans equal to 100% of all Net Cash Proceeds received therefrom.

(iv)          If the Borrower or any of its Subsidiaries receive Net Cash Proceeds from any Event of Loss, then the Borrower (x) may retain the Net Cash Proceeds of such Event of Loss in an aggregate amount for the term of this Agreement not to exceed $10,000,000, so long as such retained Net Cash Proceeds are used for general working capital purposes, and (y) except as provided in the preceding clause (x), shall prepay, within three (3) Business Days (or deposit into the Collateral Account pending prepayment, which shall occur within five (5) Business Days) of the date of receipt of such Net Cash Proceeds, an aggregate principal amount of the Term Loans equal to 100% of all Net Cash Proceeds received therefrom on or prior to such date; provided, however, that, at the option of the Borrower, and as an alternative to the prepayment requirement set forth in this Section 2.03(b)(iv), the Borrower or such Subsidiary may use up to 50% of such Net Cash Proceeds (A) to reinvest in Replacement Assets for one of the Borrower's or its Subsidiaries' existing Facilities or (B) for other Capital Expenditures for one of the Borrower's or its Subsidiaries' existing Facilities, in each case, in accordance with Section 6.17(a); provided further, however, that to the extent that Net Cash Proceeds from all Events of Loss exceed $50,000,000 in the aggregate for the term of this Agreement (the "Loss Cap"), then the Borrower shall no longer be entitled to use Net Cash Proceeds of Asset Sales to reinvest in Replacement Assets or for Capital Expenditures and must instead apply all Net Cash Proceeds of Asset Sales exceeding the Loss Cap as a mandatory prepayment in accordance with this Section 2.03(b)(iv).

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(c)             Application of Prepayments. (i) All voluntary prepayments pursuant to Section 2.03(a) and mandatory prepayments pursuant to Section 2.03(b) shall be applied first ratably to the outstanding principal of the Term Loan A and all New Term Loans (or as otherwise specified in clause (ii) below), second ratably to pay the Exit Fee to the Term Loan A Lenders, and third ratably to the outstanding principal of the Term Loan B (with application first to PIK Interest Amounts and second to all other principal) (or as otherwise specified in clause (ii) below), provided that prior to any application under clause "third", the Borrower shall pay (from funds other than Net Cash Proceeds or Excess Cash Flow subject to prepayment under Section 2.03(b)) all accrued and unpaid interest on the Term Loan A and any New Term Loans and all other Term Loan A Obligations and Obligations in respect of New Term Loans.

(ii)            In the event that at any time there is more than one Maturity Date applicable to the Term Loans (pursuant to either of Section 2.10 or Section 2.11), then each group of Term Loans shall be treated as a separate “Tranche” of Term Loans and all prepayments under this Section 2.03 (other than mandatory prepayment pursuant to Section 2.03(b)(ii) and Section 2.03(b)(iv)) shall, within the order of priority specified in clause (i) above, be applied, at the Borrower’s option, either (A) ratably to each Tranche of Term Loans or (B) to the Tranche (or Tranches) with the earliest Maturity Date; provided that any mandatory prepayment pursuant to Section 2.03(b)(ii) or Section 2.03(b)(iv) shall at all times be applied, within the order of priority specified in clause (i) above, pro rata to each Tranche of Term Loans.

Section 2.04          Repayment of the Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders the aggregate outstanding principal amount of the Term Loans and all other Obligations on the Maturity Date (or, if sooner, the date on which such principal becomes due and payable pursuant to Section 8.02); provided, further that the aggregate principal amount of any Term Loans which become Extended Term Loans in accordance with Section 2.11 shall become due and payable in accordance with their applicable Extension Request.

Section 2.05          Interest and Fees. (a) (i) Term Loan A Interest. Subject to the provisions of Section 2.05(b), the principal amount of the Term Loan A, inclusive of the Closing Fee added to the funded amount of the Term Loan A pursuant to Section 2.05(d), shall bear interest on the amount thereof from time to time outstanding at a rate per annum equal to twelve percent (12%), which interest shall be payable in cash on each Interest Payment Date.

(ii) Term Loan B Interest. Subject to the provisions of Section 2.05(b), the principal amount of the Term Loan B, inclusive of all PIK Interest Amounts, shall bear interest on the amount thereof from time to time outstanding at a rate per annum equal to, at the Borrower's option, (x) fifteen percent (15%) (the "PIK Rate"), which interest shall be capitalized and paid in kind on each Interest Payment Date (the amount thereof as of each Interest Payment Date being referred to as the "PIK Interest Amount"), by adding such PIK Interest Amount to the then outstanding principal amount of Term Loan B, or (y) ten and one-half percent (10.5)% (the "Cash Rate"), which interest shall be payable in cash on each Interest Payment Date.

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(iii) Payment Type Election for Term Loan B. Until such time as the Borrower notifies the Administrative Agent in writing that it is electing the Cash Rate, the Borrower will be deemed to have elected the PIK Rate for the Term Loan B. The Borrower shall provide written notice to the Administrative Agent at least ten (10) Business Days prior to the first Interest Payment Date as to which it desires to pay interest on the Term Loan B at the Cash Rate. Subject to Section 2.05(b), once elected, the Cash Rate shall apply to the Term Loan B beginning on the first date of the applicable interest period during which notice of such election is delivered to the Administrative Agent and continuing for each subsequent interest period until the Borrower delivers written notice to the Administrative Agent, provided at least ten (10) Business Days prior to the next succeeding Interest Payment Date, that it desires to pay interest on the Term Loan B at the PIK Rate (and if so elected, the PIK Rate shall apply to the Term Loan B beginning on the first date of the applicable interest period during which notice of such election is delivered to the Administrative Agent). An "interest period" means the period from and including an Interest Payment Date (or initially, from and including the Closing Date) until but not including the next Interest Payment Date (or if earlier, the Maturity Date).

(b)            Default Rate.

(i)              If any amount of principal or interest of any Term Loan (or any other Obligations) is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Law.

(ii)            Upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Law.

(iii)          Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)             Payment. Interest on each Term Loan shall be due and payable in arrears (in cash or, in the case of the Term Loan B, in cash or in kind as elected pursuant to Section 2.05(a)(iii)) on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d)            Term Loan A Closing Fee. On the Closing Date, each Term Loan A Lender shall have fully earned a nonrefundable fee equal to three percent (3%) of such Term Loan A Lender’s Applicable Percentage of the Term A Loan (as set forth in Schedule IA hereto), which fee shall be capitalized and paid in kind by being added to the principal amount of the Term A Loan funded by such Term Loan A Lender (the “Closing Fee”).

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(e)             Term Loan A Exit Fee. On the Closing Date, each Term Loan A Lender shall have fully earned a nonrefundable fee equal to three percent (3%) of such Term Loan A Lender’s Applicable Percentage of the Term A Loan (as set forth in Schedule IA hereto), which fee shall be shall be due and payable solely to the holder of such portion of the Term Loan A on the Exit Fee Payment Date (the "Exit Fee").

Section 2.06          Computation of Interest and Fees. All computations of interest and fees shall be made on the basis of a 360-day year and actual days elapsed. Interest shall accrue on each Term Loan for the day on which the Term Loan is made, and shall not accrue on a Term Loan, or any portion thereof, for the day on which the Term Loan or such portion is paid, provided, that any Term Loan that is repaid on the same day on which it is made shall, subject to Section 2.08(a) bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding anything herein to the contrary, no interest shall accrue on the Exit Fee at any time other than interest at the Default Rate if applicable in accordance with Section 2.05(b).

Section 2.07          Evidence of Debt. Term Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Term Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to the Borrower made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Term Loans to the Borrower in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, amount and maturity of its Term Loans and payments with respect thereto.

Section 2.08          Payments Generally; Administrative Agent’s Clawback. (a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the Term Loans of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

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(b)            (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of the Term Loan A or any New Term Loan that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to the applicable Term Loan. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)            Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.08(b) shall be conclusive, absent manifest error.

(c)             Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Term Loan to be made by such Lender to the Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the Borrowing set forth in Article IV (or in the case of a New Term Loan, Section 2.10(f)) are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

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(d)            Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and to make payments pursuant to Section 10.04 are several and not joint. The failure of any Lender to make any Term Loan or to make any payment under Section 10.04 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Term Loan, to purchase its participation or to make its payment under Section 10.04.

(e)             Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Term Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Term Loan in any particular place or manner.

Section 2.09          Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Term Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided, that:

(a)             if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered (including pursuant to Section 10.05), such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(b)            the provisions of this Section shall not be construed to apply to (i) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement, (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Term Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply), (iii) any payments pursuant to the Fee Letters, or (iv) any payments made pursuant to Article III or Section 10.13; (iv) any payment obtained by a Lender as consideration for the assignment of any of its Term Loans to the Borrower or any of its Subsidiaries pursuant to Section 10.06(b)(vi); or (v) any payment made to or obtained by a Term Loan A Lender or New Lender that is not shared with the Term Loan B Lenders in accordance with the priorities specified herein or the terms of the Agreement Among Lenders.

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The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 2.10          Incremental Facilities. (a) Provided there exists no Default or Event of Default, and subject to the conditions set forth in clause (f) below, the Borrower may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request (i) one or more tranches of new term loans (“New Term Loans”) under one or more new term facilities (each a “New Term Loan Facility”) or (ii) one or more increases in the total amount of the Commitments (each an “Additional Term Commitment”) and any Loans advanced pursuant to such Additional Term Commitments being Term Loans for all purposes of this Agreement, up to an aggregate total amount with respect to all New Term Loans or Term Loans made as a result of any Additional Term Commitments not to exceed $20,000,000 or a lesser amount in integral multiples of $5,000,000.

(b)            (i) Each New Term Loan Facility (A) shall rank pari passu in right of payment with the Term Loan A, shall rank senior in right of payment to the Term Loan B, and shall rank pari passu in right of security and rights under the Subsidiary Guarantees and in and to the Collateral with the other Term Loans and (B) shall not mature prior to the latest Maturity Date applicable to the Term Loan A, shall not have an Average Life shorter than the Average Life of the Term Loan A and shall not be subject to amortization, (ii) the New Term Loans in respect to such New Term Loan Facility shall be entitled to share in all prepayments pursuant to Section 2.03 as specified in Section 2.03(c), (iii) each New Term Loan shall bear interest at a fixed rate per annum, provided that, in the event that such interest rate exceeds the interest rate relating to the Term Loan A immediately prior to the effectiveness of the applicable New Term Loan Facility, the interest rate for the Term Loan A shall be adjusted to be at least equal to the interest rate relating to such New Term Loan Facility, provided further, that in determining the interest rate for the New Term Loan Facility solely for the purpose of this Section, (A) original issue discount (“OID”) or upfront fees (which shall be deemed to constitute like amounts of OID) payable to the New Lenders providing New Term Loan Commitments in the initial primary syndication thereof shall be included and equated to interest (with OID or upfront fees being equated to interest based on an assumed four-year life to maturity), and (B) customary arrangement, underwriting, structuring or commitment fees payable to one or more arrangers (or their affiliates) of the New Term Loan Facility shall be excluded, and provided further, that, in the event that the New Lenders are paid or earn any fees in excess of the Closing Fee and Exit Fee payable on the Term Loan A or on better terms, an amount equal to such incremental fees shall be paid to, or such better terms shall be offered to, the Term Loan A Lenders, and (iv) all other terms of such New Term Loans, if not consistent with the terms of the Term Loans, (A) will be as agreed between the Borrower and the New Lenders providing such New Term Loans and (B) shall not be more restrictive than the terms of the existing Term Loans unless the Lenders under the Term Loans also receive the benefit of the more restrictive terms (without any consent being required); provided that the terms of the New Term Facility may include pro rata mandatory prepayment requirements for asset sales and other mandatory prepayment events so long as such mandatory prepayment events shall also apply to Term Loans.

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(c)             Any Term Loans made in connection with or pursuant to any Additional Term Commitments shall have the same terms and conditions as the Term Loans applicable thereto.

(d)            Each notice from the Borrower pursuant to this Section 2.10 shall set forth (i) with respect to any Additional Term Commitments, the requested amount of such Additional Term Commitments, the proposed effective date for the making of Term Loans pursuant to such Additional Commitments (the “Additional Commitment Effective Date”) and the amount of OID or upfront fees payable in connection with such Additional Term Commitments and (ii) with respect to any New Term Loan Facility, the requested amount of New Term Loans, the proposed terms of the relevant New Term Loan Facility and the proposed effective date for the making of such New Term Loan Facility (the “New Term Loan Effective Date” and together with any Additional Commitment Effective Date, the “Increase Effective Date”). New Term Loans or Additional Term Commitments may be made or provided by any existing Lender (it being understood that no existing Lender will have an obligation to make a portion of any New Term Loan or provide any Additional Term Commitment) or by any other bank or other financial institution (any such other bank or other financial institution being called a “New Lender”); provided any such New Lenders shall be reasonably acceptable to the Administrative Agent and the Borrower.

(e)             Commitments in respect of New Term Loans (“New Term Loan Commitments”) and Additional Term Commitments shall become Commitments under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each New Lender, any other Lender providing a New Term Loan or Additional Term Commitment and the Administrative Agent. The Incremental Amendment may, without the consent of any other Lender, effect such amendments to this Agreement (including amendments to Schedule IA or IB) and the other Loan Documents as may be necessary, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.10. The Administrative Agent may take any and all action as may be reasonably necessary to ensure that any Term Loans made pursuant to any Additional Term Commitment, when originally made, are included in each Borrowing of outstanding Term Loans on a pro rata basis.

(f)             Conditions to Effectiveness of Increase. As a condition precedent to any Incremental Amendment, the Borrower shall deliver to the Administrative Agent (i) a certificate of each Loan Party dated as of the Increase Effective Date signed by a Responsible Officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (B) in the case of the Borrower, certifying that, before and after giving effect to such increase, (1) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (2) no Default or Event of Default exists; and (ii) executed legal opinions of counsel to the Loan Parties, addressed to the Administrative Agent and the Lenders, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

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(g)            Conflicting Provisions. This Section shall supersede any conflicting provisions in Section 10.01.

Section 2.11          Extensions of Term Loans. (a) Notwithstanding anything to the contrary in this Agreement, not less than forty-five (45) days prior to the then-effective Maturity Date, the Borrower may, at its option, by means of a letter (an “Extension Request”) addressed to the Administrative Agent (who shall promptly deliver such Extension Request to each Lender), request that all the Lenders of all or a portion of Loans with a like Maturity Date and on the same terms to each such Lender extend their scheduled Maturity Dates and otherwise modify the terms of such Loans pursuant to the terms of the relevant Extension Request (including, without limitation, by increasing the interest rate or fees payable in respect of such Loans) (each, an “Extension”, and each group of Loans as so extended, as well as the original Loans (not so extended), being a “tranche”; any Extended Term Loans shall constitute a separate tranche of Loans from the tranche of Loans from which they were converted), so long as the following terms are satisfied: (i) except as to interest rates, fees, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (ii), (iii), (iv) and (v), be determined by the Borrower and set forth in the relevant Extension Request), the Term Loans of any Term Lender (an “Extending Term Lender”) extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the tranche of Term Loans subject to such Extension Request, (ii) the final maturity date of any Extended Term Loans shall be no earlier than the Maturity Date applicable to the Loans extended thereby (prior to giving effect to any such Extension), (iii) the Average Life of any Extended Term Loans shall be no shorter than the remaining Average Life of the Loans extended thereby, (iv) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Request, (v) the interest rate for any Extending Term Loan shall not be greater than the interest rate for the Term Loans made on the Closing Date, provided, that in determining the interest rate for the Extended Term Loans solely for the purpose of this Section, (A) OID or upfront fees (which shall be deemed to constitute like amounts of OID) payable to the Extending Term Lenders and the Lenders in the initial primary syndication thereof shall be included and equated to interest (with OID or upfront fees being equated to interest based on an assumed four-year life to maturity), and (B) customary arrangement, underwriting, structuring or commitment fees payable to one or more arrangers (or their affiliates) in connection with the Extended Term Loans and the Term Loans made on the Closing Date shall be excluded, (vi) all documentation in respect of such Extension shall be consistent with the foregoing; (vii) no more than four (4) Maturity Dates shall apply to the outstanding Loans after giving effect to any Extension proposed in such Extension Request and (viii) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower. Each Lender electing (in its sole discretion) to extend its scheduled Maturity Date shall execute and deliver not later than the date set by the Borrower and the Administrative Agent in the applicable Extension Request counterparts of such Extension Request to the Administrative Agent, who shall notify the Borrower, in writing, of the Lenders’ decisions as soon as possible thereafter, whereupon such Lender’s scheduled Maturity Date shall be extended, effective only as of the date that is such Lender’s then-current scheduled Maturity Date, for the period as agreed in the Extension Request. Any Lender that declines or fails to respond to an Extension Request shall be deemed to have not extended its scheduled Maturity Date

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(b)            With respect to all Extensions consummated by the Borrower pursuant to this Section 2.11, no Extension Request is required to be in any minimum amount or any minimum increment; provided, that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Request in the Borrower’s sole discretion and may be waived by the Borrower) of Term Loans of any or all applicable tranches be tendered. The Administrative Agent and the Lenders hereby consent to the Extensions and the other transactions contemplated by this Section 2.11 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans on such terms as may be set forth in the relevant Extension Request) and hereby waive the requirements of any provision of this Agreement or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.11.

(c)             The Lenders hereby irrevocably authorize the Administrative Agent and Collateral Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new tranches or sub-tranches in respect of Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.11. All such amendments entered into with the Borrower by the Administrative Agent or the Collateral Agent hereunder shall be binding and conclusive on the Lenders.

Section 2.12          Defaulting Lenders. (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i)              Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

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(ii)            Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Term Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Term Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that, if (A) such payment is a payment of the principal amount of any Term Loans in respect of which that Defaulting Lender has not fully funded its appropriate share and (B) such Term Loans were made at a time when the conditions set forth in Section 4.01 were satisfied or waived, such payment shall be applied solely to pay the Term Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Term Loans owed to that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.12(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(b)            No Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.12, performance by the Borrower of its obligations hereunder shall not be excused or otherwise modified as a result of the operation of this Section 2.12. The rights and remedies against a Defaulting Lender under this Section 2.12 are in addition to any other rights and remedies which the Borrower, the Administrative Agent, or any Lender may have against such Defaulting Lender.

(c)             Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase that portion of outstanding Term Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Term Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon that Lender will cease to be a Defaulting Lender; provided, that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. The Borrower shall pay to any applicable Lender any costs of the type referred to in Section 3.05 in connection with the foregoing.

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Article III

TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01          Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any Obligation of any Loan Party under any Loan Documents shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided, that if the an applicable withholding agent shall be required by Applicable Law to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable by the applicable Loan Party shall be increased as necessary so that after making all required deductions have been made including deductions applicable to additional sums payable under this Section 3.01(a) (after payment of all Indemnified Taxes and Other Taxes) the Administrative Agent or any Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions and (iii) the applicable withholding agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

(b)            Payment of Other Taxes by the Borrower. Without limiting the provisions of Section 3.01(a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(c)             Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including the full amount of taxes of any kind imposed or asserted by any jurisdiction on or attributable to amounts payable under this Section) paid by the Administrative Agent or each Lender or any of their respective Affiliates, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, except to the extent any such liability (including additions to tax, penalties, interest and expense) arises from the gross negligence or willful misconduct of the Administrative Agent or such Lender or its Affiliate. A certificate as to the amount of such payment or liability delivered to a Loan Party by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)            Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)             Status of Lenders. Each Lender that is a “United States Person” as defined in section 7701(a)(30) of the Code that may be treated as an exempt recipient (as defined in section 6049(b)(4) of the Code and the treasury regulations thereunder) shall deliver to the Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement and, in the case where a U.S. Lender changes its applicable Lending Office by designating a new Lending Office, the date upon which such Lender designates the new Lending Office, two duly completed and executed copies of Internal Revenue Service Form W-9 or successor form, certifying that such Lender is on the date of delivery thereof entitled to an exemption from U.S. backup withholding tax.

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Any Foreign Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement and, in the case where a Foreign Lender changes its applicable Lending Office by designating a new Lending Office, the date upon which such Foreign Lender designates the new Lending Office (but only so long thereafter as such Foreign Lender remains lawfully able to do so), two copies of whichever of the following is applicable or any subsequent version thereof or successor thereto:

(i)              duly completed and executed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii)            duly completed and executed copies of Internal Revenue Service Form W-8ECI relating to all payments to be received by such Foreign Lender hereunder or under any other Loan Document, or

(iii)          in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 871(h) or section 881(c) of the Code, (A) a certificate to the effect that such Foreign Lender is not (1) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (B) duly completed and executed copies of Internal Revenue Service Form W-8BEN.

In addition to documents delivered pursuant to one of clauses (i) through (iii) above, if a payment made to a Foreign Lender under this Agreement would be subject to U.S. withholding tax imposed by section 1471 through 1474 of the Code and any regulations thereunder or official governmental interpretations thereof (“FATCA”), such Foreign Lender shall deliver to the Borrower and the Administrative Agent such other documentation as reasonably required to permit the Borrower or the Administrative Agent to comply with applicable FATCA reporting requirements (the “FATCA Documentation”).

In the event that, pursuant to Section 10.06(d), a Participant is claiming the benefits of this Section 3.01, such Participant shall provide the forms required above to the Lender from which the related participation was purchased, and if such Lender is a Foreign Lender, such Lender shall, promptly upon receipt thereof (but in no event later than the next scheduled payment under this Agreement) forward such documentation to the Borrower and the Administrative Agent, together with such additional forms as are required by law. If, at the effective date of the Assignment and Assumption pursuant to which a Lender becomes a party to this Agreement, such Lender assignor was entitled to payments under subsection (a) of this Section 3.01 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Indemnified Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Indemnified Taxes) United States withholding tax, if any, applicable with respect to such Lender assignee on such date.

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Without limiting the obligations of the Lenders set forth above regarding delivery of certain forms and documents to establish each Lender’s status for U.S. withholding tax purposes, each Lender agrees promptly to deliver to the Administrative Agent or the Borrower, as the Administrative Agent or the Borrower shall reasonably request in writing, on or prior to the Closing Date, and in a timely fashion thereafter (including upon any change in circumstances that makes any information required to be on such form previously delivered by such Lender incorrect), such other documents and forms as would reduce or avoid any Indemnified Taxes in respect of all payments to be made to such Lender outside of the United States by the Borrower pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in such other jurisdiction; provided, that if any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required by the Internal Revenue Service Form W 8BEN or W-8ECI (or successor form), that the applicable Lender reasonably considers to be confidential, such Lender shall give notice thereof to the Borrower and the Administrative Agent and shall not be obligated to include in such form or document such confidential information. Each Lender shall promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any such claimed exemption or reduction. Notwithstanding any other provision of this Section 3.01(e), a Lender shall not be required to deliver any form, document or other information pursuant to this Section 3.01(e) that such Lender is not lawfully able to deliver.

For any period with respect to which a Lender has failed to provide the Borrower and the Administrative Agent with the appropriate form, certificate or other document described in this subsection (e) (unless the Lender is no longer lawfully able to provide such form, certificate or other document due to a change in law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided or if such form, certificate or other document otherwise is not required under this subsection (e)), such Lender shall not be entitled to the additional sums or indemnification under subsection (a) or (c) of this Section 3.01 with respect to Indemnified Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Indemnified Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Borrower shall take steps as such Lender shall reasonably request to assist such Lender to recover such Indemnified Taxes. If, on the date that a Foreign Lender is required to deliver the FATCA Documentation, such Foreign Lender was not in compliance with the applicable FATCA reporting requirements (unless such Foreign Lender is no longer lawfully able to be so compliant due to a change in law, or in the interpretation or application thereof, occurring after the date on which such FATCA Documentation originally was required to be provided), then such Foreign Lender shall not be entitled to the additional sums or indemnification under subsection (a) or (c) of this Section 3.01 with respect to FATCA Taxes imposed by reason of such failure.

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(f)             Treatment of Certain Refunds. If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund with respect to Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional sums pursuant to subsection (a) of this Section 3.01, it shall promptly pay such refund (but only to the extent of indemnity payments made or additional sums paid by the Borrower with respect to the Indemnified Taxes or Other Taxes giving rise to such refund) to the Borrower, net of all out-of-pocket expenses of such Administrative Agent or the Lender incurred in obtaining such refund (including any net increase in Taxes imposed with respect to such refund) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower agrees to promptly return such amount (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the applicable Administrative Agent or Lender, as the case may be, if it receives notice from the applicable Administrative Agent or Lender that such Administrative Agent or the Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

Section 3.02          [Intentionally omitted].

Section 3.03          [Intentionally omitted].

Section 3.04          Increased Costs. (a) Increased Costs Generally. If any Change in Law shall:

(i)              impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender; or

(ii)            impose on any Lender any other condition, cost or expense affecting this Agreement;

and the result of any of the foregoing shall be to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or any other amount) then, upon written request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)            Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements has the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Term Loans made by, such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time, after submission to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

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(c)             Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section, describing the basis therefore and showing the calculation thereof in reasonable detail, and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

(d)            Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided, that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than ninety (90) days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof).

Section 3.05          [Intentionally omitted].

Section 3.06          Mitigation Obligations; Replacement of Lenders. (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, then such Lender shall use reasonable efforts (consistent with its internal policies and requirements of the Applicable Law) to designate a different Lending Office for funding or booking its Term Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)            Replacement of Lenders. If any Lender requests compensation under Section 3.04, if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is at such time a Defaulting Lender, then the Borrower may replace such Lender in accordance with Section 10.13.

Section 3.07          Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

Article IV

CONDITIONS PRECEDENT TO BORROWING

Section 4.01          Conditions of Borrowing. The effectiveness of this Agreement, the obligations of the Term Loan A Lenders to provide the Term Loan A Commitments, and the other agreements of the Lenders under Section 2.01 are subject to satisfaction of the following conditions precedent:

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(a)             The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent:

(i)              executed counterparts of this Agreement;

(ii)            Notes executed by the Borrower in favor of each Lender requesting Notes;

(iii)          certified copies of (A) the resolutions of the Board of Directors or equivalent governing body of each Loan Party approving the Transactions and the Transaction Documents to which it is or is to be a party and (B) all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the Transactions and each Transaction Document to which it is a party;

(iv)          a copy of the certificate of the Secretary of State of the jurisdiction of incorporation or formation, as the case may be, of each Loan Party, dated reasonably near the Closing Date, certifying (A) as to a true and correct copy of the charter, article of formation, or such other constitutive document on file in such Secretary’s office and (B) that (1) such amendments are the only amendments to such Loan Party’s constitutive documents on file in such Secretary’s office, (2) such Loan Party has paid all franchise taxes to the date of such certificate and (3) such Loan Party is duly incorporated or formed and in good standing or presently subsisting under the laws of the State of the jurisdiction of incorporation or formation;

(v)            a certificate of each Loan Party signed on behalf of such Loan Party by a Responsible Officer, dated the Closing Date (the statements made in which certificate shall be true on and as of the Closing Date), certifying as to (A) the absence of any amendments to the charter or applicable constitutive documents of such Loan Party since the date of the Secretary of State’s certificate referred to in Section 4.01(a)(iv), (B) a true and correct copy of the bylaws, limited liability company agreement, or partnership agreement of such Loan Party as in effect on the date on which the resolutions referred to in Section 4.01(a)(iii) were adopted and on the Closing Date and (C) the due incorporation or formation and good standing or valid existence of such Loan Party as a corporation, limited liability company or partnership organized or formed under the laws of the jurisdiction of its incorporation or formation and the absence of any proceeding for the dissolution or liquidation of such Loan Party;

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(vi)          a certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder;

(vii)        a certificate of a duly authorized officer of each Loan Party stating that all consents, licenses and approvals required in connection with the consummation of such Loan Party of the Transactions have been received and are in full force and effect;

(viii)      a certificate signed by a Responsible Officer of the Borrower certifying (A) that the representations and warranties of the Borrower and the other Loan Parties contained in Article V are true and correct in all material respects immediately prior to, and shall be true and correct in all material respects after giving effect to, the Borrowing, (B) that the representations and warranties contained in the other Loan Documents are true and correct in all material respects as though made on and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct as of such specific date), (C) the absence of any event occurring and continuing, or resulting from the Borrowing, that constitutes a Default or Event of Default, (D) absence of any litigation (other than Disclosed Litigation) that could reasonably likely be expected to result in a Material Adverse Effect, (E) compliance with all Applicable Laws and regulations (including ERISA and Environmental Laws), and (F) the absence of any Material Adverse Effect since August 17, 2012;

(ix)          a certificate attesting to the Solvency of the Borrower and its Subsidiaries on a consolidated basis before and after giving effect to the Transactions, from the Borrower’s chief financial officer;

(x)            the executed opinion of (A) Akin Gump Strauss Hauer & Feld LLP, special New York counsel to the Loan Parties, addressed to the Administrative Agent and each Lender and (B) local Kansas counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in each case, in form and substance reasonably satisfactory to the Administrative Agent;

(xi)          a certificate as to the identity, location and other characteristics of the Collateral in form and substance reasonably satisfactory to the Administrative Agent, duly executed by each Loan Party (the “Perfection Certificate”);

(xii)        evidence that all insurance required to be maintained pursuant to Section 6.08 has been obtained and is in effect, together with the certificates of insurance, naming the Collateral Agent, on behalf of the Lenders, as an additional insured or loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitutes Collateral;

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(xiii)      each of the Equity Documents (excluding the Warrants) and copies of the Warrant certificates attached to the Warrant Agreement, certified as true and correct copies thereof by a Responsible Officer of the Borrower;

(xiv)       the Intercreditor Agreement, in form and substance reasonably satisfactory to the Administrative Agent, duly executed by each party thereto;

(xv)         [Intentionally omitted];

(xvi)       the Omnibus Amendment with respect to the Security Agreement and the Subsidiary Guarantee, duly executed by each Loan Party, together with:

(A)           confirmation from the Collateral Agent that all certificates representing the Initial Pledged Equity referred to therein (to the extent not constituting ABL Primary Collateral) accompanied by undated stock powers executed in blank and instruments evidencing the Initial Pledged Debt referred to therein, accompanied by note transfer powers indorsed in blank, are in the possession of the Collateral Agent;

(B)           copies of all UCC financing statements filed pursuant to the Original Credit Agreement, each of which shall remain on file and of record in the appropriate jurisdictions, and any additional UCC financing statements or UCC financing statement amendments reasonably requested by the Collateral Agent in suitable form for filing;

(C)           completed requests for information and lien search results, dated on or before the Closing Date, showing the UCC financing statements filed pursuant to the Original Credit Agreement and all other effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Loan Party as debtor, together with copies of such other financing statements;

(D)           evidence of the completion of all other recordings and filings of or with respect to the Security Agreement that the Collateral Agent may reasonably deem necessary or desirable in order to perfect and protect the security interest created thereunder; and

(E)            evidence that all other action that the Administrative Agent may reasonably deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement has been taken.

(b)            The representations and warranties of (i) the Borrower contained in Article V and (ii) each Loan Party contained in each other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

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(c)             No Default or Event of Default shall have occurred and be continuing, or would result from the execution of this Agreement or the proposed Borrowing or from the application of the proceeds thereof.

(d)            There shall not have occurred, since August 17, 2012, a Material Adverse Effect.

(e)             There shall exist no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect other than the matters described on Schedule 4.01(e) hereto (the “Disclosed Litigation”) or (ii) purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the consummation of the transactions contemplated hereby.

(f)             Any fees, costs and expenses required to be paid on or before the Closing Date to any Agent or the Lenders pursuant to the Fee Letter, the Forbearance Agreement, the Restructuring Agreement or any of the Loan Documents for which invoices have been received at least one Business Day prior to the Closing Date shall have been paid.

(g)            Unless waived by the Administrative Agent, the Borrower shall have paid all reasonable fees, charges and disbursements of counsel to the Agents (directly to such counsel if requested by the Agents) and Schulte Roth & Zabel LLP as counsel to the Lenders, to the extent invoiced at least one Business Day prior to the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing and customary post-closing proceedings included in such invoices (provided, that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Agents).

(h)            The Existing ABL Facility shall have been amended as of the Closing Date consistent with the Restructuring Agreement and otherwise in a manner reasonably satisfactory to the Required Lenders.

(i)              All of the Lenders shall have entered into the Agreement Among Lenders.

(j)              All of the Equity Transactions contemplated to occur on or prior to the Closing Date pursuant to the Equity Documents shall have occurred in a manner consistent with the Restructuring Agreement and otherwise in a manner reasonably satisfactory to the Required Lenders.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

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Article V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that:

Section 5.01          Formation and Qualification. (a) The Borrower and each of its Subsidiaries are duly incorporated or formed, as applicable, and in good standing under the laws of the state listed on Schedule 5.01(a) and are qualified to do business and are in good standing in the states listed on Schedule 5.01(a) which constitute all states in which qualification and good standing are necessary for the Borrower or such Subsidiary to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Each of the Borrower and its Subsidiaries has delivered to the Administrative Agent true and complete copies of its certificate of incorporation and by-laws or certificate of formation and operating agreement, as applicable, and will promptly notify the Administrative Agent of any amendment or changes thereto.

(b)            The only Subsidiaries of the Borrower are listed on Schedule 5.01(b).

Section 5.02          Authority. The Borrower and each of its Subsidiaries has full power, authority and legal right to enter into this Agreement and the other Transaction Documents and to perform all its respective Obligations hereunder and thereunder.  This Agreement and the other Transaction Documents have been duly executed and delivered by the Borrower and each of its Subsidiaries, and this Agreement and the other Transaction Documents constitute the legal, valid and binding obligation of the Borrower and such Subsidiaries, enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered at a proceeding in equity or at law.  The execution, delivery and performance of this Agreement and of the other Transaction Documents (a) are within the Borrower’s and such Subsidiary’s corporate or limited liability company powers, as applicable, have been duly authorized by all necessary corporate or company action, as applicable, are not in contravention of law or the terms of the Borrower’s or such Subsidiary’s by-laws, certificate of incorporation, operating agreement or certificate of formation, as applicable, or other applicable documents relating to the Borrower’s or such Subsidiary’s formation or to the conduct of the Borrower’s or such Subsidiary’s business or of any material agreement or undertaking to which the Borrower or such Subsidiary is a party or by which the Borrower or such Subsidiary is bound, including the Existing ABL Facility, (b) will not conflict with or violate any law or regulation, or any judgment, order or decree of any Governmental Authority, (c) will not require the consent of any Governmental Authority or any other Person, except those consents set forth on Schedule 5.02 hereto, all of which will have been duly obtained, made or compiled prior to the Closing Date and which are in full force and effect and (d) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Liens upon any asset of the Borrower or such Subsidiary under the provisions of any Contractual Obligation to which the Borrower or such Subsidiary is a party or by which it or its property is a party or by which it may be bound.

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Section 5.03          Entity Names. Except as set forth on Schedule 5.03, the Borrower and each of its Subsidiary have not been known by any other corporate name in the past five (5) years and do not do business under any other name, nor has the Borrower or any of its Subsidiaries been the surviving corporation or company of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.

Section 5.04          Financial Statements. (a) The financial statements furnished to the Lenders prior to the Closing Date are accurate, complete and correct and fairly reflect the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the Closing Date, and have been prepared in accordance with GAAP, consistently applied. All financial statements referred to in this Section 5.04, including the related schedules and notes thereto, have been prepared, in accordance with GAAP, except as may be disclosed in such financial statements.

(b)            Any financial projections of the Borrower and its Subsidiaries furnished to the Lenders are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect the Borrower’s judgment based on present circumstances of the most likely set of conditions and course of action for the projected period.

(c)             The consolidated and consolidating balance sheets of the Borrower and its Subsidiaries and such other Persons described therein (including the accounts of all Subsidiaries for the respective periods during which a subsidiary relationship existed) as of December 31, 2011, and the related statements of income, changes in stockholder’s equity, and changes in cash flow for the period ended on such date, all accompanied by reports thereon containing opinions without qualification by independent certified public accountants, copies of which have been delivered to Administrative Agent, have been prepared in accordance with GAAP, consistently applied (except for changes in application in which such accountants concur) and present fairly the financial position of the Borrower and its Subsidiaries at such date and the results of their operations for such period.  Since August 17, 2012, there has been no change in the condition, financial or otherwise, of the Borrower or its Subsidiaries as shown on the consolidated balance sheet as of such date and no change in the aggregate value of machinery, equipment and real property owned by the Borrower and its Subsidiaries, except changes in the ordinary course of business, none of which individually or in the aggregate has had a Material Adverse Effect.

Section 5.05          Solvency; No Litigation, Violation, Indebtedness or Default; ERISA Compliance. (a) The Borrower and its Subsidiaries on a consolidated basis are, and after giving effect to the Transactions, will be Solvent.

(b)            Other than those listed on Schedule 4.01(e), there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (i) purport to affect or pertain to this Agreement, any other Transaction Document or the consummation of the Transactions, or (ii) as to which there is a reasonable possibility of an adverse determination and that could reasonably be expected to result in a Material Adverse Effect.

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(c)             Neither the Borrower nor any of its Subsidiaries is in violation of any applicable statute, law, rule, regulation, ordinance or Contractual Obligation in any respect which could reasonably be expected to have a Material Adverse Effect, nor is the Borrower or any of its Subsidiaries in violation of any order of any court, Governmental Authority or arbitration board or tribunal in any respect which could reasonably be expected to have a Material Adverse Effect.

(d)            None of the Borrower, its Subsidiaries or any member of the Controlled Group maintains or is required to contribute to any Pension Benefit Plan or Multiemployer Plan other than those listed on Schedule 5.05(d) hereto. (i) The Borrower, its Subsidiaries and each member of the Controlled Group have met all applicable minimum funding requirements under Section 302 of ERISA and Section 412 of the Code in respect of each Plan, and each Plan is in compliance with Sections 412, 430 and 436 of the Code and Sections 206(g), 302 and 303 of ERISA, taking into account waivers, variances and extensions of amortization periods; (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the IRS to be qualified under Section 401(a) of the Code and the trust related thereto has been determined to be exempt from federal income tax under Section 501(a) of the Code; (iii) none of the Borrower, its Subsidiaries or any member of the Controlled Group have incurred any liability to the PBGC which remains outstanding other than for the payment of premiums, and there are no premium payments which have become due which are unpaid; (iv) no Plan subject to Title IV of ERISA has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any such Plan; (v) none of the Borrower, its Subsidiaries or any member of the Controlled Group has breached any of the material responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan; (vi) none of the Borrower, its Subsidiaries or any member of the Controlled Group nor any fiduciary of any Plan, has engaged in a “prohibited transaction” described in Section 406 of ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA; (vii) the Borrower, its Subsidiaries and each member of the Controlled Group has made all contributions required to be made with respect to each Pension Benefit Plan and Multiemployer Plan; (viii) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period has not been waived or which could reasonably be expected to result in material liability to the Borrower, its Subsidiaries or any member of the Controlled Group; (ix) except as set forth on Schedule 5.05(d)(ix), none of the Borrower, its Subsidiaries or any member of the Controlled Group maintains or is required to contribute to any Plan which provides health, accident or life insurance benefits to former employees, their spouses or dependents, other than in accordance with Section 4980B of the Code; (x) none of the Borrower, its Subsidiaries or any member of the Controlled Group has an outstanding liability in respect of a complete or partial withdrawal, within the meaning of Section 4203 or 4205 of ERISA, from any Multiemployer Plan and there exists no fact which would reasonably be expected to result in any such liability; and (xi) to the knowledge of the Borrower, no Plan fiduciary (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or for any failure in connection with the administration or investment of the assets of a Plan.

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Section 5.06          Licenses and Permits. Except as set forth in Schedule 5.06, or Schedule 5.16 with respect to Environmental Permits, each of the Borrower and its Subsidiaries (a) is in compliance with and (b) has procured and is now in possession of, all licenses or permits required by any applicable federal, state, provincial or local law, rule or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits could reasonably be expected to have a Material Adverse Effect.

Section 5.07          Default of Indebtedness. Neither the Borrower nor any of its Subsidiaries is in default in the payment of the principal of or interest on any material Indebtedness for borrowed money or under any instrument or agreement under or subject to which any such Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

Section 5.08          No Default. Neither the Borrower nor any of its Subsidiaries is in default in the payment or performance of any of its material Contractual Obligations. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

Section 5.09          Tax Returns. The Borrower and each of its Subsidiaries’ federal tax identification number is set forth on Schedule 5.09. The Borrower and each of its Subsidiaries have timely filed all federal, state and local tax returns and all other tax returns required to be filed and have paid or provided for the payment of all federal, state and local income and franchises Taxes, and other material Taxes due on such returns or pursuant to any assessment received by them, except for Taxes contested in good faith as to which adequate provisions have been made in accordance with GAAP. Federal income tax returns of the Borrower and each of its Subsidiaries have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all fiscal years prior to and including the fiscal year ending December 31, 2010 and state and local income tax returns of each Borrower and each of its Subsidiaries have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all fiscal years prior to and including the fiscal year ending December 31, 2010. The provision for Taxes on the books of the Borrower and each of its Subsidiaries is adequate for all years not closed by applicable statutes, and for its current fiscal year, and the Borrower has no knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

Section 5.10          Disclosure. None of the written information furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement, the Forbearance Agreement or the Restructuring Agreement or delivered hereunder or under any other Transaction Document (as modified or supplemented by other information so furnished), taken as a whole with any other information furnished or publicly available (including all of the foregoing as updated, restated or otherwise modified in writing prior to the Closing Date), contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading as of the date when made or delivered; provided, that with respect to any forecast, projection or other statement regarding future performance, future financial results or other future developments, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such information was prepared (it being understood that any such information is subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control, and that no assurance can be given that the future developments addressed in such information can be realized); provided, no representation or warranty is made with respect to information for which the source is separately identified as a third party source or other person or entity not affiliated with or acting as agent or representative of the Borrower or any of its Subsidiaries.

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Section 5.11          Margin Regulations. None of the Borrower or its Subsidiaries are engaged, nor will any of them engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of the Borrowing will be used for “purchasing” or “carrying” “margin stock” as defined in Regulation U of such Board of Governors.

Section 5.12          No Burdensome Restrictions. None of the Borrower or its Subsidiaries are party to any material Contractual Obligation the performance of which could reasonably be expected to have a Material Adverse Effect. None of the Borrower or its Subsidiaries has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Lien.

Section 5.13          Investment Company Act. None of the Borrower or its Subsidiaries is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

Section 5.14          Insurance. The properties of the Borrower and its Subsidiaries are insured with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are, in the reasonable judgment, customarily carried by similar businesses of similar size, including property and casualty loss, workers’ compensation and interruption of business insurance.

Section 5.15          No Labor Disputes. None of the Borrower or its Subsidiaries is involved in any labor dispute; there are no strikes or walkouts or union organization of any of the Borrower’s or its Subsidiaries’ employees in existence, or, to the knowledge of the Borrower, threatened, and no collective bargaining agreement is scheduled to expire prior to the Maturity Date other than as set forth on Schedule 5.15 hereto.

Section 5.16          O.S.H.A. and Environmental Compliance. Except as could not reasonably be expected to have a Material Adverse Effect and except as set forth in Schedule 5.16,

(a)             each of the Borrower and its Subsidiaries have duly complied, and their facilities, business, assets, property, leaseholds, real property and equipment are in compliance with, the provisions of the Federal Occupational Safety and Health Act and applicable Environmental Laws; and there have been no outstanding citations, notices or orders of non-compliance issued to the Borrower or any of its Subsidiaries or relating to any of their business, assets, property, leaseholds or equipment under any such laws, rules or regulations.

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(b)            each of the Borrower and its Subsidiaries have been issued all Environmental Permits necessary to operate the business.

(c)             (i) there has not been any Hazardous Discharge on any Material Owned Property or Material Leased Property; (ii) there are no underground storage tanks or electrical equipment containing polychlorinated biphenyls on any Material Owned Property or Material Leased Property; (iii) the Material Owned Property or Material Leases Property has never been used as a treatment, storage or disposal facility of Hazardous Materials permitted under RCRA; and (iv) no Hazardous Materials are present on Material Owned Property or Material Leases Property excepting such quantities as are handled in accordance with all applicable manufacturer’s instructions and governmental regulations and in proper storage containers and as are appropriate for the operation of the commercial business of the Borrower, its Subsidiaries or any of their tenants.

Section 5.17          Ownership of Property; Liens; Investments, Etc. (a) As of the Closing Date, each of the Borrower and its Subsidiaries has good, marketable and insurable fee simple title to the properties owned by such party free and clear of all Liens, other than Permitted Liens. Each of the Borrower and its Subsidiaries owns and has on the date hereof good and marketable title or subsisting leasehold interest (subject only to Permitted Liens) to, and enjoys on the date hereof peaceful and undisturbed possession of, all such properties that are necessary for the operation and conduct of its business, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no Liens of any nature whatsoever on any assets of the Borrower or any of its Subsidiaries other than Permitted Liens.

(b)            (i) Schedule 5.17(b)(i) sets forth a complete and accurate list as of the Closing Date of the locations all real property owned by the Borrower or any of its Subsidiaries showing the street address, county or other relevant jurisdiction, state and record owner, (ii) Schedule 5.17(b)(ii) sets forth a complete and accurate list as of the Closing Date of all leases of real property under which any Loan Party is the lessee, showing the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof and each such lease is the legal, valid and binding obligation of the lessee thereof, enforceable in accordance with its terms, no such leases have been amended or modified except as set forth on Schedule 5.17(b)(ii), and complete and accurate copies thereof have been provided to the Collateral Agent, and (iii) Schedule 5.17(b)(iii) sets forth a complete and accurate list as of the Closing Date of all leases of real property under which any Loan Party is the lessor, showing the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof.

(c)             To the best knowledge of the Borrower after due inquiry and investigation, the legal description attached as Exhibit A to each Mortgage accurately and completely describes the Mortgaged Property intended to be covered thereby.

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Section 5.18          Patents, Trademarks, Copyrights and Licenses. All patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, tradenames, assumed names, trade secrets and licenses owned or utilized by the Borrower or any of its Subsidiaries are set forth on Schedule 5.18, are valid and have been duly registered or filed with all appropriate Governmental Authority and constitute all of the intellectual property rights which are necessary for the operation of its business; there is no objection to or pending challenge to the validity of any such patent, trademark, copyright, design rights, tradename, trade secret or license and the Borrower is not aware of any grounds for any challenge, except as set forth in Schedule 5.18 hereto. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, design rights, copyright, copyright application and copyright license owned or held by the Borrower or any of its Subsidiaries and all trade secrets used by the Borrower or any of its Subsidiaries consist of original material or property developed by the Borrower or such Subsidiary or was lawfully acquired by the Borrower or such Subsidiary from the proper and lawful owner thereof. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof.

Section 5.19          Priority. (a) The provisions of the Collateral Documents are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, and the execution, delivery and performance of this Agreement does not adversely affect the effectiveness of: (i) a legal, valid and enforceable first priority Lien on all right, title and interest of the Loan Parties in the Term Loan Primary Collateral, subject only to Permitted Liens; and (ii) a legal, valid and enforceable second priority Lien on all right, title and interest of the Loan Parties in the ABL Primary Collateral, subject only to Permitted Liens.

(b)            Except for filings contemplated hereby and by the Collateral Documents, no filing or other action (other than the taking of possession or control by the Collateral Agent of the Collateral with respect to which a security interest may be perfected only by possession or control) will be necessary to perfect such Liens.

Section 5.20          Anti-Terrorism Laws. (a) General. Neither the Borrower nor any of its Affiliates is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(b)            Executive Order No. 13224. Neither the Borrower nor any of its Affiliates or their respective agents acting or benefiting in any capacity in connection with the Borrowing or other Transactions hereunder, is any of the following (each a “Blocked Person”):

(i)              a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(ii)            a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

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(iii)          a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv)          a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order No. 13224;

(v)            a Person or entity that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or

(vi)          a Person or entity who is affiliated or associated with a Person or entity listed above.

Neither the Borrower or its Subsidiaries, nor to the knowledge of the Borrower, any of its agents acting in any capacity in connection with the Borrowing or other Transactions hereunder (a) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (b) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

Section 5.21          Trading with the Enemy. None of the Borrower or its Subsidiaries has engaged, nor does it intend to engage, in any business or activity prohibited by the Trading with the Enemy Act of 1917 (12 U.S.C. § 95a et seq.).

Section 5.22          Use of Proceeds. The Borrower will use the proceeds of the Term Loan A, each New Term Loan and any Additional Term Commitments solely as provided for in Section 6.12.

Section 5.23          Swaps. Neither the Borrower or any of its Subsidiaries is a party to, nor will it be a party to, any swap agreement whereby such Borrower or Subsidiary has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited “two-way basis” without regard to fault on the part of either party.

Section 5.24          Capital Stock. After giving effect to the transactions under the Equity Documents, the authorized and outstanding Capital Stock of the Borrower and its Subsidiaries is as set forth on Schedule 5.24 hereto. All of the Capital Stock of the Borrower and its Subsidiaries has been duly and validly authorized and issued and is fully paid (to the extent required by such Person’s Organization Documents in the case of a limited liability company) and non-assessable (except as provided under Applicable Law in the case of a limited liability company) and has been sold and delivered to the holders thereof in compliance with, or under valid exemption from, all federal and state laws and the rules and regulations of each Governmental Authority governing the sale and delivery of securities, assuming the truth and accuracy of the New Equity Holder’s representations and warranties in the Equity Documents. Except for the rights and obligations set forth on Schedule 5.24, as provided for in the Equity Documents, those warrants issued pursuant to that certain Warrant Agreement, dated as of March 15, 2010, between the Borrower and American Stock Transfer & Trust Company, LLC (the “Existing Warrants”), or in the First Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code dated January 13, 2010, as modified prior to the date hereof (together with all related documents, the “Specified Plan”), there are no subscriptions, warrants, options, calls, commitments, rights or agreement by which any of the Borrower or its Subsidiaries or any of the shareholders of the Borrower or its Subsidiaries is bound relating to the issuance, transfer, voting or redemption of shares of its Capital Stock or any pre-emptive rights held by any Person with respect to the Capital Stock of the Borrower or its Subsidiaries. Except as set forth on Schedule 5.24, as provided for in the Equity Documents, the Existing Warrants or the Specified Plan, none of the Borrower or its Subsidiaries have issued any securities convertible into or exchangeable for shares of its Capital Stock or any options, warrants or other rights to acquire such shares or securities convertible into or exchangeable for such shares.

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Section 5.25          Equity Transactions. All of the Equity Transactions have been fully consummated on the Closing Date pursuant to the Equity Documents in accordance with all Requirements of Law.

Article VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than in respect of contingent obligations, indemnities and expenses related thereto not then payable or in existence as of the Maturity Date), the Borrower shall, and shall cause each Subsidiary to:

Section 6.01          Financial Statements. Deliver to the Administrative Agent (and the Administrative Agent shall promptly deliver copies thereof to the Lenders, provided that, if the Borrower has become and continues to be a Public Filer, then only the financial statements described in subsections (a) and (b) below, excluding Plant-Level Financial Statements, will be delivered to Public Lenders):

(a)             as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower (commencing with the fiscal year ended December 31, 2012), (i) a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, and (ii) Plant-Level Financial Statements for such fiscal year (such Plant-Level Financial Statements to be certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition and results of operations of the applicable Facility in accordance with GAAP);

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(b)            as soon as available, but in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ended September 30, 2012), (i) a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, and (ii) Plant-Level Financial Statements for such fiscal quarter, in each case, certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries or applicable Facility in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c)             as soon as available, but in any event within thirty (30) days after the end of each fiscal month of each fiscal year of the Borrower (commencing with the fiscal month ended October 31, 2012), (i) a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal month, and the related consolidated statements of income or operations for such fiscal month and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal month of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, and (ii) Plant-Level Financial Statements for such fiscal month, in each case, certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries or applicable Facility in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

(d)            as soon as available and in any event within sixty (60) days after the end of each fiscal year, forecasts prepared by management of the Borrower, in form reasonably satisfactory to the Administrative Agent, of balance sheets, income statements and cash flow statements on a quarterly basis for the fiscal year following such fiscal year and on an annual basis for each fiscal year thereafter until the Maturity Date together with a budget for the each fiscal quarter and fiscal year, in form reasonably satisfactory to the Administrative Agent.

Section 6.02          Certificates; Other Information. Deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent:

(a)             concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants reporting on such financial statements and stating that in performing their audit nothing came to their attention that caused them to believe the Borrower failed to comply with the financial covenants set forth in Section 7.08, except as specified in such certificate (which certificate may be limited to the extent required by accounting rules or guidelines and such accounting firm’s internal policies and procedures);

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(b)            (i) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) (commencing with the delivery of the financial statements for the fiscal quarter ended September 30, 2012), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower, which shall include detailed computations of the financial covenants, and (ii) following delivery of the financial statements referred to in Section 6.01(a) and (b), the Borrower shall hold a conference call with all Lenders, Equity Holders and prospective Equity Holders who are subject to the confidentiality provisions under this Agreement or the Stockholders Agreement, or are NDA Signatories, to be scheduled no later than 45 days following the end of each fiscal quarter;

(c)             promptly after any request by the Administrative Agent, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by independent accountants in connection with the accounts or books of the Borrower or any of its Subsidiaries, or any audit of any of them;

(d)            promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the SEC or any Governmental Authority that may be substituted therefor, or with any national securities exchange.

(e)             unless otherwise required to be delivered to the Lenders hereunder, promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(f)             as soon as available, but in any event prior to the date audited financial statements are required to be delivered, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for the Borrower and its Subsidiaries and containing such additional information as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably request;

(g)            promptly, and in any event within five (5) Business Days after receipt thereof by the Borrower or any Subsidiary, copies of each material notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any material investigation or possible material investigation or other material inquiry by such agency regarding financial or other operational results of the Borrower or any Subsidiary;

(h)            as soon as available, but in any event within the time period in which the Borrower must deliver its annual audited financials under Section 6.01(a), (i) a report supplementing Section 5.17(b)(i), Section 5.17(b)(ii) and Section 5.17(b)(iii), identifying all Material Owned Real Property and Material Leased Real Property acquired or disposed of by any Loan Party during such fiscal year and (ii) updated or supplemental schedules to any Loan Document or Collateral Document updating any information contained therein that must be so updated or supplemented in order to make such information accurate and complete;

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(i)              promptly, such additional information regarding the business, financial, legal or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request;

(j)              not later than ninety (90) days after the end of each fiscal year of the Borrower, a copy of summary projections by the Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries for the succeeding fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared based on assumptions believed by the Borrower to be reasonable; and

(k)            within five (5) Business Days after the last day of the fiscal quarter of the Borrower or any Subsidiary, such information as is required under Sections 3.10(h) and 4.09(g) of the Security Agreement, if applicable to the Borrower or such Subsidiary during such fiscal quarter.

Documents required to be delivered pursuant to Section 6.01(a), (b), or (c) or Section 6.02 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (a) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; (b) such information is filed on EDGAR or the equivalent thereof with the SEC or (c) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that if the Administrative Agent or any Lender so requests, the Borrower shall provide the Administrative Agent or Lender, as applicable, by electronic mail electronic versions (i.e., soft copies) of the documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

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The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) in the event that the Borrower becomes a Public Filer, certain of the Lenders may choose to be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to any Loan Party or their securities) (each, a “Public Lender”). The Borrower hereby agrees that (i) Borrower Materials that are to be made available on the Platform to Public Lenders shall be clearly and conspicuously marked “PUBLIC,” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may contain sensitive business information and remains subject to the confidentiality undertakings of Section 10.07) with respect to the Borrower or any other Loan Party or its securities for purposes of United States Federal and state securities laws, (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information,” and (iv) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” In connection with the foregoing, each party hereto acknowledges and agrees that the foregoing provisions are not in derogation of their confidentiality obligations under Section 10.07.

Section 6.03          Notices. Notify the Administrative Agent:

(a)             promptly, of the occurrence of any Default or Event of Default;

(b)            promptly, of any event which could reasonably be expected to have a Material Adverse Effect;

(c)             promptly, of any event that (i) the Borrower or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which such Borrower or any member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) the Borrower or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such Borrower or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all communications received by the Borrower or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which the Borrower or any member of the Controlled Group was not previously contributing shall occur, (v) the Borrower or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) the Borrower or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) the Borrower or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) the Borrower or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; or (ix) the Borrower or any member of the Controlled Group knows that (A) a Multiemployer Plan has been terminated, (B) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (C) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan;

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(d)            promptly after receipt of notice or knowledge of the Borrower thereof, of any action, suit, proceeding or claim alleging any Environmental Liability against or by the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect;

(e)             promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any Governmental Authority affecting any Loan Party or any of its Subsidiaries of the type described in Section 5.05(b), Section 5.05(d) and Section 5.09 that relates to the Transactions or the Transaction Documents or that could reasonably be expected to have a Material Adverse Effect; and

(f)             the occurrence of any event triggering any requirement under Section 6.13 with respect to any additional Subsidiary Guarantor or any additional Collateral.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.

Section 6.04          Payment of Indebtedness. Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being properly contested and for which appropriate provisions have been made, subject at all times to any applicable subordination arrangement in favor of the Lenders.

Section 6.05          Corporate Existence. Cause to be done all things necessary to preserve and keep in full force and effect its corporate, partnership or other existence (except as otherwise permitted under Section 7.03 and 7.04) in accordance with the respective organizational documents of each such Person and the rights (charter and statutory) and material franchises of the Borrower and each of its Subsidiaries; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to preserve any such right or franchise or in the case of any foreign Subsidiary, its existence, if (in each case) the Board of Directors of the Borrower shall determine that the loss thereof is not, and shall not, result in a Material Adverse Effect.

Section 6.06          Maintenance of Properties. Cause all Material Owned Properties and Material Leased Properties used or useful to the conduct of its respective business, taken as a whole, to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment (ordinary wear and tear excepted and other than as caused by casualty events) and shall cause to be made all repairs, renewals, replacements, and betterments thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times, except where the failure to do so could not reasonably be expected to adversely affect the use of the corresponding Material Owned Property or Material Leased Property (as applicable) for its intended purpose; provided, however, that, nothing in this Section 6.06 shall prevent the Borrower or any of its Subsidiaries from (a) idling such property in connection with maintenance or to the extent the operation of such property is not at such time commercially viable or (b) discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such property is obsolete, surplus or worn out property or is no longer commercially viable to operate and maintain or desirable in the conduct of the business of the Borrower or any such Subsidiary; provided, further, that nothing in this Section 6.06 shall prevent the Borrower or any of its Subsidiaries from discontinuing or disposing of any properties to the extent otherwise permitted by this Agreement.

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Section 6.07          Payment of Taxes and Other Claims. Timely pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or upon the income, profits or property of it and (b) all lawful claims which, in each case, if unpaid, might by law become a material liability or Lien upon the property of the Borrower or any of its Subsidiaries; provided, however, that no Loan Party shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, (i) the applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made or (ii) where the failure to effect such payment or discharge is not adverse in any material respect to the Lenders.

Section 6.08          Maintenance of Insurance. Maintain, and shall cause its Subsidiaries to maintain insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are, in the Administrative Agent’s reasonable judgment, customarily carried by similar businesses of similar size, including property and casualty loss, workers’ compensation and interruption of business insurance. The Borrower shall, and shall cause each Subsidiary to, use commercially reasonable efforts to cause each such insurance policy to (a) name the Collateral Agent as loss payee with respect to property insurance and additional insured with respect to general liability insurance (without any representation or warranty by or obligation upon the Collateral Agent); (b) contain the agreement by the insurer that any loss thereunder shall be payable to the Collateral Agent notwithstanding any action, inaction or breach of representation or warranty by the Borrower or its Subsidiaries, subject to applicable insurance industry standards; (c) provide that there shall be no recourse against the Collateral Agent for payment of premiums or other amounts with respect thereto; (d) provide that the insurer shall endeavor to give at least ten (10) days’ prior written notice of cancellation or of lapse shall be given to the Collateral Agent by the insurer; and (e) allow the Collateral Agent to settle any claims under insurance policies required to be maintained under this Section 6.08 following an Event of Default. The Borrower and its Subsidiaries will, if so requested by the Collateral Agent, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of this Section 6.08 and cause the insurers to acknowledge notice of such assignment.

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Section 6.09          Compliance with Laws. Comply with the requirements of all Applicable Law and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Applicable Law or order, writ, injunction or decree is being contested in good faith by the Borrower or any of its Subsidiaries by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

Section 6.10          Books and Records. (a) Maintain proper books of record and account, in which in all material respects full, true and correct entries in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.

Section 6.11          Inspection Rights. Upon reasonable notice, permit representatives and independent contractors of each Agent and Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss the business, finances and accounts with its officers and independent public accountants at such reasonable times during normal business hours and as often as may be reasonably desired, provided, that such Agent or Lender shall give Borrower reasonable advance notice prior to any contact with such accountants and give the Borrower the opportunity to participate in such discussions, provided further that unless an Event of Default has occurred, the Borrower shall only be responsible for each Agent’s and Lenders’ expenses in connection with any such inspection once per fiscal year.

Section 6.12          Use of Proceeds. Use the proceeds of any Borrowing solely for  for transaction costs, fees and expenses related to the Transaction Documents or the Transactions and for general corporate purposes.

Section 6.13          Covenant to Guarantee Obligations and Give Security. Upon (a) the request of the Collateral Agent following the occurrence and during the continuance of a Default; (b) the formation or acquisition of any new direct or indirect Subsidiaries by any Loan Party; or (c) the acquisition of any material property by any Loan Party, and such property, in the reasonable judgment of the Collateral Agent, shall not already be subject to a perfected first priority security interest in favor of the Collateral Agent for the benefit of the Lenders (subject only to Permitted Liens), then in each case at the Borrower’s expense:

(i)              in connection with the formation or acquisition of a Subsidiary, within thirty (30) days after such formation or acquisition, cause each such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Collateral Agent a Subsidiary Guaranty, guaranteeing the other Loan Parties’ obligations under the Loan Documents;

(ii)            (A) within ten (10) days after such request, furnish to the Collateral Agent a description of the real and personal properties of the Loan Parties and their respective Subsidiaries in detail reasonably satisfactory to the Collateral Agent and (B) within thirty (30) days after such formation or acquisition, furnish to the Collateral Agent a description of the real and personal properties of such Subsidiary or the real and personal properties so acquired, in each case in detail reasonably satisfactory to the Collateral Agent;

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(iii)          (A) within fifteen (15) days after such request or within sixty (60) days after acquisition of such material property by any Loan Party, duly execute and deliver, and cause each Loan Party to duly execute and deliver, to the Collateral Agent such additional Mortgages (together with all the items set forth in Section 6.16), pledges, assignments, supplements to the Security Agreement, supplements to the Intellectual Property Security Agreements and other security and pledge agreements as specified by, and in form and substance reasonably satisfactory to the Collateral Agent, securing payment of all the Obligations of such Loan Party under the Loan Documents and constituting Liens on (1) with respect to real property, all Material Owned Real Property and Material Owned Leased Property and (2) with respect to all personal property, all such personal property and (B) within sixty (60) days after such formation or acquisition of any new Subsidiary, duly execute and deliver and cause such Subsidiary and each Loan Party acquiring Capital Stock in such Subsidiary to duly execute and deliver to the Collateral Agent Mortgages (together with all the items set forth in Section 6.16), pledges, assignments, supplements to the Security Agreement, supplements to the Intellectual Property Security Agreements and other security and pledge agreements as specified by, and in form and substance reasonably satisfactory to, the Collateral Agent, securing payment of all of the Obligations of such Subsidiary or Loan Party, respectively, under the Loan Documents and constituting Liens on (x) with respect to real property, all Material Owned Real Property and Material Owned Leased Property owned or held by such Subsidiary and (y) with respect to all personal property, all personal property owned or held by such Subsidiary;

(iv)          within sixty (60) days after such request, formation or acquisition, take, and cause each Loan Party and each newly acquired or newly formed Subsidiary to take, whatever action (including, without limitation, the recording of mortgages and the satisfaction of the other items set forth in Section 6.16(a), the filing of UCC financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the Mortgages, pledges, assignments, supplements to the Security Agreement, supplements to the Intellectual Property Security Agreements and security and pledge agreements delivered pursuant to this Section 6.13, enforceable against all third parties in accordance with their terms (subject only to Permitted Liens);

(v)            within sixty (60) days after such request, formation or acquisition, deliver to the Collateral Agent, upon the request of the Collateral Agent in its sole discretion, a signed copy of a favorable opinion (subject to customary assumptions, qualifications, exceptions and limitations), addressed to the Collateral Agent and the other Lenders, of counsel for the Loan Parties reasonably acceptable to the Collateral Agent as to (A) such Guarantees, supplements to Guarantees, Mortgages, including, without limitation, the opinions set forth in Section 6.16(b), pledges, assignments, supplements to the Security Agreement, supplements to the Intellectual Property Security Agreements and security and pledge agreements being legal, valid and binding obligations of each Loan Party party thereto enforceable in accordance with their terms; (B) such recordings, filings, notices, endorsements and other actions being sufficient to create valid perfected Liens on such properties; and (C) such other matters as the Collateral Agent may reasonably request;

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(vi)          as promptly as practicable after such request, formation or acquisition, deliver, upon the request of the Collateral Agent in its reasonable discretion, to the Collateral Agent with respect to each parcel of Material Owned Real Property and Material Owned Leased Property owned or held by each Loan Party or newly acquired or newly formed Subsidiary title reports and the other items set forth in Section 6.16(a), surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance reasonably satisfactory to the Collateral Agent; and

(vii)        at any time and from time to time, promptly execute and deliver, and cause each Loan Party and each newly acquired or newly formed Subsidiary to execute and deliver, any and all further instruments and documents and take, and cause each Loan Party and each newly acquired or newly formed Subsidiary to take, all such other action as the Collateral Agent may reasonably deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, Mortgages, pledges, assignments, supplements to the Security Agreement, supplements to the Intellectual Property Security Agreements and other security and pledge agreements.

The foregoing requirements of Section 6.13 shall not apply to (a) those assets over which the granting of security interests in such assets would be prohibited by contract, Applicable Law or regulation not overridden by the UCC or with respect to the assets of any non-wholly owned subsidiary, the organizational documents of such non-wholly owned subsidiary; provided that, at the request of the Collateral Agent, the Borrower shall use its commercially reasonable efforts to obtain the applicable consents to such pledge and security interest, (b) payroll, tax and other trust accounts, (c) motor vehicles and other assets subject to certificates of title, (d) with respect to any interests or assets in respect of a CFC, liens or pledges in excess of 65% of the voting capital stock of any “first-tier” Subsidiary that is not a Domestic Subsidiary and (e) those assets as to which the Administrative Agent and the Borrower reasonably determine that the cost of obtaining such security interest or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby.

Section 6.14          Compliance with ERISA. (a) (i) Maintain, or permit any member of the Controlled Group to maintain, or (ii) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Pension Benefit Plan, other than those Pension Benefit Plans disclosed on Schedule 5.05(d); (b) engage, or permit any member of the Controlled Group to engage, in any non-exempt “prohibited transaction”, as that term is defined in Section 406 of ERISA or Section 4975 of the Code that could reasonably be expected to have a Material Adverse Effect; (c) terminate, or permit any member of the Controlled Group to terminate, any Pension Benefit Plan where such event could result in any liability in excess of $1,000,000 of the Borrower or any member of the Controlled Group or the imposition of a lien securing obligations in excess of $1,000,000 on the property of the Borrower or any member of the Controlled Group pursuant to Section 4068 of ERISA.

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Section 6.15          Compliance with Environmental Laws. (a) Comply, and use reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits and obtain, to the extent necessary based on its current operations, and renew all Environmental Permits for its operations and properties, except in such instances in which (i) the requirement of an Environmental Permit is being contested in good faith by the Borrower or any of its Subsidiaries by appropriate proceedings diligently conducted or (ii) the failure to so comply, obtain or renew could not reasonably be expected to have a Material Adverse Effect, and (b) undertake and perform any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws, except in such instances in which (i) the requirement to undertake or perform is being contested in good faith by the Borrower or any of its Subsidiaries by appropriate proceedings diligently conducted or (ii) the failure to so undertake or perform could not reasonably be expected to have a Material Adverse Effect.

Section 6.16          Post-Closing Obligations. Cause the following to be delivered to the Administrative Agent, properly executed by a Responsible Officer of the signing Loan Party, each in form and substance reasonably satisfactory to the Administrative Agent, within 60 days after the Closing Date (as such time period may be extended for a period up to 30 days in the Administrative Agent’s reasonable discretion) (“Mortgage Effective Date”):

(a)             Amendments to the existing Mortgages, in form and substance satisfactory to the Collateral Agent with respect to each Material Owned Real Property and Material Leased Real Property (other than the Excepted Leased Real Property), in each case duly executed by the appropriate Loan Party, together with:

(i)              evidence that counterparts of such Mortgages and such amendments to the existing Mortgages have been duly executed, acknowledged and delivered in form suitable for filing or recording on or before the Mortgage Effective Date, in all filing or recording offices that the Collateral Agent may reasonably deem necessary or desirable in order to create or continue a valid first and subsisting Lien on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid;

(ii)            fully paid American Land Title Association Lender’s Extended Coverage title insurance Endorsements (the “Mortgage Endorsements”) to the following loan policies of title insurance issued by Commonwealth Land Title Insurance Company: (A) policy number 20105167-A dated March 29, 2011, (B) policy number 20105168-A dated March 29, 2011, (C) policy number M-10-005480 dated March 25, 2011, (D) policy number 1401-A00199761-CLT dated April 1, 2011, and (E) policy number 8839008 dated March 29, 2011, in form and substance, reasonably acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers reasonably acceptable to the Collateral Agent, insuring such Mortgages, as amended or supplemented to date, to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only Permitted Liens, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents and for mechanics’ and materialmen’s Liens) and such coinsurance and direct access reinsurance as the Collateral Agent may reasonably deem necessary or desirable and with respect to any property in a state in which a zoning endorsement is not available, a zoning compliance letter from the applicable municipality or a zoning report from Planning and Zoning Resources Corporation, in each case reasonably satisfactory to the Collateral Agent;

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(iii)          certified updates to the following surveys: (A) in connection with 1300 S. Second Street, Pekin, Tazewell County, Illinois, the ALTA/ACSM Land Title Survey by Austin Engineering Co., Inc. dated February 16, 2011 as Project No. 42-11-011, (B) in connection with 23133 E County Hwy 6, Canton, Fulton County, Illinois, the ALTA/ACSM Land Title Survey dated January 27, 2011 by Maurer & Stutz, Inc. as Project No. 23211001.00, (C) in connection with 7201 Port Road, Mt. Vernon, Posey County, Indiana, the ALTA/ACSM Land Title Survey by Morley & Associates, Inc. dated February 2, 2011 as Project No. 6928, (D) in connection with 2103 Harvest Drive, Aurora, Hamilton County, Nebraska, the ALTA/ACSM Title Survey dated February 3, 2011 by Olsson Associates as Project No. 20110079, and (E) in connection with 1205 S. "O" Road, Aurora, Hamilton County, Nebraska, the ALTA/ACSM Title Survey dated January 17, 2011 by Olsson Associates as Project No. 2011-0079, for which all necessary fees (where applicable) have been paid, and dated no more than thirty (30) days before the Mortgage Effective Date, certified to the Collateral Agent and the issuer of the Mortgage Endorsements in a manner reasonably satisfactory to the Collateral Agent by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located and reasonably acceptable to the Administrative Agent, indicating any material changes to the existing surveys with respect to all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects reasonably acceptable to the Collateral Agent;

(iv)          evidence of the insurance required by the terms of such Mortgages, including where applicable, flood zone insurance;

(v)            certified copy of the Indiana Port Lease Agreement and all amendments thereto;

(vi)          confirmation that the amendment to that certain First Lien Leasehold Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing (Indiana), dated as of March 22, 2011 and recorded on March 25th, 2011 as Instrument Number 201101239 in the office of the Posey County Recorder, State of Indiana was delivered to the Indiana Port Lessor;

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(vii)        tenant estoppel certificate from the Indiana Port Lessee, for the benefit of the Administrative Agent and Fidelity National Title Insurance Company, in form and substance reasonably satisfactory to the Administrative Agent;

(viii)      such other consents, agreements and confirmations of lessors and third parties as the Collateral Agent may reasonably deem necessary or desirable and evidence that all other actions that the Collateral Agent may reasonably deem necessary or desirable in order to create valid first and subsisting Liens on the property described in such Mortgages has been taken;

(ix)          such other assurances, certificates and documents as the Collateral Agent reasonably may require; and

(x)            a Memorandum of Intercreditor Agreement with respect to each Material Owned Real Property and Material Leased Real Property (other than Excepted Leased Real Property), in form and substance reasonably satisfactory to the Collateral Agent, in each case duly executed by the appropriate Loan Party.

(b)            The executed opinions of (i) Akin Gump Strauss Hauer & Feld LLP, special New York counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in form and substance acceptable to the Administrative Agent and (ii) local counsel to the Loan Parties in states in which the Material Leased Properties and the Material Owned Properties are located, with respect to the enforceability of the Mortgages delivered pursuant to clause (a) and any related fixture filing, addressed to the Administrative Agent and each Lender, in form and substance acceptable to the Administrative Agent.

Section 6.17          Events of Loss. (a) Within twelve (12) months after the date the Borrower or any of its Subsidiaries actually receives any Net Cash Proceeds with respect to an Event of Loss (except for any Net Cash Proceeds (i) applied for general working capital purposes as and to the extent permitted pursuant to Section 2.03(b)(iv)(x) or (ii) required to be applied to prepayment of Term Loans pursuant to Section 2.03(b)(iv)(y)), apply such Net Cash Proceeds, at its option, to:

(i)              the rebuilding, repair, replacement or construction of improvements to the assets subject to such Event of Loss so long as the rebuilt, repaired or improved property or replacement property constitutes Replacement Assets (provided that (x) such Replacement Assets shall be limited to only Replacement Assets that no later than the completion of such rebuilding, repair or improvement or the acquisition of such replacement have become Term Loan Primary Collateral; (y) to the extent the assets subject to such Event of Loss constitute Specified Collateral, such Replacement Assets shall be limited to only Replacement Assets constituting Specified Assets that have become Specified Collateral; and (z) the provisions of Section 6.13 have otherwise been complied with respect to such Replacement Assets no later than the completion of such rebuilding, repair or improvement or the acquisition of such replacement);

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(ii)            (A) acquire Replacement Assets or (B) enter into a binding commitment to acquire Replacement Assets and such Net Cash Proceeds have actually been applied to the purchase of such Replacement Assets within six (6) months of the date on which such binding commitment was entered into (provided that (w) such Replacement Assets shall be used only in an existing Facility of the Borrower or its Subsidiaries, (x) such Replacement Assets shall be limited to only Replacement Assets that simultaneously with the acquisition thereof become Term Loan Primary Collateral; (y) to the extent the assets subject to such Event of Loss constitute Specified Collateral, such Replacement Assets shall be limited to only Replacement Assets constituting Specified Assets that simultaneously with the acquisition thereof become Specified Collateral; and (z) such Replacement Assets are not acquired until and unless the provisions of Section 6.13 have otherwise been complied with respect to such Replacement Assets);

(iii)          for Capital Expenditures for existing Facilities of the Borrower and its Subsidiaries; or

(iv)          a combination of the actions set forth in the foregoing clauses (i), (ii) and (iii) above.

(b)            With respect to any property or asset subject to an Event of Loss pursuant to clause (d) of the definition of “Event of Loss” that has a Fair Market Value (or replacement cost, if greater) in excess of $1,000,000, the Borrower (or the affected Subsidiary, as the case may be), shall be required to receive consideration (i) at least equal to the Fair Market Value (as evidenced by a Board Resolution) of the assets subject to the Event of Loss and (ii) at least 75% of which is in the form of cash or Cash Equivalents.

(c)             Unless and until any Net Cash Proceeds from an Event of Loss (other than any Net Cash Proceeds applied for general working capital purposes as and to the extent permitted pursuant to Section 2.03(b)(iv)(x)) are finally applied as specified in clause (a) or in accordance with Section 2.03(b)(iv), the Borrower shall cause such Net Cash Proceeds to be held by the Collateral Agent as cash of Cash Equivalents in the Collateral Account.

Section 6.18          Further Assurances. Promptly upon request by any Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and reregister any and all such further acts, deeds, certificates, assurances and other instruments as such Agent or Lender may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Transaction Documents, (ii) to the fullest extent permitted by Applicable Law and Contractual Obligations, subject the Borrower’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, and (iii) perfect and maintain the validity, effectiveness and (subject only to Permitted Liens) priority of any of the Collateral Documents and any of the Liens intended to be created thereunder.

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Article VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than in respect of contingent obligations, indemnities and costs and expenses related thereto not then payable or in existence as of the Maturity Date), the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

Section 7.01          Liens. Create, incur, assume or suffer to exist any Lien upon, or exception to title to, any of its property, assets or revenues (including any shares of Capital Stock or Indebtedness of any Subsidiary), whether now owned or hereafter acquired, or sign or file under the UCC of any jurisdiction a financing statement that names the Borrower or any of its Subsidiaries as debtor, or assign any accounts or other right to receive income, other than Permitted Liens.

Section 7.02          Indebtedness. (a) Create, incur, assume or suffer to exist (for purposes of this Section 7.02, collectively, “incur”) any Indebtedness or issue any Preferred Stock. Notwithstanding the foregoing, the Borrower and any Subsidiary (except as specified below) may incur, and the foregoing clause (a) will not prohibit the incurrence of, each and all of the following (clauses (i) through (xviii) comprising the “Permitted Debt” of the Borrower and any Subsidiary):

(i)              Indebtedness outstanding on the date hereof and listed on Schedule 7.02 (provided that any Indebtedness incurred under the Existing ABL Facility shall be deemed to be incurred pursuant to Section 7.02(a)(ii) and not this Section 7.02(a)(i));

(ii)            (A) Obligations arising in connection with the Credit Facilities (but excluding Obligations owed under this Agreement or any other Loan Documents) and Bank Product Agreements (collectively, the “ABL Obligations”); provided that the Aggregate Principal Amount of the ABL Obligations at any one time outstanding under this clause (ii) shall not exceed the ABL Cap, and (B) Obligations of the Loan Parties under the Loan Documents; provided that (1) any Hedging Agreement or Secured Hedge Agreement shall otherwise be permitted pursuant to Section 7.15; (2) the Aggregate Principal Amount of any such Obligations arising under any Hedging Agreement or Secured Hedge Agreement entitled to the benefit of the Liens under the Collateral Documents or the Existing ABL Facility shall not exceed $25,000,000 at any time; and (3) Secured Hedge Agreements shall be limited to those incurred for the purpose of hedging commodity prices;

(iii)          Indebtedness owed to the Borrower or any of its Subsidiaries evidenced by an unsubordinated promissory note; provided that if the Borrower or any of its Subsidiaries is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated in right of payment to the Term Loans, in the case of the Borrower, or the Subsidiary Guaranty, in the case of a Subsidiary;

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(iv)          Guarantees of the Term Loans and Guarantees of Indebtedness of the Borrower or any Subsidiary by the Borrower or any Subsidiary; provided that such Indebtedness is permitted by and made in accordance with this Section 7.02;

(v)            Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five (5) Business Days of incurrence;

(vi)          Indebtedness in respect of performance bonds, bankers’ acceptances, workers’ compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts (and letters of credit in respect thereof) incurred in the ordinary course of business;

(vii)        Indebtedness (including Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations) incurred or Preferred Stock issued to finance the cost (including the cost of improvement or construction) to acquire real or personal property, plant or equipment (including acquisitions of the Capital Stock of a Person that becomes a Subsidiary, to the extent of the Fair Market Value of the real or personal property so acquired, plus goodwill associated therewith) by the Borrower or any of its Subsidiaries after the Closing Date; provided, however, that the aggregate principal amount of such Indebtedness and/or the liquidation preference of such Preferred Stock outstanding at any time may not exceed $5,000,000;

(viii)      [Intentionally Omitted]

(ix)          Indebtedness consisting of (A) the financing of insurance premiums in the ordinary course of business or (B) take-or-pay obligations contained in supply arrangements entered into in the ordinary course of business;

(x)            (A) Indebtedness comprised of secured Obligations in respect of Hedging Agreements or Secured Hedge Agreements to the extent permitted to be entered into pursuant to the last proviso in Section 7.02(a)(ii); and (B) Indebtedness comprised of unsecured Obligations in respect of Hedging Agreements, in each case to the extent permitted pursuant to Section 7.15;

(xi)          endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(xii)        the issuance by any of the Borrower’s Subsidiaries to the Borrower or to any other Subsidiaries of shares of Disqualified Stock or Preferred Stock;

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(xiii)      the incurrence of Indebtedness arising from agreements of the Borrower or a Subsidiary providing indemnification, adjustment of purchase price, earn outs or similar obligations, in each case, incurred in connection with the disposition or acquisition of any business, assets or a Subsidiary expressly permitted under the terms of this Agreement, other than Indebtedness or guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition, in an aggregate principal amount at any time outstanding not to exceed $5,000,000; provided, however, in the case of any disposition, the maximum principal amount of such Indebtedness does not exceed the gross cash proceeds actually received by the Borrower or a Subsidiary in connection with such disposition;

(xiv)       guarantees in the ordinary course of business of the obligations not constituting Indebtedness of suppliers, customers, distributors, franchisers and licensees;

(xv)         the incurrence by the Borrower or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease or discharge, Indebtedness that was permitted by this Agreement to be incurred under clause (i);

(xvi)       [Intentionally omitted];

(xvii)     to the extent constituting Indebtedness, indemnification obligations and other similar obligations (including advancement of expenses) of the Borrower or any of its Subsidiaries in favor of directors, officers, employees, consultants or agents of the Borrower or any of its Subsidiaries extended in the ordinary course of business in an aggregate principal amount not to exceed $1,000,000 at any time outstanding; and

(xviii)   additional Indebtedness of the Borrower or Indebtedness of or Preferred Stock issued by any Subsidiary (in addition to Indebtedness permitted under clauses (i) through (xvii) above) in an aggregate principal amount and/or liquidation preference of such Preferred Stock outstanding at any time not to exceed $5,000,000.

(b)            Notwithstanding any other provision of this Section 7.02, the maximum amount of Indebtedness that may be incurred pursuant to this Section 7.02 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in exchange rates or currency values.

(c)             For purposes of determining any particular amount of Indebtedness under this Section 7.02, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this Section 7.02, in the event that an item of Indebtedness, Preferred Stock, or Disqualified Stock meets the criteria of more than one of the types of Indebtedness described in clause (a) of this Section 7.02 (including the first paragraph of such clause (a)), the Borrower, in its sole discretion, may classify, and from time to time may reclassify, such item of Indebtedness, Preferred Stock, or Disqualified Stock or any portion thereof on the date of its incurrence or issuance, and will only be required to include the amount and type of such Indebtedness, Preferred Stock, or Disqualified Stock in one of the above clauses, although the Company may divide and classify an item of Indebtedness, Preferred Stock, or Disqualified Stock in one or more of the categories of Indebtedness, Preferred Stock, or Disqualified Stock described in such clauses. The accrual of interest or dividends, the accretion of accreted value or amortization of original issue discount, and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms will not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.02.

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(d)            Neither the Borrower or any of its Subsidiaries shall incur any Indebtedness if such Indebtedness is subordinate in right of payment to any other Indebtedness unless such Indebtedness is also subordinate in right of payment to the Loans (in the case of the Borrower) or the Subsidiary Guaranty (in the case of any Subsidiary Guarantor), in each case, to the same extent.

Section 7.03          Fundamental Changes. (a) Solely with respect to the Borrower, consolidate with or merge with or into any Person or permit any Person to merge with or into it, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to any Person unless:

(i)              it shall be the continuing Person, or the Person (if other than it) formed by such consolidation or into which it is merged or that acquired or leased such property and assets (the “Surviving Person”) shall be organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume all of the obligations of the Borrower under this Agreement and the other Loan Documents;

(ii)            each of the conditions specified in subsection (c) below is satisfied;

(iii)          each Subsidiary Guarantor, unless such Subsidiary Guarantor is the Person with which the Borrower has entered into a transaction under this Section 7.03(a), shall have by amendment to the Subsidiary Guaranty confirmed that its guarantee under the Subsidiary Guaranty shall apply to the obligations of the Borrower or the Surviving Person in accordance with this Agreement and Loan Documents; and

(iv)          the Liens in favor of the Collateral Agent on the Collateral remain in full force and effect following the consummation of such transaction and are expressly confirmed and ratified by the parties to such transaction.

(b)            Solely with respect to each Subsidiary of the Borrower, consolidate with or merge with or into any Person or permit any Person to merge with or into it, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to any Person, unless:

(i)              it shall be the continuing Person, or the Person (if other than it) formed by such consolidation or into which it is merged or that acquired or leased such property and assets shall expressly assume all of such Subsidiary Guarantor obligations under the Subsidiary Guaranty and confirm that such guarantee shall apply to the obligations of the Borrower in accordance with this Agreement and the Loan Documents;

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(ii)            each of the applicable conditions specified in paragraph (c) below is satisfied; and

(iii)          the Liens in favor of the Collateral Agent on the Collateral remain in full force and effect following the consummation of such transaction and are expressly confirmed and ratified by the parties to such transaction.

The foregoing requirements of this subsection (b) shall not apply to (x) a consolidation or merger of any Subsidiary with and into the Borrower or any Subsidiary Guarantor, so long as the Borrower or such Subsidiary survives such consolidation or merger or (y) a sale or other disposition of all of the assets of a Subsidiary, by way of merger, consolidation or otherwise, if (x) the Borrower or any of its Subsidiaries applies the Net Cash Proceeds of that sale or other disposition in accordance with Section 2.03 or (y) to the Borrower or a Subsidiary (but in the case of the assets of a Subsidiary Guarantor, only to the Borrower or another Subsidiary Guarantor).

(c)             The following additional conditions shall apply to each transaction described in subsection (a) or (b) above:

(i)              immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(ii)            the Borrower shall have delivered to the Administrative Agent an Officers’ Certificate and an opinion of counsel, each stating that such transaction and that all conditions precedent in this Agreement and the Loan Documents relating to such transaction have been satisfied; and

(iii)          the Borrower shall have taken whatever additional action (including the recording of mortgages, the filing of UCC financing statements, the giving of notices and the endorsement of notices on title documents, execution of account control agreements or such other control agreements in form and substance reasonably satisfactory to the Collateral Agent) and obtained any necessary consents to assignments on assigned agreements) as may be necessary in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the deeds of trust, trust deeds, deeds to secure debt and/or mortgages, leasehold mortgages or leasehold deeds of trust, supplements to the Security Agreement, supplements to the Intellectual Property Security Agreements and security and pledge agreements delivered pursuant to the Loan Documents, enforceable against all third parties (subject only to Permitted Liens), in all such cases to the same extent that such action was required to have been taken by such Subsidiary on the Closing Date.

Section 7.04          Limitations on Asset Sales. (a) Consummate an Asset Sale unless:

(i)              the Borrower or any of its Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Capital Stock issued or sold or otherwise disposed of;

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(ii)            at least 50% of the consideration received in the Asset Sale by the Borrower or such Subsidiary is in the form of cash or Cash Equivalents; provided, however, that (x) the portion of such consideration that is not in the form of cash or Cash Equivalents shall be evidenced by promissory notes that are delivered to the Collateral Agent, together with instruments of transfer executed in blank to hold as Collateral and (y) for purposes of this Section 7.04, the Fair Market Value of each of the following will be deemed to be cash:

(A)           solely in the case of any Asset Sale of assets other than Specified Collateral, any liabilities of the Borrower or any of its Subsidiaries that would otherwise be required to be included on the Borrower’s consolidated balance sheet (other than contingent liabilities and liabilities that are by their terms subordinated in right of payment of the Obligations of each Loan Party under the Loan Documents) that are assumed by the transferee of any such assets pursuant to a customary novation or assignment and assumption agreement that releases the Borrower or such Subsidiary from further liability;

(B)           solely in the case of any Asset Sale of assets other than Specified Collateral, any securities, notes or other obligations received by the Borrower or any such Subsidiary from such transferee that are converted by the Borrower or such Subsidiary into cash or Cash Equivalents within 180 days of the receipt thereof, to the extent of the cash or Cash Equivalents received in that conversion; and

(C)           any Replacement Assets (provided, that (x) if such Asset Sale constitutes a Primary Collateral Asset Sale, (A) to the extent the assets disposed of constitute Term Loan Primary Collateral, this clause (c) shall be limited to only Replacement Assets that simultaneously with the acquisition thereof will become Term Loan Primary Collateral or (B) to the extent the assets disposed of constitute Specified Collateral, this clause (c) shall be limited to only Replacement Assets constituting Specified Assets that simultaneously with the acquisition thereof will become Specified Collateral and (y) to the extent such Asset Sale includes any Collateral, such Asset Sale does not occur unless such Replacement Assets become Collateral prior to or simultaneously with the acquisition thereof and until and unless the provisions of Section 6.13 have otherwise been complied with respect to the Replacement Assets being received as consideration for the Asset Sale of such Collateral);

provided further, however, that the 50% requirement referred to in this clause (ii) will not apply to any Asset Sale that is not a Primary Collateral Asset Sale if the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with subclauses (A), (B) and (C) above, is equal to or greater than what the after-tax proceeds would have been had that Asset Sale complied with the aforementioned 50% limitation;

(iii)          if such Asset Sale involves the disposition of ABL Primary Collateral, the proceeds are applied in accordance with the Intercreditor Agreement to the extent required therein;

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(iv)          in the event of a Primary Collateral Asset Sale, the Net Cash Proceeds corresponding to the Term Loan Primary Collateral sold shall be paid directly to the Collateral Agent for deposit into the Collateral Account which shall become part of the Term Loan Primary Collateral and be subject to the Term Loan First-Priority Lien in favor of the Secured Parties;

(v)            if such Asset Sale includes any issuance, sale or other disposition of any Capital Stock of any of the Borrower’s Subsidiaries, (A) such Asset Sale is of all Capital Stock of such Subsidiary and (B) any Investment by the Borrower or any of its Subsidiaries in such Person existing immediately after giving effect to such Asset Sale would have been permitted to be made pursuant to Sections 7.05 or 7.14 if made at such time; and

(vi)          if such Asset Sale is of the Facility located in Pekin, Illinois, obtain the approval of the Required Lenders, such consent not to be unreasonably withheld or delayed;

provided, however, that, in the case of any Asset Sale (other than a Primary Collateral Asset Sale), clauses (i) and (ii) above need not be satisfied (I) to the extent the Collateral to be released consists solely of ABL Primary Collateral with respect to which the required lenders under the Existing ABL Facility have given their consent and authorized the release of same or to the extent the ABL Primary Collateral to be released is disposed of by such agent on behalf of the lenders in connection with the exercise of rights or remedies under the Existing ABL Facility, in each case so long as (x) the Collateral Agent is required to release its lien thereon pursuant to the terms of the Intercreditor Agreement and (y) the proceeds therefrom are applied in accordance with the Intercreditor Agreement or (II) to the extent such Asset Sale results from the loss, destruction, damage, condemnation, confiscation, requisition, seizure, forfeiture or taking of title to or use of ABL Primary Collateral.

(b)            Within twelve (12) months after the date the Borrower or any of its Subsidiaries actually receives any Net Cash Proceeds from an Asset Sale (except for any Net Cash Proceeds (i) applied for general working capital purposes as and to the extent permitted pursuant to Section 2.03(b)(ii)(x) or (ii) required to be applied to prepayment of Term Loans pursuant to Section 2.03(b)(ii)(y)), the Borrower may, or may cause such Subsidiary to, apply those Net Cash Proceeds, at its option:

(i)              to (A) acquire Replacement Assets for existing Facilities, (B) enter into a binding commitment to acquire Replacement Assets for existing Facilities and such Net Cash Proceeds have actually been applied to the purchase of such Replacement Assets for existing Facilities within six (6) months of the date on which such binding commitment was entered into (provided that (x) if such Asset Sale constitutes a Primary Collateral Asset Sale, (1) to the extent the assets disposed of constitute Term Loan Primary Collateral, such Replacement Assets shall be limited to only Replacement Assets that simultaneously with the acquisition thereof become Term Loan Primary Collateral or (2) to the extent the assets disposed of constitute Specified Collateral, such Replacement Assets shall be limited to only Replacement Assets constituting Specified Assets that simultaneously with the acquisition thereof become Specified Collateral and (y) to the extent the assets that were the subject of such Asset Sale includes any Collateral, such Replacement Assets are not acquired unless such Replacement Assets become Collateral prior to or simultaneously with the acquisition thereof and until and unless the provisions of Section 6.13 have otherwise been complied with respect to such Replacement Assets) or (C) make Capital Expenditures for existing Facilities (or a combination of the foregoing);

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(ii)            solely in the case of Net Cash Proceeds from any Asset Sale other than a Primary Collateral Asset Sale, to satisfy all mandatory repayment obligations under any Credit Facilities secured by the assets disposed of that arise by reason of such Asset Sale; or

(iii)          solely in the case of Net Cash Proceeds from any Asset Sale other than a Primary Collateral Asset Sale, to any combination of the actions set forth in the foregoing clauses (i) and (ii).

(c)             Unless and until any Net Cash Proceeds from a Primary Collateral Asset Sale (other than any Net Cash Proceeds applied for general working capital purposes as and to the extent permitted pursuant to Section 2.03(b)(ii)(x)) are finally applied as specified in the preceding paragraph or in accordance with Section 2.03(b)(ii), the Borrower shall cause such Net Cash Proceeds to be held by the Collateral Agent as cash or Cash Equivalents in the Collateral Account.

Section 7.05          Restricted Payments. (a) Declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (i) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (ii) pro rata dividends or distributions on common stock of Subsidiaries held by minority stockholders) held by Persons other than the Borrower or any of its Subsidiaries, (b) purchase, call for redemption or redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) the Borrower (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person or (B) any Subsidiary (other than any Wholly-Owned Subsidiary) (including options, warrants or other rights to acquire such shares of Capital Stock) or (c) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Borrower that is subordinated in right of payment to the Term Loans or any Indebtedness of a Subsidiary that is subordinated in right of payment to such Subsidiary Guarantor’s Guarantee under the Collateral Documents (other than any intercompany Indebtedness owed to the Borrower or any of its Subsidiaries) (such payments or any other actions described in clauses (a) through (c) above being collectively “Restricted Payments”), except as provided in the next paragraph.

The foregoing shall not be violated by reason of:

(A)           payment in cash to holders of the Borrower’s common stock in lieu of fractional shares in connection with the reverse stock split contemplated in the Equity Documents;

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(B)           [intentionally omitted];

(C)           the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Term Loans and the Subsidiary Guaranty including premium, if any, and accrued interest, with the proceeds of, or in exchange for, Indebtedness incurred under Section 7.02(a)(xv);

(D)           the repurchase, redemption or other acquisition of Capital Stock of the Borrower or any Subsidiary (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Borrower (or options, warrants or other rights to acquire such Capital Stock); provided that such options, warrants or other rights are not redeemable at the option of the holder, or required to be redeemed, prior to the Maturity Date of the Term Loans;

(E)            the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition or retirement for value of Indebtedness (including premium, if any, and accrued interest) which is subordinated in right of payment to the Term Loans or any Subsidiary Guaranty in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of the Borrower (or options, warrants or other rights to acquire such Capital Stock); provided that such options, warrants or other rights are not redeemable at the option of the holder, or required to be redeemed, prior to the Maturity Date of the Term Loans;

(F)            payments or distributions, to dissenting stockholders pursuant to Applicable Law, pursuant to or in connection with a consolidation, merger or transfer of assets of the Borrower that complies with the provisions of Section 7.03;

(G)           the repurchase of Capital Stock deemed to occur upon the exercise of options or warrants if such Capital Stock represents all or a portion of the exercise price thereof;

(H)           the repurchase or other acquisition of Capital Stock of the Borrower or any of its Subsidiaries from employees, former employees, directors or former directors of the Borrower or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed the sum of (1) $1,500,000 in any calendar year and (2) an additional $1,500,000 during the period between the Closing Date and the final Maturity Date;

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(I)              dividends paid in respect of Disqualified Stock or Preferred Stock of the Borrower or any Subsidiary of the Borrower which is permitted to be issued pursuant to Section 7.02; provided, however, that the aggregate amount of dividends paid in respect of Preferred Stock of the Borrower (other than Disqualified Stock of the Borrower) pursuant to this clause (I) shall not exceed the amount of Net Cash Proceeds from the issuance of such Preferred Stock;

(J)             the withholding pursuant to the Management Incentive Plan of amounts of common stock from the vested portion of restricted stock awards in an amount equal to withholding obligations; and

(K)           change of control payments calculated in accordance with the Warrant Agreement paid to the holders of the Warrants to the extent such Warrants could be exercised at such time, provided that (x) no Change of Control, other than a Permitted Change of Control, has occurred hereunder unless all Obligations are paid in full prior to such payments and (y) any such payments made prior to payment in full of the Obligations shall be made solely from the proceeds of the issuance of new Equity Interests (other than Preferred Stock) or other equity contributions to the Borrower and shall not be made with the proceeds of any Collateral;

provided that, except in the case of clause (D), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

For purposes of determining compliance with this Section 7.05, (x) the amount, if other than in cash, of any Restricted Payment shall be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution and (y) in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in the above clauses, including the first paragraph of this Section 7.05, the Borrower, in its sole discretion, may order and classify, and from time to time may reclassify, all or any portion of such Restricted Payment if it would have been permitted at the time such Restricted Payment was made and at the time of such reclassification.

Not later than the date of making any Restricted Payment, the Borrower shall deliver to the Administrative Agent an Officers’ Certificate stating that such Restricted Payment complies with this Agreement and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Borrower’s latest available internal quarterly financial statements.

Section 7.06          Change in Nature of Business. (i) Engage in any business other than a Permitted Business, except to such extent as would not be material to the Borrower and its Subsidiaries taken as a whole, (ii) acquire any new Facility or (iii) acquire all or substantially all of the assets or the Capital Stock of another Person other than a Subsidiary.

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Section 7.07          Transactions with Affiliates. Enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 10% or more of any class of Capital Stock of the Borrower or with any Affiliate of the Borrower, except upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s length transaction with a Person that is not such a holder or an Affiliate. The foregoing restrictions shall not apply to the following:

(a)             transactions (i) approved by a majority of the disinterested members of the Board of Directors or (ii) for which the Borrower or a Subsidiary delivers to the Administrative Agent a written opinion of a nationally recognized investment banking, accounting, valuation or appraisal firm stating that the transaction is fair to the Borrower or such Subsidiary from a financial point of view;

(b)            any transaction solely between the Borrower and any of its Subsidiaries or solely among Subsidiaries;

(c)             the payment of compensation (including awards or grants in cash, securities or other payments) for the personal services of, and expense reimbursement and indemnity provided on behalf of, officers, directors (including the payment of, or an agreement providing for the payment of, reasonable directors’ fees), consultants and employees of the Borrower or any of its Subsidiaries, in each case in the ordinary course of business;

(d)            any payments or other transactions pursuant to any tax-sharing agreement between the Borrower and any other Person with which the Borrower files a consolidated tax return or with which the Borrower is part of a consolidated group for tax purposes;

(e)             any sale of shares of Capital Stock (other than Disqualified Stock) of the Borrower;

(f)             any Investments or any Restricted Payments not prohibited by Section 7.05;

(g)            the Transactions in accordance with the Transaction Documents and other agreements set forth on Schedule 7.07(g) as in effect as of the Closing Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Lenders in any material respect than the original agreement as in effect on the Closing Date;

(h)            the issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to or the funding of, employment arrangements, stock options and stock ownership plans or similar employee benefit plans approved by the Board of Directors in good faith and loans to employees of the Borrower and its Subsidiaries which are approved by the Board of Directors in good faith;

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(i)              transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case on ordinary business terms and otherwise in compliance with the terms of this Agreement, which are fair to the Borrower or its Subsidiaries, in the reasonable determination of the Board of Directors of the Borrower or the senior management thereof, or are on terms at least as favorable as could reasonably have been obtained at such time from an unaffiliated party;

(j)              any transaction with a joint venture or similar entity which would be subject to this covenant solely because the Borrower or a Subsidiary of the Borrower owns an equity interest in or otherwise controls such joint venture or similar entity; or

(k)            payments and transactions in connection with any Credit Facilities (including commitment, syndication and arrangement fees payable thereunder) and this Agreement (including upfront, syndicate and arrangement fees payable in connection therewith), and the application of the proceeds of each, and the payment of fees and expenses with respect thereto.

Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this Section 7.07 and not covered by clauses (b) through (l), (A) the aggregate amount of which exceeds $5,000,000 in value, must be approved or determined to be fair in the manner provided for in clause (a)(i) or (a)(ii) above and (B) the aggregate amount of which exceeds $15,000,000 in value must be determined to be fair in the manner provided for in clause (a)(ii) above.

Section 7.08          Financial Covenants. (a) Minimum Liquidity. Permit Liquidity to be less than $5,000,000 on the Closing Date and for a period of five (5) consecutive Business Days thereafter at any time.

Section 7.09          [Reserved].

Section 7.10          Accounting Changes. Make any change in (a) its accounting policies or reporting practices, except as required or permitted by GAAP, or (b) its fiscal year.

Section 7.11          Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. Create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to (a) pay dividends or make any other distributions permitted by Applicable Law on any Capital Stock of such Subsidiary owned by the Borrower or any other Subsidiary, (b) pay any Indebtedness owed to the Borrower or any other Subsidiary, (c) make loans or advances to the Borrower or any other Subsidiary or (d) transfer any of its property or assets to the Borrower or any other Subsidiary; provided, however, that the foregoing clause shall not apply to encumbrances and restrictions:

(a)             existing on the Closing Date (including pursuant to the Existing ABL Facility and the Equity Documents), and any extensions, refinancings, renewals or replacements thereof; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements taken as a whole are, in the good faith judgment of the Board of Directors, no less favorable in any material respect to the Lenders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

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(b)            existing under or by reason of Applicable Law;

(c)             existing with respect to any Person or the property or assets of such Person acquired by the Borrower or any Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired and any extensions, refinancings, renewals or replacements thereof; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements taken as a whole are, in the good faith judgment of the Board of Directors, no less favorable in any material respect to the Lenders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

(d)            in the case of clause (d) of the first paragraph of this Section 7.11:

(i)              that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

(ii)            existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Borrower or any Subsidiary not otherwise prohibited by this Agreement,

(iii)          arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Borrower or any Subsidiary in any manner material to the Borrower or any Subsidiary, or

(iv)          arising under purchase money obligations for property acquired in the ordinary course of business or Capitalized Lease Obligations;

(e)             with respect to a Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Subsidiary;

(f)             arising from customary provisions in joint venture agreements, asset sale agreements, limited liability company organizational documents, sale-leaseback agreements, stock sale agreements, stockholder agreements and other similar agreements entered into in the ordinary course of business;

(g)            on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(h)            arising in connection with any Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or any Subsidiary of the Borrower permitted to be incurred subsequent to the date of the Closing Date pursuant to the provisions of Section 7.02; and

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(i)              restrictions on cash or other deposits or net worth imposed by suppliers, landlords or customers or required by insurance, surety or bonding companies, in each case under contracts entered into in the ordinary course of business.

Nothing contained in this Section 7.11 shall prevent the Borrower or any Subsidiary from (a) creating, incurring, assuming or suffering to exist any Liens otherwise permitted under Section 7.01 or (b) restricting the sale or other disposition of property or assets of the Borrower or any of its Subsidiaries that secure Indebtedness of the Borrower or any of its Subsidiaries.

Section 7.12          Limitation on the Issuance and Sale of Capital Stock of Subsidiaries. Issue or sell, directly or indirectly, any shares of Capital Stock of a Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:

(a)             to the Borrower or a Wholly Owned Subsidiary;

(b)            issuances of director’s qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Subsidiaries, to the extent required by Applicable Law;

(c)             except in the case of a Subsidiary Guarantor, if, immediately after giving effect to such issuance or sale, such Subsidiary would no longer constitute a Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 7.05 if made on the date of such issuance or sale;

(d)            sales of common stock (including options, warrants or other rights to purchase shares of such common stock) of a Subsidiary by the Borrower or a Subsidiary, provided that the Borrower or such Subsidiary applies the Net Cash Proceeds of any such sale in accordance with Sections 2.03(b)(ii) and 7.04(b); and

(e)             the New Equity Issuance, the issuance of the Warrants and shares of common stock upon exercise of the Warrants, the issuance of Stock Equivalents pursuant to the Management Incentive Plan and the issuance of common stock pursuant to such Stock Equivalents.

Section 7.13          Limitation on Sale and Leaseback Transactions. Enter into any Sale and Leaseback Transaction involving any of its assets or properties whether now owned or hereafter acquired; provided, however, that the Borrower or any Subsidiary may enter into a Sale and Leaseback Transaction if:

(a)             the consideration received in such Sale and Leaseback Transaction is at least equal to the Fair Market Value of the property so sold or otherwise transferred, as determined by a resolution of the Board of Directors;

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(b)            the Borrower or such Subsidiary, as applicable, would be permitted to grant a Lien to secure Indebtedness under Section 7.01 in the amount of the Attributable Debt in respect of such Sale and Leaseback Transaction;

(c)             prior to and after giving effect to the Attributable Debt in respect of such Sale and Leaseback Transaction, the Borrower and such Subsidiary comply with Section 7.02; and

(d)            the Borrower or such Subsidiary applies an amount not less than the net proceeds received from such sale in accordance with Section 2.03.

Section 7.14          Investments. Make any Investment, other (i) than a Permitted Investment, in any Person and (ii) Investments made with sums which, if distributed, would constitute permitted Restricted Payments under Section 7.05.

Section 7.15          Hedging Agreements. Enter into any Hedging Agreements other than in the ordinary course of business, directly or indirectly, to hedge commodity prices (including both inputs and outputs), currency or interest rate risks and other business risks, in each case, solely to the extent permitted under Sections 7.01 (to the extent such Hedging Agreement is secured) and 7.02 and reasonably related to the Borrower’s and its Subsidiaries’ projected activities and consistent with prudent industry practices.

Section 7.16          Amendments of Certain Documents. The Borrower shall not (and shall cause each of its Subsidiaries to not), directly or indirectly, without the prior written consent of the Required Lender, (x) amend, modify, or change any of the terms or provisions of the Existing ABL Facility or any “Loan Document” (as defined therein) in any manner that is not permitted by the terms of the Intercreditor Agreement or (y) amend, waive or otherwise modify, or surrender any rights, or increase the obligations, of the Borrower or such Subsidiary, respectively, under the Indiana Port Lease Agreement (or any agreements entered into in accordance therewith), unless the terms of the Indiana Port Lease Agreement (or any such agreements entered into in accordance therewith), as so amended, waived or modified, or the rights and obligations of the Borrower and its Subsidiaries established thereunder after giving effect to such surrender or increase, as applicable, are not materially less favorable to the Secured Parties as those contained in the Indiana Port Lease Agreement (or any such agreements entered into in accordance therewith), immediately before such amendment, waiver, modification or as those rights and obligations established thereunder immediately before such surrender or increase.

Article VIII

EVENTS OF DEFAULT AND REMEDIES

Section 8.01          Events of Default. Any of the following shall constitute an Event of Default:

(a)             Non-Payment. The Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Term Loan or (ii) within five (5) days after the same becomes due, any interest on any Loan, any fee due hereunder or any other amount payable hereunder or under any other Loan Document; or

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(b)            Specific Covenants. (i) The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), Section 6.03(b), Section 6.03(f), Section 6.05 (with respect to the Borrower’s existence), Section 6.11, Section 6.12, Section 6.13, Section 6.16, Section 6.17 or Article VII, (ii) any of the Subsidiary Guarantors fails to perform or observe any term, covenant or agreement contained in Section 8 of the Subsidiary Guaranty (but only to the extent it relates to a default under one of the covenants listed in clause (i) above) or (iii) any of the Loan Parties fails to perform or observe any term, covenant or agreement contained in Article IV of the Security Agreement; or

(c)             Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days; or

(d)            Representations and Warranties. Any representation or warranty made or deemed made by the Borrower or any of its Subsidiaries in this Agreement, any other Loan Document or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made; or

(e)             Cross-Default. There occurs with respect to any Indebtedness of the Borrower or any of its Subsidiaries, whether such Indebtedness now exists or shall hereafter be created, (i) an event of default that has caused the lender or holder thereof to declare, or permitted the lender or holder thereof to declare, such Indebtedness to be due and payable prior to its Stated Maturity and such event of default has not been cured or waived within thirty (30) days or such Indebtedness has been accelerated (ii) except as provided in clause (iii) below, the failure to make a principal payment (after giving effect to any applicable grace period provided in such Indebtedness) and such defaulted payment shall not have been made, waived or extended within thirty (30) days of such payment default or (iii) the failure to make a principal payment at the final (but not any interim) fixed maturity; provided that the foregoing shall only apply to the extent such event of default or failure to pay related to (a) Indebtedness outstanding in an aggregate principal amount of $10,000,000 or more or (b) any Contractual Obligations evidencing Indebtedness (whether funded or unfunded), which, if fully funded, would be equal or exceed $10,000,000; or

(f)             Insolvency Proceedings, Etc. A court having jurisdiction in the premises enters a decree or order for (i) relief in respect of the Borrower or any of its Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Borrower or any of its Subsidiaries or for all or substantially all of the property and assets of the Borrower or any of its Subsidiaries or (iii) the winding up or liquidation of the affairs of the Borrower or any of its Subsidiaries and, in each case, such decree or order shall remain unstayed and in effect for a period of thirty (30) consecutive days; or

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(g)            Inability to Pay Debts; Attachment. The Borrower or any of its Subsidiaries (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Borrower or any of its Subsidiaries or for all or substantially all of the property and assets of the Borrower or any of its Subsidiaries or (iii) effects any general assignment for the benefit of creditors; or

(h)            Judgments. Any final judgment or order (not covered by insurance as to which the insurance carrier has acknowledged coverage in writing) for the payment of money in excess of $10,000,000 in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Borrower or any of its Subsidiaries and shall not be paid or discharged, and there shall be any period of thirty (30) consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10,000,000 during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(i)              ERISA. An event or condition specified in Section 6.03(c) or Section 6.14 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, the Borrower, any of its Subsidiaries or any member of the Controlled Group shall incur, or in the opinion of Administrative Agent be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which could reasonably be expected to have a Material Adverse Effect; or

(j)              Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (or as waived by the Lenders in accordance with Section 10.01) or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(k)            Change of Control. There occurs any Change of Control other than a Permitted Change of Control; or

(l)              Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 4.01 or 6.13 shall for any reason (other than pursuant to the terms hereof or thereof, including as a result of a transaction permitted by Section 7.03 cease to create a valid and perfected Lien, with the priority required hereby or thereby (subject to Liens permitted by Section 7.01), on the Collateral purported to be covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file UCC continuation statements and except as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied or failed to acknowledge coverage.

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Section 8.02          Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may, and at the request of the Required Lenders shall, take any or all of the following actions:

(a)             declare the commitment of each Lender to make Term Loans to be terminated, whereupon such commitments and obligation shall be terminated; and

(b)            declare the unpaid principal amount of all outstanding Term Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Debtor Relief Laws of the United States, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

Section 8.03          Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Agents and amounts payable under Article III) payable to each of the Agents in their capacities as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Term Loan A Lenders and New Lenders (including the Exit Fee and fees, charges and disbursements of counsel to the respective Term Loan A Lenders and New Lenders (including fees for attorneys who may be employees of any Term Loan A Lender or New Lender)) and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on (x) the Term Loan A (including interest accrued on the Closing Fee) and (y) all New Term Loans, and other Term Loan A Obligations and Obligations in respect of New Term Loans (other than principal), ratably among the Term Loan A Lenders and New Lenders, in proportion to the respective amounts described in this clause Third payable to them;

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Fourth, to payment of that portion of the principal of the Term Loan A constituting the Closing Fee, ratably among the Term Loan A Lenders in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to payment of that portion of the Obligations constituting the remaining unpaid principal of the Term Loan A, all New Term Loans, Obligations under Secured Cash Management Agreements and Obligations under Secured Hedge Agreements, ratably among the Term Loan A Lenders, the New Lenders, the Cash Management Banks and the Hedge Banks, in proportion to the respective amounts described in this clause Fifth held by them;

Sixth, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Term Loan B Lenders (including fees, charges and disbursements of counsel to the respective Term Loan B Lenders (including fees for attorneys who may be employees of any Term Loan B Lender) and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Sixth payable to them;

Seventh, to payment of that portion of the Obligations constituting accrued and unpaid and uncapitalized interest on the Term Loan B (including uncapitalized interest on the PIK Interest Amounts) and other Obligations (other than principal), ratably among the Term Loan B Lenders, in proportion to the respective amounts described in this clause Seventh payable to them;

Eighth, to payment of that portion of the principal of the Term Loan B constituting PIK Interest Amounts, ratably among the Term Loan B Lenders in proportion to the respective amounts described in this clause Eighth held by them;

Ninth, to payment of that portion of the Obligations constituting the remaining unpaid principal of the Term Loan B, ratably among the Term Loan B Lenders in proportion to the respective amounts described in this clause Ninth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Applicable Law.

Article IX

AGENTs

Section 9.01          Appointment and Authority. (a) Each of the Lenders hereby irrevocably appoints Citibank, N.A. to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its and the other Secured Parties' behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the other Secured Parties, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

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(b)            The Administrative Agent shall also act as the Collateral Agent under the Loan Documents, and each of the Lenders (in its capacities as a Lender and potential Cash Management Bank) hereby irrevocably appoints and authorizes Citibank, N.A. to act as the collateral agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Section 9.02          Rights as a Lender. (a) The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

(b)            Each Lender understands that the Person serving as Administrative Agent, acting in its individual capacity, and its Affiliates (collectively, the “Agent’s Group”) are engaged in a wide range of financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research) (such services and businesses are collectively referred to in this Section 9.02(b) as “Activities”) and may engage in the Activities with or on behalf of one or more of the Loan Parties or their respective Affiliates. Furthermore, the Agent’s Group may, in undertaking the Activities, engage in trading in financial products or undertake other investment businesses for its own account or on behalf of others (including the Loan Parties and their Affiliates and including holding, for its own account or on behalf of others, equity, debt and similar positions in the Borrower, another Loan Party or their respective Affiliates), including trading in or holding long, short or derivative positions in securities, loans or other financial products of one or more of the Loan Parties or their Affiliates. Each Lender understands and agrees that in engaging in the Activities, the Agent’s Group may receive or otherwise obtain information concerning the Loan Parties or their Affiliates (including information concerning the ability of the Loan Parties to perform their respective Obligations hereunder and under the other Loan Documents) which information may not be available to any of the Lenders that are not members of the Agent’s Group. None of the Administrative Agent nor any member of the Agent’s Group shall have any duty to disclose to any Lender or use on behalf of the Lender, and shall not be liable for the failure to so disclose or use, any information whatsoever about or derived from the Activities or otherwise (including any information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any Affiliate of any Loan Party) or to account for any revenue or profits obtained in connection with the Activities, except that the Administrative Agent shall deliver or otherwise make available to each Lender such documents as are expressly required by any Loan Document to be transmitted by the Administrative Agent to the Lenders.

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(c)             Each Lender further understands that there may be situations where members of the Agent’s Group or their respective customers (including the Loan Parties and their Affiliates) either now have or may in the future have interests or take actions that may conflict with the interests of any one or more of the Lenders (including the interests of the Lenders hereunder and under the other Loan Documents). Each Lender agrees that no member of the Agent’s Group is or shall be required to restrict its activities as a result of the Person serving as Administrative Agent being a member of the Agent’s Group, and that each member of the Agent’s Group may undertake any Activities without further consultation with or notification to any Lender. None of (i) this Agreement nor any other Loan Document, (ii) the receipt by the Agent’s Group of information (including Information) concerning the Loan Parties or their Affiliates (including information concerning the ability of the Loan Parties to perform their respective Obligations hereunder and under the other Loan Documents) nor (iii) any other matter shall give rise to any fiduciary, equitable or contractual duties (including without limitation any duty of trust or confidence) owing by the Administrative Agent or any member of the Agent’s Group to any Lender including any such duty that would prevent or restrict the Agent’s Group from acting on behalf of customers (including the Loan Parties or their Affiliates) or for its own account.

Section 9.03          Exculpatory Provisions. The duties of the Agents hereunder and under the other Loan Documents are solely ministerial and administrative in nature and no Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, no Agent:

(a)             shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)            shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided, that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or Applicable Law; and

(c)             shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and no Agent shall be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent, Collateral Agent or any of their respective Affiliates in any capacity.

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No Agent shall be liable for any action taken or not taken by it (a) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.01 and Section 8.02) or (b) in the absence of its own gross negligence or willful misconduct. Each of the Administrative Agent and the Collateral Agent shall be deemed not to have knowledge of any Default or the event or events that give or may give rise to any Default unless and until notice describing such Default is given to such Agent by the Borrower or a Lender.

No Agent shall be responsible for or have any duty to ascertain or inquire into (a) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (b) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith or the adequacy, accuracy and/or completeness of the information contained therein, (c) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (d) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (e) the value or the sufficiency of any Collateral, or (f) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than (but subject to the foregoing clause (b)) to confirm receipt of items expressly required to be delivered to such Agent.

Nothing in this Agreement or any other Loan Document shall require the Administrative Agent or any of its Related Parties to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Administrative Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Administrative Agent or any of its Related Parties.

Notwithstanding any provision contained in this Agreement or any other Loan Document providing for any action by any Agent in its reasonable discretion or approval of any action or matter in such Agent’s reasonable satisfaction, such Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided, that, no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or Applicable Law. The Administrative Agent shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any other Loan Party or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent, Collateral Agent or any other Agent in any capacity.

Section 9.04          Reliance by Administrative Agent and Collateral Agent. Each of the Administrative Agent and the Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each of the Administrative Agent and Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Term Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Term Loan. The Agents may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by such Agent in accordance with the advice of any such counsel, accountants or experts.

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Section 9.05          Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. The Administrative Agent, Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent or the Collateral Agent.

Section 9.06          Resignation of Administrative Agent and Collateral Agent. Each Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the approval of the Borrower (such approval not to be unreasonably withheld), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders appoint a successor Agent meeting the qualifications set forth above; provided, that if the Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by such Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

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Section 9.07          Non-Reliance on Agents and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 9.08          [Intentionally Omitted].

Section 9.09          Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Term Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)             to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.08 and Section 10.04) allowed in such judicial proceeding; and

(b)            to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.08 and Section 10.04.

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Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding.

Section 9.10          Collateral and Guarantee Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)             to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 10.01; and

(b)            to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Lien or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Subsidiary Guarantor from its obligations under the Guarantee, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

Section 9.11          Indemnification. If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender due to a failure on the part of such Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify and hold the Administrative Agent harmless for all amounts paid, directly or indirectly, by the Administrative Agent, as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section 9.11, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

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Article X

MISCELLANEOUS

Section 10.01      Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)             extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of each Lender (other than pursuant to Section 2.10 or 2.11);

(b)            postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any mandatory reduction of the Aggregate Commitments hereunder without the written consent of each Lender directly adversely affected thereby;

(c)             reduce the principal of, or the stated rate of interest specified herein on, any Term Loan, any fees or other amounts payable hereunder (including pursuant to Section 2.03(a)) without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Term Loan or to reduce any fee payable hereunder;

(d)            change Section 2.03, Section 2.09 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(e)             change any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender;

(f)             other than as permitted by Section 9.10, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender; or

(g)            release any Subsidiary Guarantor, without the written consent of each Lender, except to the extent the release of any Subsidiary Guarantor is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);

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and provided, further, that (a) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (b) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder and the Commitment of and Loans owed to such Defaulting Lender shall not be counted for purposes of determining whether the Required Lenders have approved any amendment, waiver or consent hereunder (including for purposes of determining the aggregate amount of the Commitments or Loans outstanding for purposes of any such calculation or determination), except that (i) the Commitment of such Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender and (ii) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding the foregoing, the consent of the Required Lenders shall not be required to make any changes necessary to be made in connection with any borrowing of New Term Loans thereunder in accordance with Section 2.10 or in connection with any Extension in accordance with Section 2.11.

Notwithstanding the foregoing, any contrary voting provisions set forth in the Agreement Among Lenders shall be controlling as among the Lenders.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Borrower may replace each non-consenting Lender in accordance with Section 10.13; provided, that such amendment, waiver, consent or release can be effected as a result of all such assignments.

Any waiver, consent, amendment, release or modification pursuant to this Section 10.01 shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Term Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default that is waived pursuant to this Section 10.01 shall be deemed to be cured and not continuing during the period of such waiver.

Section 10.02      Notices; Effectiveness; Electronic Communications. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 6.02 and subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

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(i)              if to the Borrower or the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)            if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b)            Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided, that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided, that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (a) notices and other communications sent to the Lenders to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided, that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (b) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)             The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

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(d)            Change of Address, Etc. Each of the Borrower and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e)             Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Borrowing Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 10.03      No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 10.04      Expenses; Indemnity; Damage Waiver. (a) Reimbursement by the Borrower. The Borrower shall pay, or reimburse (x) the Administrative Agent (and any sub-agent thereof) for, all of the Administrative Agent’s (or such sub-agent’s) internal and external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (including the reasonable fees, expenses and disbursements of the Administrative Agent’s counsel, Shearman & Sterling LLP, local legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisors, and other consultants and agents) incurred by the Administrative Agent (or such sub-agent), and (y) for all costs incurred on or prior to the Closing Date and for related post-closing matters and in connection with any enforcement action, work-out or restructuring, the Lenders and their counsel, Schulte Roth & Zabel LLP, in connection with any of the following: (i) the extension of the Term Loans provided for herein, the

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preparation, negotiation, execution, delivery, interpretation and administration of this Agreement and the other Loan Documents and Equity Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) the creation, perfection or protection of the Liens under any Loan Document (including any reasonable fees, disbursements and expenses for local counsel in various jurisdictions), (iii) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations hereunder, any Loan Party, this Agreement or any other Loan Document or any of the transactions contemplated hereby or thereby, (iv) the response to, and preparation for, any subpoena or request for document production with which the Administrative Agent (or any sub-agent thereof) is served or deposition or other proceeding in which the Administrative Agent (or any sub-agent thereof) is called to testify, in each case, relating in any way to the Obligations, any Loan Party, this Agreement or any other Loan Document or any of the transactions contemplated hereby or thereby and (v) all costs and expenses incurred by the Administrative Agent (or any sub-agent thereof) or the Lenders (including the fees, charges and disbursements of any counsel), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Term Loans made hereunder, including all such costs and expenses incurred during any workout, restructuring or negotiations in respect of such Term Loans whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally. The Borrower further agrees to pay or reimburse the Administrative Agent (and any sub-agent thereof) and each Lender for all out-of-pocket costs and expenses, including reasonable attorneys’ fees (including costs of settlement), incurred by the Administrative Agent (or such sub-agent) or such Lender in connection with any of the following: (1) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of an Event of Default, including all such costs and expenses incurred during any workout, restructuring or negotiations in respect of such Term Loans whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affected creditors’ rights generally, (2) in defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations or any Loan Party and related to or arising out of the transactions contemplated hereby or by any other Loan Document or (3) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in any of the foregoing clauses (i), (ii) and (iii).

(b)            Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnified Party”) against, and hold each Indemnified Party harmless from, any and all losses, claims, damages, liabilities, obligations, penalties, actions, judgments, suits, costs, disbursements and expenses, joint or several, of any kind or nature (including the fees, charges and disbursements of any advisor or counsel for any Indemnified Party), incurred by any Indemnified Party, asserted against any Indemnified Party by the Borrower, any other Loan Party or any other Person or awarded against any Indemnified Party, in each case, arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by an Indemnified Party, a third party or by the Borrower or any other Loan Party or any of the Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnified Party is a party thereto and whether or not any of the transactions contemplated hereby are consummated; provided that such indemnity shall not, as to any Indemnified Party, be available to the extent that such losses, claims, damages, liabilities, obligations, penalties, actions, judgments, suits, costs, disbursements and expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Party or (B) result from a claim brought by the Borrower or any other Loan Party against such Indemnified Party for breach in bad faith of such Indemnified Party’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

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(c)             Reimbursement by Lenders. Each Lender severally agrees to indemnify the Administrative Agent and each sub-agent thereof (in each case, to the extent not promptly reimbursed by the Borrower) from and against such Lender’s Applicable Percentage of any and all losses, claims, damages, liabilities, obligations, penalties, actions, judgments, suits, costs, disbursements and expenses, joint or several, of any kind or nature (including the fees, charges and disbursements of any advisor or counsel for such Person that may be imposed on, incurred by, or asserted against the Administrative Agent or any such sub-agent, as the case may be, in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Administrative Agent or any such sub-agent under the Loan Documents; provided, however, that no Lender shall be liable for any portion of such losses, claims, damages, liabilities, obligations, penalties, actions, judgments, suits, costs, disbursements or expenses resulting from the Administrative Agent’s or such sub-agent’s gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent and each sub-agent thereof for its Applicable Percentage of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 10.04(a), to the extent that the Administrative Agent or such sub-agent is not promptly reimbursed for such costs and expenses by the Borrower.

(d)            Waiver of Consequential Damages, Etc. The Borrower agrees that no Indemnified Party shall have any liability (whether in contract, tort or otherwise) to the Borrower or any other Loan Party or any of their respective Subsidiaries or any of their respective equity holders or creditors for or in connection with the transactions contemplated hereby and in the other Loan Documents, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnified Party’s gross negligence or willful misconduct. In no event, however, shall any Indemnified Party be liable to any Person on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or and each such Loan Party’s respective anticipated savings). The Borrower hereby waives, releases and agrees (each for itself and on behalf of each other Loan Party) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

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(e)             Payments. All amounts due under this Section shall be payable promptly upon demand therefor.

(f)             Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

Section 10.05      Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Overnight Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 10.06      Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(f). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

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(b)            Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Term Loans at the time owing to it); provided, that:

(i)              except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Term Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Term Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Term Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 and in increments of $1,000,000 in excess thereof, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed and not required in connection with an assignment by a Lender to another Lender or to an Affiliate or Approved Fund of a Lender); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii)            each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Term Loans or the Commitment assigned;

(iii)          any assignment of a Commitment must be approved by the Administrative Agent unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee);

(iv)          the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)            In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Term Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (B) acquire (and fund as appropriate) its full pro rata share of all Term Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

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(vi)          Notwithstanding anything to the contrary contained herein, any Lender may assign all or any portion of its Loans hereunder to the Borrower or any of its Subsidiaries; provided that the aggregate principal amount of the Term Loans assigned to the Borrower or any of its Subsidiaries pursuant to this Section 10.06(b)(vi) shall not exceed 33% of the original principal amount of the Term Loans and any New Term Loans in the aggregate, but only if:

(A)           such assignment is made pursuant to a Dutch Auction open to all Lenders on a pro rata basis;

(B)           immediately prior to and after giving effect to such assignment, no Default or Event of Default has occurred or is continuing or would result therefrom;

(C)           the Borrower or its Subsidiary, as applicable, shall at the time of such assignment affirm the No Undisclosed Information Representation;

(D)           the Borrower shall, at the time of such assignment and upon giving effect thereto, be in pro forma compliance with the financial covenants set forth in Section 7.08; and

(E)            any such Loans shall be automatically and permanently cancelled immediately upon acquisition thereof by the Borrower or any of its Subsidiaries;

Notwithstanding anything to the contrary contained herein, neither the Borrower or any of its Subsidiaries shall have any right to (1) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Borrower are not then present or (2) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among Administrative Agent and one or more Lenders, except to the extent such information or materials have been made available to the Borrower or its representatives.

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Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, Section 3.04, and Section 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).

(c)             Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Term Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.

(d)            Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Term Loans owing to it); provided, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (a), through (f) of the first proviso to Section 10.01 that directly affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, and Section 3.04 to the same extent as if it were a Lender and had acquired its interest by assignment; provided, that in the case of Section 3.01, such Participant shall have complied with the requirements of such section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.09 as though it were a Lender.

(e)             Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or Section 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(d) as though it were a Lender.

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(f)             Certain Pledges. Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System, and this Section shall not apply to any such pledge or assignment of a security interest; provided, that, no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender party hereto.

(g)            Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Applicable Laws based on the Uniform Electronic Transactions Act.

(h)            Affiliate Assignments. Notwithstanding anything to the contrary contained herein, the Term Loans may be assigned to Affiliates of the Borrower (such Affiliate, an “Affiliated Lender”); provided that such Affiliate shall have no right whatsoever so long as such Person is an Affiliate of the Borrower (i) to consent to any amendment, modification, waiver, consent or other such action with respect to any of the terms of this Agreement or any other Loan Document, (ii) to require any Agent or other Lender to undertake any action (or refrain from taking any action) with respect to this Agreement or any other Loan Document, (iii) otherwise vote on any matter related to this Agreement or any other Loan Document, (iv) to attend (or receive any notice of) any meeting, conference call or correspondence with any Agent or Lender or receive any information from any Agent or Lender, (v) to have access to the Platform (including, without limitation, that portion of the Platform that has been designated for “private-side” Lenders) or (vi) to make or bring any claim, in its capacity as Lender, against the Agent or any Lender with respect to the duties and obligations of such Persons under the Loan Documents; and provided further that the aggregate principal amount of the Term Loans assigned to Affiliated Lenders pursuant to this Section 10.06(h) shall not exceed 33% of the original principal amount of the Term Loans and any New Term Loans in the aggregate.

Section 10.07      Treatment of Certain Information; Confidentiality. (a) Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of Information, except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives with a need to know such Information (it being understood that the Persons to whom such

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disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners); provided, the Administrative Agent or applicable Lender shall provide the Borrower with prompt notice prior to such disclosure to the extent permitted by law to do so, (iii) to the extent required by Applicable Law or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document, any action or proceeding relating to this Agreement or any other Loan Document, the enforcement of rights hereunder or thereunder or any litigation or proceeding to which the Administrative Agent or any Lender or any of its Affiliates may be a party, (vi) to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (B) any actual or prospective counterparty, surety, reinsurer, guarantor or credit liquidity enhancer (or their advisors) to or in connection with any swap, derivative or other protective transaction relating to the Obligations or to the Borrower and its obligations, (C) to any rating agency when required by it or (D) the CUSIP Service Bureau or any similar organization, in each case, which is informed of the confidential nature of such information, (vii) with the consent of the Borrower or (viii) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section or (2) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source (other than a Loan Party) not known by the Administrative Agent or applicable Lender to be bound by a confidentiality duty or obligation.

For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided, that in the case of information received from the Borrower or any such Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised reasonable care to protect such Information, and in no event less than the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

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(b)            EACH LENDER ACKNOWLEDGES THAT UNITED STATES FEDERAL AND STATE SECURITIES LAWS PROHIBIT ANY PERSON WITH MATERIAL, NON-PUBLIC INFORMATION ABOUT AN ISSUER FROM PURCHASING OR SELLING SECURITIES OF SUCH ISSUER OR, SUBJECT TO CERTAIN LIMITED EXCEPTIONS, FROM COMMUNICATING SUCH INFORMATION TO ANY OTHER PERSON. EACH LENDER AGREES TO COMPLY WITH APPLICABLE LAW AND ITS RESPECTIVE CONTRACTUAL OBLIGATIONS WITH RESPECT TO CONFIDENTIAL AND MATERIAL NON-PUBLIC INFORMATION. Each Lender that is not a Public Lender confirms to the Administrative Agent that such Lender has adopted and will maintain internal policies and procedures reasonably designed to permit such Lender to take delivery of Restricting Information (as defined below) and maintain its compliance with Applicable Law and its respective contractual obligations with respect to confidential and material non-public information. A Public Lender may elect not to receive Borrower Materials and Information that contains material non-public information with respect to the Loan Parties or their securities (such Borrower Materials and Information, collectively, “Restricting Information”), in which case it will identify itself to the Administrative Agent as a Public Lender. Such Public Lender shall not take delivery of Restricting Information and shall not participate in conversations or other interactions with the Agents, any Lender or any Loan Party concerning the Term Loans in which Restricting Information is likely to be discussed. No Agent, however, shall by making any Borrower Materials and Information (including Restricting Information) available to a Lender (including any Public Lender), by participating in any conversations or other interactions with a Lender (including any Public Lender) or otherwise, be responsible or liable in any way for any decision a Lender (including any Public Lender) may make to limit or to not limit its access to Borrower Materials and Information. In particular, no Agent shall have, and the Administrative Agent, on behalf of each Agent, hereby disclaims, any duty to ascertain or inquire as to whether or not a Lender (including any Public Lender) has elected to receive Restricting Information, such Lender’s policies or procedures regarding the safeguarding of material nonpublic information or such Lender’s compliance with Applicable Law related thereto. Each Public Lender acknowledges that circumstances may arise that requires it to refer to Borrower Materials and Information that might contain Restricting Information. Accordingly, each Public Lender agrees that it will nominate at least one designee to receive Borrower Materials and Information (including Restricting Information) on its behalf and identify such designee (including such designee’s contact information) on such Public Lender’s Administrative Questionnaire. Each Public Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Public Lender’s designee’s e-mail address to which notice of the availability of Restricting Information may be sent by electronic transmission. Each Public Lender confirms to the Administrative Agent and the Lenders that are not Public Lenders that such Public Lender understands and agrees that the Administrative Agent and such other Lenders may have access to Restricting Information that is not available to such Public Lender and that such Public Lender has elected to make its decision to enter into this Agreement and to take or not take action under or based upon this Agreement, any other Loan Document or related agreement knowing that, so long as such Person remains a Public Lender, it does not and will not be provided access to such Restricting Information. Nothing in this Section 10.07(b) shall modify or limit a Lender’s (including any Public Lender) obligations under Section 10.07 with regard to Borrower Materials and Information and the maintenance of the confidentiality of or other treatment of Borrower Materials or Information.

(c)             This Section 10.07 terminates and supersedes any and all prior agreements and understandings (whether written or oral) between the parties with respect to the confidentiality obligations other than as set forth in the Stockholders Agreement. For the avoidance of doubt, any obligation of the Borrower or its Subsidiaries to make a "Cleansing Disclosure" or otherwise publicly disclose material non-public information pursuant to the terms of any prior confidentiality agreement is hereby waived by the Lenders.

Section 10.08      Right of Setoff. Upon any amount becoming due and payable hereunder (whether at stated maturity, by acceleration or otherwise), each Lender and its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided, that the failure to give such notice shall not affect the validity of such setoff and application.

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Section 10.09      Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 10.10      Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.11      Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time the Borrowing, and shall continue in full force and effect as long as any Term Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

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Section 10.12      Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.13      Replacement of Lenders. If (a) any Lender requests compensation under Section 3.04, (b) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (c) any Lender is at such time a Defaulting Lender or has given notice pursuant to Section 3.02 or (d) any Lender becomes a “Nonconsenting Lender” (hereinafter defined), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to (and such Lender shall) assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee selected by the Borrower that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided, that:

(a)             the Administrative Agent shall have received the assignment fee specified in Section 10.06(b);

(b)            such replacement shall be deemed a voluntary prepayment of such Lender’s Loans and such Lender shall have received payment of an amount equal to the outstanding principal of its Term Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.03) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)             in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)            such assignment does not conflict with Applicable Law; and

(e)             neither the Administrative Agent nor any Lender shall be obligated to be or to find the assignee.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. In the event that (a) the Borrower or the Administrative Agent has requested the Lenders to consent to a departure or waiver of any provisions of the Loan Documents or to agree to any amendment thereto that in each case requires the consent of all of the Lenders or all affected Lenders and (b) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Nonconsenting Lender.” Any such replacement shall not be deemed a waiver of any rights that the Borrower shall have against the replaced Lender.

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Section 10.14      Governing Law; Jurisdiction; Etc. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(a)             SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b)            WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c)             SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN Section 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

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Section 10.15      WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.16      No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: (a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, on the other hand, (ii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) the Administrative Agent is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (ii)  the Administrative Agent has no obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and the Administrative Agent has no obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.17      USA PATRIOT Act Notice. Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the PATRIOT Act.

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Section 10.18      Time of the Essence. Time is of the essence of the Loan Documents.

Section 10.19      Intercreditor Legend. The Collateral Agent, for itself and on behalf of the Secured Parties, (a) acknowledges that it has received a copy of the Intercreditor Agreement, (b) consents to the subordination of Liens on the ABL Primary Collateral as defined, and provided for, in the Intercreditor Agreement, (c) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (d) solely with respect to each Secured Party, authorizes and instructs the Collateral Agent to enter into the Intercreditor Agreement as agent for and representative of such Secured Party. The foregoing provisions are intended as an inducement to the ABL Secured Parties under the ABL Loan Documents (each such terms as defined in the Intercreditor Agreement) to extend credit to the Borrowers and such ABL Secured Parties are intended third party beneficiaries of such provisions.

Section 10.20      No Novation. This Agreement does not extinguish the obligations for the payment of money outstanding under the Original Credit Agreement or discharge or release the Obligations under, and as defined in, the Original Credit Agreement or the creation, perfection or priority of any mortgage, pledge, security agreement or any other security therefor except as expressly provided herein or in instruments executed concurrently herewith or after the execution of the Original Credit Agreement and prior to the Closing Date. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under, and as defined in, the Original Credit Agreement or instruments securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith or after the execution of the Original Credit Agreement and prior to the Closing Date. All interest and fees and expenses, if any, owing or accruing under or in respect of the Original Credit Agreement through the Closing Date shall be calculated as of the Closing Date (prorated in the case of any fractional periods), and shall be capitalized and thereupon amended, restated, converted and continued or cancelled, as applicable, pursuant to Section 2.01. Nothing expressed or implied in this Agreement shall be construed as a release or other discharge of any Loan Party under the Original Credit Agreement from any of its obligations and liabilities as a “Borrower” or “Guarantor” thereunder except as expressly provided in Section 2.01 hereof or elsewhere herein or in instruments executed concurrently herewith or after the execution of the Original Credit Agreement and prior to the Closing Date. Each Loan Party hereby (i) confirms and agrees that except as expressly provided in Section 2.01 hereof or elsewhere herein or in instruments executed concurrently herewith or after the execution of the Original Credit Agreement and prior to the Closing Date, each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Closing Date all references in any such Loan Document to “the Agreement,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Original Credit Agreement shall mean the Original Credit Agreement as amended and restated by this Agreement and (ii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Agent a security interest in or Lien on any collateral as security for the obligations of the Borrowers or the Guarantors from time to time existing in respect of the Original Credit Agreement and the Loan Documents, such pledge, assignment and/or grant of the security interest or lien is hereby ratified and confirmed in all respects except as otherwise expressly provided herein. The Lenders hereby authorize the execution, delivery and performance of the Omnibus Amendment by the Borrower, the Subsidiary Guarantors and the Collateral Agent, and the amendments made to the Security Agreement and the Subsidiary Guaranty pursuant thereto are hereby consented to by the Lenders.

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Section 10.21      Release and Covenant Not to Sue.

(a)             The Borrower and each other Loan Party hereby absolutely and unconditionally release and forever discharge the Agents, the Lenders, and any and all of their respective participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing (each a “Released Party”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or any other Loan Party, has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising at any time on or prior to and including the date of this Agreement, whether such claims, demands and causes of action are matured or unmatured or known or unknown, and in each case, arising for or on account of, in relation to, or in any way in connection with, any of this Agreement, any other Loan Document, the Forbearance Agreement, the Restructuring Agreement, the Equity Documents and/or the transactions thereunder or related thereto, other than any claims, demands or causes of action resulting from fraud of a Released Party, as determined by the final, non-appealable judgment of a court of competent jurisdiction. It is the intention of the Borrower and each other Loan Party in providing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified, and in furtherance of this intention it waives and relinquishes all rights and benefits under any applicable law, which provides that:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him might have materially affected his settlement with the debtor.”

(b)            The Borrower and each other Loan Party acknowledge that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agrees that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. The Borrower and each other Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

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(c)             The Borrower and each other Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by the Borrower or any other Loan Party pursuant to the above release. If any Borrower, any Subsidiary Guarantor or any of their respective successors, assigns, or officers, directors, employees, agents or attorneys, or any Person acting for or on behalf of, or claiming through it violate the foregoing covenant, such Person, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all attorneys' fees and costs incurred by such Released Party as a result of such violation.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

AVENTINE RENEWABLE ENERGY
HOLDINGS, INC.

By:    /s/ Calvin Stewart

Name: Calvin Stewart

Title: Chief Financial Officer

CITIBANK, N.A., as
Administrative Agent

By:    /s/ Kirkwood Roland

Name: Kirkwood Roland
Title: Director & Vice President

CITIBANK, N.A., as
Collateral Agent

By:    /s/ Kirkwood Roland

Name: Kirkwood Roland
Title: Director & Vice President

LJR Capital L.P.,

as a Term Loan A Lender

By:

/s/ Lawrence B. Gill

Name: Lawrence B. Gill

Title: Authorized Signatory

ALJ Capital I, L.P.,

as a Term Loan A Lender

By:

/s/ Lawrence B. Gill

Name: Lawrence B. Gill

Title: Authorized Signatory

ALJ Capital II, L.P.,
as a Term Loan A Lender

By:

/s/ Lawrence B. Gill

Name: Lawrence B. Gill

Title: Authorized Signatory

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ALLIANCEBERNSTEIN STRATEGIC OPPORTUNITIES FUND, L.P.
as a Term Loan A Lender

By:    AllianceBernstein, L.P.,

as Investment Adviser

/s/ Jack Kelley

Name: Jack Kelley

Title: SVP

ALLIANCEBERNSTEIN EVENT DRIVEN OPPORTUNITIES FUND (DELAWARE), L.P.
as a Term Loan A Lender

By:    AllianceBernstein, L.P.,

as Investment Adviser

/s/ Jack Kelley

Name: Jack Kelley

Title: SVP

ALTAI CAPITAL MASTER FUND, LTD.
as a Term Loan A Lender

By:    Altai Capital Management, L.P.,

as Investment Adviser

/s/ Toby E. Symonds

Name: Toby E. Symonds

Title: Managing Principal of the Investment Adviser

 to Altai Capital Master Fund, Ltd.

APOLLO INVESTMENT CORPORATION,
as a Term Loan A Lender

By: Apollo Investment Management, L.P., as Advisor

By: ACC Management, LLC, as its General Partner

/s/ Ted J. Goldthorpe

Name: Ted J. Goldthorpe

Title: Chief Investment Officer

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CREDIT SUISSE LOAN FUNDING LLC,
as a Term Loan A Lender

By:

/s/ Robert Healey

Name: Robert Healey

Title: Authorized Signatory

By:

/s/ Michael Wotanowski

Name: Michael Wotanowski

Title: Authorized Signatory

MIDTOWN ACQUISITIONS L.P.,
as a Term Loan A Lender

By: Midtown Acquisitions GP LLC, its general partner

/s/ Avram Z. Friedman

Name: Avram Z. Friedman

Title: Manager

MACQUARIE BANK LIMITED,
as a Term Loan A Lender

By:

/s/ Nathan Booker

Name: Nathan Booker

Title: Associate Director

Legal Risk Management

By:

/s/ Alan D. Cameron

Name: Alan D. Cameron

Title: Executive Director

Fixed Income & Currencies

REDWOOD MASTER FUND, LTD.,
as a Term Loan A Lender

By:    REDWOOD CAPITAL MANAGEMENT, LLC,

its Investment Advisor

/s/ Jed Nussbaum

Name: Jed Nussbaum

Title: Authorized Signatory

136

SENATOR GLOBAL OPPORTUNITY MASTER FUND L.P.,
as a Term Loan A Lender

By:    Senator Master GP LLC,

its general partner

/s/ Evan Gartenlaub

Name: Evan Gartenlaub

Title: General Counsel

TCS II Debt Solutions II (Offshore), LLC,
as a Term Loan A Lender

By:

/s/ Julie K. Braun

Name: Julie K. Braun

Title: Vice President

TCS II Opportunities Debt Solutions II (Offshore), LLC,
as a Term Loan A Lender

By:

/s/ Julie K. Braun

Name: Julie K. Braun

Title: Vice President

LJR Capital L.P.,
as a Term Loan B Lender

By:

/s/ Lawrence B. Gill

Name: Lawrence B. Gill

Title: Authorized Signatory

ALJ Capital I, L.P.,

as a Term Loan B Lender

By:

/s/ Lawrence B. Gill

Name: Lawrence B. Gill

Title: Authorized Signatory

ALJ Capital II, L.P.,
as a Term Loan B Lender

By:

/s/ Lawrence B. Gill

Name: Lawrence B. Gill

Title: Authorized Signatory

137

ALLIANCEBERNSTEIN STRATEGIC OPPORTUNITIES FUND, L.P.
as a Term Loan B Lender

By:    AllianceBernstein, L.P.,

as Investment Adviser

/s/ Jack Kelley

Name: Jack Kelley

Title: SVP

ALLIANCEBERNSTEIN EVENT DRIVEN OPPORTUNITIES FUND (DELAWARE), L.P.
as a Term Loan B Lender

By:    AllianceBernstein, L.P.,

as Investment Adviser

/s/ Jack Kelley

Name: Jack Kelley

Title: SVP

ALTAI CAPITAL MASTER FUND, LTD.
as a Term Loan B Lender

By:    Altai Capital Management, L.P.,

as Investment Adviser

/s/ Toby E. Symonds

Name: Toby E. Symonds

Title: Managing Principal of the Investment Adviser

 to Altai Capital Master Fund, Ltd.

APOLLO INVESTMENT CORPORATION,
as a Term Loan B Lender

By: Apollo Investment Management, L.P., as Advisor

By: ACC Management, LLC, as its General Partner

/s/ Ted J. Goldthorpe

Name: Ted J. Goldthorpe

Title: Chief Investment Officer

138

CREDIT SUISSE LOAN FUNDING LLC,
as a Term Loan B Lender

By:

/s/ Robert Healey

Name: Robert Healey

Title: Authorized Signatory

By:

/s/ Michael Wotanowski

Name: Michael Wotanowski

Title: Authorized Signatory

MIDTOWN ACQUISITIONS L.P.,
as a Term Loan B Lender

By: Midtown Acquisitions GP LLC, its general partner

/s/ Avram Z. Friedman

Name: Avram Z. Friedman

Title: Manager

MACQUARIE BANK LIMITED,
as a Term Loan B Lender

By:

/s/ Nathan Booker

Name: Nathan Booker

Title: Associate Director

Legal Risk Management

By:

/s/ Alan D. Cameron

Name: Alan D. Cameron

Title: Executive Director

Fixed Income & Currencies

REDWOOD MASTER FUND, LTD.,
as a Term Loan B Lender

By:    REDWOOD CAPITAL MANAGEMENT, LLC,

its Investment Advisor

/s/ Jed Nussbaum

Name: Jed Nussbaum

Title: Authorized Signatory

139

ROCHDALE FIXED INCOME PORTFOLIOS,
as a Term Loan B Lender

By:    Seix Investment Advisors LLC,

in its capacity as Sub-Adviser

/s/ George Goudelias

Name: George Goudelias

Title: Managing Director

RIDGEWORTH SEIX FLOATING RATE HIGH INCOME FUND,
as a Term Loan B Lender

By:    Seix Investment Advisors LLC,

in its capacity as Sub-Adviser

/s/ George Goudelias

Name: George Goudelias

Title: Managing Director

RIDGEWORTH HIGH INCOME FUND,
as a Term Loan B Lender

By:    Seix Investment Advisors LLC,

in its capacity as Sub-Adviser

/s/ George Goudelias

Name: George Goudelias

Title: Managing Director

SEIX MULTI-SECTOR ABSOLUTE RETURN FUND LP,
as a Term Loan B Lender

By:    Seix Investment Advisors LLC,

in its capacity as Investment Manager

/s/ George Goudelias

Name: George Goudelias

Title: Managing Director

UNIVERSITY OF ROCHESTER,
as a Term Loan B Lender

By:    Seix Investment Advisors LLC,

in its capacity as Investment Manager

/s/ George Goudelias

Name: George Goudelias

Title: Managing Director

140

SENATOR GLOBAL OPPORTUNITY MASTER FUND L.P.,
as a Term Loan B Lender

By:    Senator Master GP LLC,

its general partner

/s/ Evan Gartenlaub

Name: Evan Gartenlaub

Title: General Counsel

TPG CREDIT OPPORTUNITIES INVESTORS, L.P.,
as a Term Loan B Lender

By:    TPG Credit Opportunities Fund GP, L.P.

Its General Partner

/s/ Julie K. Braun

Name: Julie K. Braun

Title: Vice President

TPG CREDIT STRATEGIES FUND, L.P.,
as a Term Loan B Lender

By:    TPG Credit Strategies GP, L.P.

Its General Partner

/s/ Julie K. Braun

Name: Julie K. Braun

Title: Vice President

TPG Credit Strategies Fund II, L.P.,

as a Term Loan B Lender

By:    TPG Credit Strategies II GP., L.P.

Its General Partner

/s/ Julie K. Braun

Name: Julie K. Braun

Title: Vice President

141

TCS II Opportunities, L.P.,
as a Term Loan B Lender

By:    TPG Credit Strategies II GP, L.P.

Its General Partner

/s/ Julie K. Braun

Name: Julie K. Braun

Title: Vice President

TPG CREDIT OPPORTUNITIES FUND L.P.,
as a Term Loan B Lender

By:    TPG Credit Opportunities Fund GP, LP

Its General Partner

/s/ Julie K. Braun

Name: Julie K. Braun

Title: Vice President

142